                                                               EXHIBIT 10.27






================================================================================





                     MAITLAND PROPERTY INVESTORS, LTD.,

                                                   as Contributor


                                     and



                  TOWER REALTY OPERATING PARTNERSHIP, L.P.,

                                                   as Contributee




================================================================================





                           CONTRIBUTION AGREEMENT




================================================================================


                        Dated:  As of August 4, 1997


================================================================================

                             CONTRIBUTION AGREEMENT


        THIS CONTRIBUTION AGREEMENT (this "Agreement") is entered into as of the 4th day of August, 1997 by and between MAITLAND PROPERTY INVESTORS, LTD., a Florida limited partnership, having an address at 120 West 45th Street, New York, New York 10036 ("Contributor") and TOWER REALTY OPERATING PARTNERSHIP, L.P., a Delaware limited partnership, having an address at 120 West 45th Street, New York, New York 10036 (the "OP").


                                R E C I T A L S:

        A. The subject property is located in Orange County, Florida and is comprised of a leasehold estate, as more particularly described in Section
1.1 hereof.

        B. Contributor desires to contribute to the capital of the OP and the OP desires to acquire, as a result of this contribution to capital, all of Contributor's right, title and interest in and to the subject property in exchange for interests in the OP (the "Units")

        NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties do hereby agree as follows:


                                   ARTICLE I

                            CONTRIBUTION OF PROPERTY

        1.1 Contribution and Assignment. Subject to the terms and conditions hereinafter specified, Contributor agrees to contribute to the capital of the OP, and the OP agrees to acquire from Contributor, as a result of this contribution to capital, (i) Contributor's interest in the buildings and improvements (collectively, the "Building") located on that certain plot, piece and parcel of land (the "Land") located in Orange County, Florida and more particularly described in Exhibit A attached hereto and made a part hereof, (ii) Contributor's interest in that certain lease dated as of March 9, 1984 between Contributor and Maitland Associates, Ltd., as lessee, and recorded on August 3, 1984 in Deed Book 3538, Page 2679 (as amended, the "Ground Lease"), which Ground Lease encumbers the Land (the Building, the Land and the Ground Lease are hereinafter sometimes collectively referred to as the "Premises"), and (iii) all of Contributor's right, title and interest in, to and under:

                (a) all easements, rights of way, privileges, appurtenances, strips, gores, air rights and other rights pertaining to the Premises, if any;

                (b) any land lying in the bed of any street, road, avenue, open or proposed, public or private, in front of or adjoining the Premises or any portion thereof, to the center line thereof, and any award to be made in lieu thereof and in and to any unpaid award for damage to the Premises by reason of change of grade of any street occurring after the date of execution and delivery of this Agreement;

                (c) all the fixtures, furniture, furnishings, equipment and other personal property owned by Contributor and used in connection with the Premises (the "Personalty");

                (d) all of Contributor's right, title and interest in and to all leases and other occupancy agreements for the leasing of space at the Premises (collectively, the "Leases"), and all security deposits under the Leases (collectively, the "Security Deposits") which have not been applied by Contributor to the payment of past due amounts under the Leases in accordance with the terms of the respective Leases (and which shall continue to be held in accordance with the terms and conditions of the respective Leases);

                (e) all of Contributor's right, title and interest in and to service, supply, security, maintenance, employment and all other agreements, licenses or contracts (the "Contracts"), subject to any consents required pursuant to the terms and provisions of such Contracts; and

                (f) all certificates of occupancy and other documents, permits, warranties, guarantees and approvals pertaining to the operation of the Premises (collectively, the "Permits"; the Land, the Building, the Ground Lease, the Personalty, the Leases, the Security Deposits, the Contracts, and the Permits being hereinafter collectively referred to as the "Property").

        1.2     Contribution Consideration.       In exchange for the
contribution of the Property to the capital of the OP, the Contributor shall receive such number of the Units equal to the quotient of (A) 600,000 and (B) the mid-point of the proposed per share price range for shares of common stock in Tower Realty Trust, Inc., a Maryland corporation, (the "Company") as set forth in the final preliminary prospectus included in the Registration Statement on Form S-11 filed by the Company with the Securities and Exchange Commission in connection with the proposed public offering of the shares of its common stock (the "IPO").

        1.3 Adjustment to Contribution Consideration. Contributor agrees that the consideration payable pursuant to Section 1.2 hereof may be reduced to reflect the OP's acquisition of interests in the Contributor simultaneously with the closing in exchange for cash, provided, however, in no event shall the contribution consideration be reduced by an amount greater than the product of
(x) the percentage interest in the Contributor acquired by the OP and (y) $600,000. In the event the contribution consideration is reduced pursuant to this Section 1.3, immediately following the closing, the OP shall recontribute to the Contributor, without additional consideration, any interests in the Contributor previously acquired by the OP.

                                   ARTICLE II

                                  THE CLOSING

        2.1 Time and Place. The closing of the contribution of Contributor's rights, title and interest in and to the Property to the OP (the "Closing") shall occur, subject to the satisfaction or waiver of the conditions set forth in Sections 2.2 and 2.4 hereof, simultaneously with the closing of the IPO (the "Closing Date"). Contributor shall give the OP at least five (5) business days' advance notice of the Closing Date. The Closing shall take place at the offices of Battle Fowler LLP, 75 East 55th Street, New York, New York 10022.

        2.2 Conditions Precedent to Obligations of Contributor. The obligation of Contributor to convey the Property to the OP on the Closing Date is subject to the fulfillment of the following conditions to Contributor's sole satisfaction prior to or as of the Closing Date:

                (a) the OP shall have issued the Units to Contributor as set forth in Article I evidenced by (i) an amendment to the Agreement of Limited Partnership of the OP in the form attached hereto as Exhibit B (the "OP Agreement") and (ii) such additional actions and execution of such additional documentation as may be required by the OP Agreement or the Agreement of Limited Partnership of Contributor, or otherwise, in order to effect the transactions hereby contemplated;

                (b) Contributor shall have obtained any and all consents required in order to effect the transactions hereby contemplated;

                (c) the representations and warranties of the OP set forth in Article IV hereof shall be true and correct in all material respects on and as of the Closing Date; and

                (d) the OP shall have satisfied its obligations set forth in Section 2.5 hereof.

        2.3 Deliveries of Contributor. At the Closing, Contributor shall deliver or cause to be delivered the following:

                (a) a Lock-Up Agreement whereby the OP's transfer of the Units shall be restricted as provided therein, which agreement shall be in the form attached hereto as Exhibit D-1 and Exhibit D-2 and made a part hereof;

                (b) a Registration Rights Agreement in the form attached hereto as Exhibit E and made a part hereof;

                (c) an Exchange Rights Agreement in the form attached hereto as Exhibit F and made a part hereof;

                (d) an Assignment and Assumption of Lease Agreement, substantially in the form attached hereto as Exhibit G, assigning to the OP Contributor's interest in the Ground Lease;

                (e) an Omnibus Assignment and Assumption and Bill of Sale, substantially in the form attached hereto as Exhibit H, (i) assigning all of Contributor's interest in the Contracts (provided same are assignable), (ii) assigning all of Contributor's interest in the Permits, (iii) assigning all of Contributor's interest in the Leases and Security Deposits, and (iv) evidencing the sale of the Personal Property included in the sale of the Property;

                (f)      any required transfer tax returns;

                (g) a "non-foreign person affidavit" as required by Internal Revenue Code Section 1445, substantially in the form attached hereto as Exhibit I; and

                (h)      a signature page to the Partnership Agreement.

        2.4 Conditions Precedent to Obligations of the OP. The obligation of the OP to receive the contribution of the Property on the Closing Date is subject to the fulfillment of the following conditions prior to or as of the Closing Date:

                (a) the representations and warranties of Contributor set forth in Article IV shall be true and correct in all material respects on and as of the Closing Date;

                (b) Contributor shall have satisfied its obligations set forth in Section 2.3 hereof;

                (c)      the IPO shall have been consummated; and

                (d) the OP shall have acquired all the equity interests in the entity that holds the Ground Lease.

        2.5 Deliveries of the OP. At Closing, the OP shall deliver, or cause to be delivered, the following:

                (a) the issuance of the Units in accordance with Article I hereof; and

                (b) signed counterparts of any of the documents set forth in Section 2.3 hereof on which a signature block for the OP appears.


                                  ARTICLE III

           REPRESENTATIONS, WARRANTIES AND AGREEMENTS OF CONTRIBUTOR

        3.1 Organization and Capacity. Contributor represents that it has full power and authority and has taken all action necessary to authorize it to enter into and perform its obligations under this Agreement and all other documents or instruments contemplated hereby. Contributor represents that this Agreement is a legal, valid and binding obligation of Contributor, and this Agreement is enforceable in accordance with its terms, except (i) that such enforceability may be subject to bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect relating to creditors' rights generally, (ii) that such enforceability may be subject to general equitable principles, including, without limitation, the principle that the availability of equitable remedies, such as specific enforcement, injunctive relief or reformation, is subject to the discretion of the court before which any proceeding might be brought, and (iii) that rights to indemnity referred to or provided in any such agreements may be limited by federal or state securities laws or public policy underlying such laws.

        3.2 No Broker. Contributor represents and warrants that Contributor has not engaged on its own behalf or for its benefit any person or entity as an agent, broker, dealer or otherwise who is entitled to a commission or fee in connection with the sale of the Property to the OP. Contributor hereby agrees to indemnify and hold the OP harmless from and against any and all claims, demands, causes of action, losses, costs and expenses (including attorneys' fees) and other liabilities arising from Contributor's breach of the representations and warranties contained in this Section 3.2. Notwithstanding anything to the contrary contained herein, the provisions of this Section 3.2 shall survive the Closing Date until the expiration of the applicable statute of limitations therefor.

        3.3 Investment Representations and Warranties. 1. (i) The Contributor has received and reviewed a copy of the Private Placement Memorandum (the "Private Placement Memorandum") prepared in connection with the contribution of Interests to the capital of the Operating Partnership (which Private Placement Memorandum includes a draft Registration Statement, the Summary of Partnership Agreement Provisions (the "Partnership Summary") and the Summary of Tax Matters (the "Tax Matters Summary"), and understands the risks of, and other considerations relating to, an investment in Units.

                             (ii) The Contributor, by reason of its business
    and financial experience, together with the business and financial experience of those persons, if any, retained by it to represent or advise it with respect to its investment in Units,

                                  (A) has such knowledge, sophistication
                   and experience in financial and business matters and in making investment decisions of this type that it is capable of evaluating the merits and risks of and of making an informed investment decision with respect to an investment in Units,

                                  (B) is capable of protecting its own
                   interest or has engaged representatives or advisors to assist it in protecting its interests, and

                                  (C) is capable of bearing the economic
                   risk of such investment.

                            (iii) (A) The Contributor is an "accredited
                   investor" as defined in Rule 501 of the regulations promulgated under the Securities Act of 1933.

                                  (B) If the Contributor has retained or
                   retains a person to represent or advise it with respect to its investment in Units, the Contributor will advise the OP of such retention and, at the OP's request, the Contributor shall, prior to or at the Closing,

                                             (I) acknowledge in writing such
                          representation, and

                                             (II) cause such representative or
                          advisor to deliver a certificate to the OP containing such representations as may be reasonably requested by the OP.

                          (b) (i) The Contributor understands that an investment in the OP involves substantial risks.

                                  (ii) The Contributor has been given the
    opportunity to make a thorough investigation of the proposed activities of the OP and has been furnished with materials relating to the OP and its proposed activities, including, without limitation, the Private Placement Memorandum, the Partnership Summary and the Tax Matters Summary.

                                  (iii) The Contributor has been afforded the
    opportunity to obtain any additional information requested by it.

                                  (iv) The Contributor has had an opportunity
    to ask questions of and receive answers from representatives of the OP concerning the OP and its proposed activities and the terms and conditions of an investment in Units.

                                  (v) The Contributor has relied and is making
    its investment decision based upon the Private Placement Memorandum, the Partnership Summary, the Tax Matters Summary and other written information provided to the Contributor by or on behalf of the OP.

                          (c) (i) The Units to be issued to the Contributor at the Closing will be acquired by the Contributor for its own account, for investment only and not with a view to, or with any intention of, a distribution or resale thereof, in whole or in part, or the grant of any participation therein.

                                 (ii) The Contributor was not formed for the
    specific purpose of acquiring an interest in the OP.

                          (d)    (i) The Contributor acknowledges that

                                        (A) the Units to be issued to the
                     Contributor at the Closing have not been registered under the Securities Act of 1933 or state securities laws by reason of a specific exemption or exemptions from registration under the Securities Act of 1933 and applicable state securities laws and, if such Units are represented by certificates, such certificates will bear a legend to such effect,

                                        (B) the Company's and the OP's reliance
                     on such exemptions is predicated in part on the accuracy and completeness of the representations and warranties of the Contributor contained herein,

                                        (C) the Units to be issued to the
                     Contributor at the Closing may not be resold or otherwise distributed unless registered under the Securities Act of 1933 and applicable state securities laws, or unless an exemption from registration is available,

                                        (D) there is no public market for such
                     Units, and

                                        (E) the OP has no obligation or
                     intention to register such Units under the Securities
                     Act of 1933 or any state securities laws or to take any action that would make available any exemption from the registration requirements of such laws, except as provided in the Registration Rights Agreement (as defined below).

                                  (ii) The Contributor hereby acknowledges that
    because of the restrictions on transfer or assignment of such Units to be issued hereunder, which will be set forth in the Partnership Agreement and in the Lock-up Agreement, the Contributor may have to bear the economic risk of the investment commitment evidenced by this Agreement and any of the Units issued hereunder for an indefinite period of time, although, if applicable,

                                        (A) under the terms of the Exchange
                     Rights Agreement, as it will be in effect at the time of the IPO, Units will, subject to the limitations set forth in the Exchange Rights Agreement, be exchangeable at the request of the holder thereof at any time after the first anniversary of their issuance for cash based on their fair market value or, at the option of the Company, for shares of common stock in the Company, and

                                        (B) the holder of any such common stock
                     issued upon exchange of Units will be afforded certain rights to have such common stock registered under the Securities Act of 1933 and applicable state securities laws pursuant to the Registration Rights Agreement.

                     3.4     Private Placement Memorandum. (a) The
Contributor understands and acknowledges that the Private Placement Memorandum, including, but not limited to, the descriptions of the various transactions relating to the formation and business of the Company and the OP set forth in the Private Placement Memorandum, are in draft form only, and such transactions are subject to change without the consent of the Contributor.

                             (b) Without limiting the foregoing, such changes
may include the deletion (or addition) of one or more properties expected to be acquired by the OP and changes in the amount of the indebtedness expected to be repaid with the proceeds of the IPO.

                             (c) The OP shall not be obligated to obtain the
Contributor's consent as a result of such changes, although such changes could affect the nature and value of the Contributor's investment in the Units.


                     3.5 No Other Representations or Warranties. Contributor makes no other representation or warranty to the OP of any kind or character.


                                   ARTICLE IV

              REPRESENTATIONS, WARRANTIES AND AGREEMENTS OF THE OP

                     4.1 Organization and Capacity. The OP represents that it has full power and authority and has taken all actions necessary to authorize it to enter into and perform its obligations under this Agreement and all other documents or instruments contemplated hereby. This Agreement is a legal, valid and binding obligation of the OP, and this Agreement is enforceable in accordance with its terms, except (i) that such enforceability may be subject to bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect relating to creditors' rights generally, (ii) that such enforceability may be subject to general equitable principles, including, without limitation, the principle that the availability of equitable remedies, such as specific enforcement, injunctive relief or reformation, is subject to the discretion of the court before which any proceeding might be brought, and (iii) that rights to indemnity referred to or provided in any such agreements may be limited by federal or state securities laws or public policy underlying such laws.

                     4.2 Additional Representations. (i) The OP represents and warrants that it is a sophisticated investor and has independently made its own analysis of the Property for the purpose of acquiring the same, and the OP has reviewed such documents and other information and materials as it considers appropriate to make its necessary evaluations, and (ii) the OP acknowledges that, except as otherwise provided herein, the transfer of the Property to the OP is "AS IS" and without any recourse of or liability of Contributor.

                  4.3 No Broker. The OP represents and warrants that neither the OP nor any of its affiliates has dealt or negotiated with, or engaged on their own behalf or for their benefit, any person or entity as an agent, broker, dealer or otherwise who is entitled to a commission or fee in connection with its purchase of the Property. The OP hereby agrees to indemnify and hold Contributor harmless from and against any and all claims, demands, causes of action, losses, costs and expenses (including attorneys' fees) and other liabilities arising from the OP's breach of the representations and warranties contained in this Section 4.3. Notwithstanding anything to the contrary contained herein, the provisions of this Section 4.3 shall survive the Closing Date until the expiration of the applicable statute of limitations therefor.

                  4.4 Acknowledgments of the OP. The OP acknowledges and agrees for the benefit of Contributor that:

                          (a)     except as expressly set forth in Article III
hereof, neither Contributor nor any affiliate, agent, officer, employee or representative of Contributor has made any verbal or written representations, warranties, promises or guarantees whatsoever to the OP, expressed or implied, and, in particular, that no such representations, warranties, guarantees or promises have been made with respect to the Property, including, without limitation, the condition of the improvements thereon or any other matter or thing affecting or related to the offering or sale of Contributor's right to purchase the Property;

                          (b)     the OP is relying on the OP's own
investigation regarding the Property, any financial information or other information which the OP deems relevant regarding the Property, and all other matters related to the foregoing and not on any representations, warranties, statements or other information provided by Contributor;

                          (c)     (i) there may be environmental risks
associated with the Property, and Contributor makes no representation or warranty (express or implied) regarding the existence of any hazardous materials or hazardous substances at or on the Property, 1 Contributor makes no representation or warranty (express or implied) regarding the content of 1. any report or other document evidencing an environmental assessment or review of the Property, or 2. any appraisal, title report or survey relating to the Property, or 1.1 any financial report, statement or analysis or any other report or analysis with respect to the Property, and 2 Contributor has advised the OP to conduct its own independent review of the Property (including, without limitation, an environmental review) and all other reviews and inspections regarding the Property utilizing such third-party inspectors and experts as the OP deems appropriate; and

                          (d)     the OP shall assume the risk of all adverse
matters pertaining to the Property, including, without limitation, violations of any applicable laws, construction defects and adverse physical and environmental conditions that may not have been revealed by the OP's investigations, and the OP acknowledges that it shall have no claim, demand or cause of action by reason of or arising out of any and all acts, omissions, events, circumstances or matters regarding the Property.

                                   ARTICLE V

                              DEFAULT AND REMEDIES

                          If either Contributor or the OP defaults in the
performance of any of their respective obligations hereunder, then the non-defaulting party shall have the right either (a) to receive specific performance of this Purchase Agreement or (b) to terminate this Agreement.


                                   ARTICLE VI

                               COSTS AND EXPENSES

                          Except as expressly provided in this Article VI to
the contrary, Contributor and the OP shall be solely responsible for all costs or expenses (including legal expenses) respectively incurred by each of them with respect to the negotiation and preparation of this Agreement and the consummation of the transaction described herein. The OP (and not Contributor) shall be solely liable for and shall pay when due all fees and disbursements relating to title insurance and endorsements, UCC searches, recording costs and other expenses associated with the transfer of the Property from Contributor to the OP.


                                  ARTICLE VII

                                 MISCELLANEOUS

                          7.1     Notices.  All notices, demands or other
communications of any type given by the parties, whether required by this Agreement or in any way related to the contemplated transaction, shall be void and of no effect unless given in accordance with the provisions of this Section
7.1. All notices, demands or other communications shall be in writing and shall be sent to the party to whom the notice, demand or other communication is directed at the following addresses.

                          If to Contributor, as follows:

                                Maitland Property Investors, Ltd.
                                120 West 45th Street, 24th Floor
                                New York, New York  10036
                                Attention:  Lawrence H. Feldman

                          If to the OP, as follows:

                                Tower Realty Operating Partnership, L.P.
                                120 West 45th Street, 24th Floor
                                New York, New York  10036
                                Attention:  Robert L. Cox

All notices, demands or other communications shall be sent either by 1. personal delivery with receipt acknowledged in writing, 2. United States mail, postage prepaid, as a registered or certified item, return receipt requested,
3. national prepaid overnight delivery service. Each notice, demand or other communication sent by hand delivery or by national prepaid overnight delivery service shall be effective when received or refused by the party to whom the same is directed. Each notice, demand or other communication sent by certified or registered mail shall be deemed given on the date of receipt or refusal as indicated on the return receipt. Either party hereto may change the address for notice, demand or other communication specified above by giving the other party five (5) business days' advance written notice of such change of address. Any notice, demand or other communication may be given either by a party hereto or by such party's attorney.

                          7.2     Survival of Representations and Warranties.
Unless a different survival period is expressly provided for herein, Contributor's and the OP's representations, warranties, covenants and agreements contained herein shall survive for six (6) months following the Closing Date.

                          7.3     No Merger.  Any representation, warranty,
covenant or agreement herein of either party to this Agreement whether to be performed before or after the time of Closing shall not be deemed to be merged into or waived by the instruments of Closing and shall survive the Closing except as otherwise provided in Section 7.2 above.

                          7.4     Modification.  This Agreement may not be
modified or amended except by an agreement in writing signed by both parties. The parties may waive any of the conditions contained herein or any of the obligations of the other party hereunder, but any such waiver shall be effective only if in writing and signed by both parties to this Agreement.

                          7.5     Headings.  The descriptive headings of the
several Articles, sections and paragraphs contained in this Agreement are inserted for convenience only and shall not control or affect the meaning or construction of any of the provisions hereof.

                          7.6     Entire Agreement.  This Agreement, including
the exhibits hereto, and the documents to be executed and delivered at the Closing constitute the entire agreement among the parties pertaining to the subject matter hereof and supersede all prior and contemporaneous agreements and understanding of the parties in connection therewith.

                          7.7     Multiple Originals.  Numerous copies of this
Agreement may be executed by the parties hereto. Each such executed original copy shall have the full force and effect of an original executed instrument.

                          7.8     Authorization.  If any party hereto is a
legal entity or representative of an estate, guardianship, partnership, corporation, trust and/or other legal entity, such party represents unto the other that this Agreement, the transactions contemplated herein and the execution and delivery hereof have been duly authorized by all necessary proceedings and actions.

                          7.9     Governing Law.  This Agreement shall be
controlled by and construed in accordance with the laws of the State of New
York.

                          7.10    Binding Effect; Limitation on Assignment.
This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors, legal representatives and assigns. The OP may not assign or otherwise transfer this Agreement (or any rights hereunder or in the OP).

                          7.11    Waiver of Jury Trial.  THE OP AND CONTRIBUTOR
HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVE THE RIGHT TO A JURY TRIAL IN ANY ACTION, SUIT OR PROCEEDING ARISING FROM OR RELATED TO THIS AGREEMENT.

                          7.12    Third-Party Beneficiary.  This Agreement is
solely for the benefit of Contributor and the OP. No other person, party or entity shall have any right hereunder nor shall any other person, party or entity be entitled to rely upon the terms, covenants and provisions contained herein.

                          7.13    Severability.  In the event that any of the
provisions of this Agreement shall for any reason be held to be invalid, illegal or unenforceable, such invalidity, illegality or unenforceability shall not affect any other provision hereof and this Agreement shall be construed as if such invalid, illegal or unenforceable provision had never been contained herein.

                          7.14    Business Day.  As used in this Agreement, the
term "business day" shall mean every day other than Saturdays, Sundays, all days observed by the federal or State of New York government as legal holidays and all days on which commercial banks in State of New York are required by law to be closed.


                          IN WITNESS WHEREOF, the parties hereto have executed
this Agreement as of the day and year first above written.


                         Contributor:

                         MAITLAND PROPERTY INVESTORS, LTD.

                         By:     Lake Success Realty Investors, Inc.



                                 By:  /s/ LAWRENCE H. FELDMAN
                                      ------------------------------------

                                      Name: Lawrence H. Feldman
                                           -------------------------------

                                      Title: President
                                            ------------------------------



                         The OP:

                         TOWER REALTY OPERATING PARTNERSHIP, L.P.

                         By: Tower Realty Trust, Inc., general partner



                                 By:  /s/ ROBERT L. COX
                                      -------------------------------------
                                      Robert L. Cox
                                      Executive Vice President and
                                      Chief Operating Officer

                                   EXHIBIT A

                         Legal Description of the Land


                               See attached copy

                                                                       Exhibit A


Commitment No. 864-461405
Company File No. OR970820
Agent File No. 758-11

                               LEGAL DESCRIPTION

A portion of the Northeast 1/4 of the Southeast 1/4, Section 27, Township 21 South, Range 29 East; and Tract 10A Maitland Center Section Two as recorded in Plat Book 10, Pages 76 and 77 of the Public Records of Orange County, Florida; all lying in the City of Maitland, Orange County, Florida, and being more particularly described as follows:

Begin at the Southeast corner of Tract 10A; thence S. 89 degrees 41'
55" W. along the South line of said Tract 10A, for 932.11 feet; thence continue
S. 89 degrees 41' 55" W. along the South line of the Northeast 1/4 of the Southeast 1/4 of said Section 27 for 362.73 feet to the East right-of-way line of Keller Road, being 30.00 feet Easterly of and parallel with the West line of the Northeast 1/4 of the Southeast 1/4 of said Section 27; thence N. 00 degrees 10' 58" W. along said East right-of-way line for 869.86 feet to an intersection with the Westerly prolongation of a curve concave Northeasterly and lying along the North right-of-way line of Lake Lucien Drive, a radial line to said intersection bearing S. 37 degrees 24' 32" W.; thence Southeasterly along the arc of said curve, having a radius of 2034.86 feet through a central angle of 13 degrees 03' 44" for 463.91 feet to a point on the Westerly termination of said Lake Lucien Drive; thence S. 24' 20" 48" W. along said Westerly termination of said Lake Lucien Drive for 7.15 feet to a point on a curve concave Easterly; thence Southwesterly along the arc of said curve, having a radius of 50.00 feet; through a central angle of 81 degrees 04' 45", for 70.76 feet to a point on the said Westerly termination of said Lake Lucien Drive, a radial line to said point bearing S. 73 degrees 48' 25" W.; thence S. 24 degrees 20' 48" W. for 7.85 feet to a point on a curve concave Northeasterly and lying along the South right-of-way line of said Lake Lucien Drive, a radial line to said point bearing S. 24 degrees 20' 48" W.; thence Southeasterly along the arc of said curve, having a radius of 2114.86 feet, through a central angle of 00 degrees 13' 44" for 8.45 feet to a point on a curve concave Northeasterly, a radial line to said point bearing S. 24 degrees 07' 04" W.; thence Southeasterly along the arc of said curve, having a radius of 50.00 feet, through a central angle of 63 degrees 43' 10", for 55.61 feet to a point of reverse curvature of a curve concave Southwesterly; thence Southeasterly along the arc of said curve, having a radius of 50.00 feet; through a central angle of 25 degrees 15' 32", for 22.04 feet to a point of compound curvature of a curve concave Northeasterly and lying along the South right-of-way of said Lake Lucien Drive, a radial line to said point bearing N. 22 degrees 07' 08" E.; thence Southeasterly along the arc of said curve, having a radius of 2114.86 feet, through a central angle of 17 degrees 35' 09" for 649.11 feet to the point of reverse curvature of a curve concave Southerly and lying along said South right-of-way line of said Lake Lucien Drive; thence Southeasterly along the arc of said curve, having a radius of 841.47 feet and a central angle of 15 degrees 56' 41" for 234.17 feet to the East line of said Tract 10A, thence S. 00 degrees 07' 19" E. along said East line of Tract 10A for 320.59 feet to the Point of Beginning.

Less the following:

The West 392.70 feet of the South 869.86 feet of the NE 1/4 of the SE 1/4 of
Section 27, township 21 South, Range 29 East, Orange County, Florida, lying East of and within 45 feet of the survey line of Keller Road, Section 750.11, between survey Stations 6+500.00 and 5+00.00; said survey line and said Stations being located and described as follows:

Begin on the West line of the NE 1/4 of the SE 1/4 of Section 27, Township 21 South, Range 29 East, at a point 609.12 feet South 0 degrees 10' 12" East of the Northwest corner of said NE 1/4 of SE 1/4; at Station 6+50; thence continue South 0 degrees 10' 12" East a distance of 150 feet to survey Station 5+00.00; being 556.65 feet North 0 degrees 10' 12" West of the Southwest corner of the NE 1/4 of the SE 1/4 of said

Commitment No. 864-461405
Company File No. OR970820
Agent File No. 758-11


Section 27 for the end of this described survey line.

AND

All rights of access, ingress, egress, light, air and view between the South
869.80 feet of the NE 1/4 of the SE 1/4 of said Section 27, and Keller Road along the following described line:

Commence on the West line of the NE 1/4 of the SE 1/4 of said Section 27, at a point 446.20 feet South 0 degrees 10' 12" East of the Northwest corner of the said NE 1/4 of the SE 1/4; thence run North 89 degrees 58' 48" East a distance of 30 feet to the East right of way line of Keller Road for the Point of Beginning, thence run South 0 degrees 10' 12" East a distance of 162.92 feet, thence run North 89 degrees 58' 48" East a distance of 15 feet, thence run South 0 degrees 10' 12" East a distance of 150 feet, thence run South 89 degrees 58' 48" West a distance of 15 feet to the existing East right of way line of said Keller Road for the end of this described access line.

                            END OF LEGAL DESCRIPTION

                                  EXHIBIT B

                                    Form of
                        Amendment and Restatement of
                     Agreement of Limited Partnership of
                  Tower Realty Operating Partnership, L.P.



                              See attached copy

                                                                       Exhibit B





                          AMENDMENT AND RESTATEMENT OF

                        AGREEMENT OF LIMITED PARTNERSHIP

                                       OF

                    TOWER REALTY OPERATING PARTNERSHIP, L.P.

















                                                                 ______ __, 1997

                               TABLE OF CONTENTS

                                                                                               Page
                                                                                               ----


ARTICLE 1  DEFINED TERMS  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .      1

ARTICLE 2  ORGANIZATIONAL MATTERS   . . . . . . . . . . . . . . . . . . . . . . . . . . . .     13
           2.1     Formation  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     13
           2.2     Name . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     14
           2.3     Registered Office and Agent; Principal Office  . . . . . . . . . . . . .     14
           2.4     Power of Attorney  . . . . . . . . . . . . . . . . . . . . . . . . . . .     14
           2.5     Term . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     16

ARTICLE 3  PURPOSE  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     16
           3.1     Purpose and Business . . . . . . . . . . . . . . . . . . . . . . . . . .     16
           3.2     Powers . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     17

ARTICLE 4  CAPITAL CONTRIBUTIONS  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     18
           4.1     Capital Contributions of the Partners  . . . . . . . . . . . . . . . . .     18
           4.2     Additional Funds; Restrictions on the General Partner  . . . . . . . . .     18
           4.3     Issuance of Additional Partnership Interests; Admission
                   of Additional Limited Partners . . . . . . . . . . . . . . . . . . . . .     20
           4.4     Contribution of Proceeds of Issuance of REIT Stock . . . . . . . . . . .     21
           4.5     Repurchase of REIT Stock; Shares-In-Trust  . . . . . . . . . . . . . . .     21
           4.6     No Third-Party Beneficiary . . . . . . . . . . . . . . . . . . . . . . .     22
           4.7     No Interest; No Return . . . . . . . . . . . . . . . . . . . . . . . . .     22
           4.8     No Preemptive Rights . . . . . . . . . . . . . . . . . . . . . . . . . .     23

ARTICLE 5  DISTRIBUTIONS  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     23
           5.1     Regular Distributions  . . . . . . . . . . . . . . . . . . . . . . . . .     23
           5.2     Qualification as a REIT  . . . . . . . . . . . . . . . . . . . . . . . .     23
           5.3     Withholding  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     24
           5.4     Additional Partnership Interests . . . . . . . . . . . . . . . . . . . .     24
           5.5     Distributions Upon Liquidation . . . . . . . . . . . . . . . . . . . . .     24

ARTICLE 6  ALLOCATIONS  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     24
           6.1     Allocations  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     24
           6.2     Revisions to Allocations to Reflect Issuance of Partnership Interests. .     24

ARTICLE 7  MANAGEMENT AND OPERATIONS OF BUSINESS  . . . . . . . . . . . . . . . . . . . . .     25
           7.1     Management . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     25
           7.2     Certificate of Limited Partnership . . . . . . . . . . . . . . . . . . .     29
           7.3     Reimbursement of the General Partner . . . . . . . . . . . . . . . . . .     30
           7.4     Outside Activities of the General Partner  . . . . . . . . . . . . . . .     31

                                                                                               Page
                                                                                               ----
           7.5     Contracts with Affiliates  . . . . . . . . . . . . . . . . . . . . . . .     31
           7.6     Indemnification  . . . . . . . . . . . . . . . . . . . . . . . . . . . .     32
           7.7     Liability of the General Partner . . . . . . . . . . . . . . . . . . . .     34
           7.8     Other Matters Concerning the General Partner . . . . . . . . . . . . . .     35
           7.9     Title to Partnership Assets  . . . . . . . . . . . . . . . . . . . . . .     36
           7.10    Reliance by Third Parties  . . . . . . . . . . . . . . . . . . . . . . .     36

ARTICLE 8  RIGHTS AND OBLIGATIONS OF LIMITED PARTNERS   . . . . . . . . . . . . . . . . . .     37
           8.1     Limitation of Liability  . . . . . . . . . . . . . . . . . . . . . . . .     37
           8.2     Management of Business . . . . . . . . . . . . . . . . . . . . . . . . .     37
           8.3     Outside Activities of Limited Partners . . . . . . . . . . . . . . . . .     38
           8.4     Return of Capital  . . . . . . . . . . . . . . . . . . . . . . . . . . .     38
           8.5     Rights of Limited Partners Relating to the Partnership . . . . . . . . .     39
           8.6     Exchange Rights Agreement  . . . . . . . . . . . . . . . . . . . . . . .     40

ARTICLE 9  BOOKS, RECORDS, ACCOUNTING AND REPORTS   . . . . . . . . . . . . . . . . . . . .     40
           9.1     Records and Accounting . . . . . . . . . . . . . . . . . . . . . . . . .     40
           9.2     Fiscal Year  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     40
           9.3     Reports  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     41

ARTICLE 10 TAX MATTERS  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     41
           10.1    Preparation of Tax Returns . . . . . . . . . . . . . . . . . . . . . . .     41
           10.2    Tax Elections  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     41
           10.3    Tax Matters Partner  . . . . . . . . . . . . . . . . . . . . . . . . . .     42
           10.4    Organizational Expenses  . . . . . . . . . . . . . . . . . . . . . . . .     44
           10.5    Withholding  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     44

ARTICLE 11 TRANSFERS AND WITHDRAWALS  . . . . . . . . . . . . . . . . . . . . . . . . . . .     45
           11.1    Transfer . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     45
           11.2    Transfer of the General Partner's General Partner Interest . . . . . . .     46
           11.3    Limited Partners' Rights to Transfer . . . . . . . . . . . . . . . . . .     48
           11.4    Substituted Limited Partners . . . . . . . . . . . . . . . . . . . . . .     49
           11.5    Assignees  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     50
           11.6    General Provisions . . . . . . . . . . . . . . . . . . . . . . . . . . .     51

ARTICLE 12 ADMISSION OF PARTNERS  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     52
           12.1    Admission of Successor General Partner . . . . . . . . . . . . . . . . .     52
           12.2    Admission of Additional Limited Partners . . . . . . . . . . . . . . . .     53
           12.3    Amendment of Agreement and Certificate of Limited Partnership  . . . . .     54

                                                                                               Page
                                                                                               ----
ARTICLE 13 DISSOLUTION, LIQUIDATION AND TERMINATION   . . . . . . . . . . . . . . . . . . .     54
           13.1    Dissolution  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     54
           13.2    Winding Up . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     55
           13.3    No Obligation to Contribute Deficit  . . . . . . . . . . . . . . . . . .     57
           13.4    Rights of Limited Partners . . . . . . . . . . . . . . . . . . . . . . .     58
           13.5    Notice of Dissolution  . . . . . . . . . . . . . . . . . . . . . . . . .     58
           13.6    Termination of Partnership and Cancellation of Certificate
                   of Limited Partnership . . . . . . . . . . . . . . . . . . . . . . . . .     58
           13.7    Reasonable Time for Winding-Up . . . . . . . . . . . . . . . . . . . . .     58
           13.8    Waiver of Partition  . . . . . . . . . . . . . . . . . . . . . . . . . .     58

ARTICLE 14 AMENDMENT OF PARTNERSHIP AGREEMENT; MEETINGS   . . . . . . . . . . . . . . . . .     59
           14.1    Amendments . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     59
           14.2    Meetings of the Partners . . . . . . . . . . . . . . . . . . . . . . . .     61

ARTICLE 15 GENERAL PROVISIONS   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     62
           15.1    Addresses and Notice . . . . . . . . . . . . . . . . . . . . . . . . . .     62
           15.2    Titles and Captions  . . . . . . . . . . . . . . . . . . . . . . . . . .     62
           15.3    Pronouns and Plurals . . . . . . . . . . . . . . . . . . . . . . . . . .     63
           15.4    Further Action . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     63
           15.5    Binding Effect . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     63
           15.6    Creditors  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     63
           15.7    Waiver . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     63
           15.8    Counterparts . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     63
           15.9    Applicable Law . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     63
           15.10   Invalidity of Provisions . . . . . . . . . . . . . . . . . . . . . . . .     64
           15.11   Entire Agreement . . . . . . . . . . . . . . . . . . . . . . . . . . . .     64
           15.12   Merger . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     64
           15.13   No Rights as Stockholders  . . . . . . . . . . . . . . . . . . . . . . .     64

FOR ALL INVESTORS:

THE OP UNITS ISSUED UNDER THIS AGREEMENT HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR REGISTERED OR QUALIFIED UNDER THE APPLICABLE STATE SECURITIES LAWS, IN RELIANCE UPON EXEMPTIONS FROM REGISTRATION AND QUALIFICATION PROVIDED IN THE SECURITIES ACT AND THE APPLICABLE STATE SECURITIES LAWS, AND MAY NOT BE SOLD OR TRANSFERRED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT AND QUALIFICATION OR REGISTRATION UNDER THE APPLICABLE STATE SECURITIES LAWS, OR AN OPINION OF COUNSEL SATISFACTORY TO THE ISSUER THAT SUCH REGISTRATION OR QUALIFICATION IS NOT REQUIRED.

IN ADDITION, THE OP UNITS ISSUED UNDER THIS AGREEMENT MAY BE SOLD OR TRANSFERRED ONLY IN COMPLIANCE WITH THE RESTRICTIONS ON TRANSFER SET FORTH HEREIN.

IN MAKING AN INVESTMENT DECISION INVESTORS MUST RELY ON THEIR OWN EXAMINATION OF THE COMPANY AND THE TERMS OF THIS OFFERING, INCLUDING THE MERITS AND RISKS INVOLVED. THE OP UNITS OFFERED HEREBY HAVE NOT BEEN RECOMMENDED BY ANY FEDERAL OR STATE SECURITIES COMMISSION OR REGULATORY AUTHORITY. FURTHERMORE, THE FOREGOING AUTHORITIES HAVE NOT CONFIRMED THE ACCURACY OR DETERMINED THE ADEQUACY OF THIS MEMORANDUM. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

THE OP UNITS OFFERED HEREBY ARE SUBJECT TO RESTRICTIONS ON TRANSFERABILITY AND RESALE AND MAY NOT BE TRANSFERRED OR RESOLD EXCEPT AS PERMITTED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND THE APPLICABLE STATE SECURITIES LAWS, PURSUANT TO REGISTRATION OR EXEMPTION THEREFROM. INVESTORS SHOULD BE AWARE THAT THEY WILL BE REQUIRED TO BEAR THE FINANCIAL RISKS OF THIS INVESTMENT FOR AN INDEFINITE PERIOD OF TIME.

FOR NEW YORK INVESTORS:

THIS AGREEMENT HAS NOT BEEN REVIEWED BY THE ATTORNEY GENERAL PRIOR TO ITS ISSUANCE AND USE. THE ATTORNEY GENERAL OF THE STATE OF NEW YORK HAS NOT PASSED ON OR ENDORSED THE MERITS OF THIS OFFERING. ANY REPRESENTATION TO THE CONTRARY IS UNLAWFUL.





                                     (iv)

THIS AGREEMENT DOES NOT CONTAIN AN UNTRUE STATEMENT OF A MATERIAL FACT OR OMIT TO STATE A MATERIAL FACT NECESSARY TO MAKE THE STATEMENTS MADE, IN LIGHT OF THE CIRCUMSTANCES UNDER WHICH THEY ARE MADE, NOT MISLEADING. STATEMENTS CONTAINED HEREIN AS TO THE CONTENTS OF DOCUMENTS GOVERNING THIS INVESTMENT ARE SUMMARIES AND ARE NOT COMPLETE COPIES OF THE DOCUMENTS, AND, ACCORDINGLY, REFERENCE SHOULD BE MADE TO THE DOCUMENTS THEMSELVES FOR A MORE COMPLETE UNDERSTANDING OF THE INVESTMENT. HOWEVER, THIS PARTNERSHIP AGREEMENT CONTAINS A FAIR SUMMARY OF THE MATERIAL TERMS OF DOCUMENTS PURPORTED TO BE SUMMARIZED HEREIN.

FOR FLORIDA INVESTORS:

THE OP UNITS OFFERED HEREBY WILL BE SOLD TO, AND ACQUIRED BY, THE PURCHASER IN A TRANSACTION EXEMPT UNDER SECTION 517.061(11) OF THE FLORIDA SECURITIES AND INVESTOR PROTECTION ACT. THAT SECTION PROVIDES THAT WHEN SALES ARE MADE TO FIVE OR MORE PERSONS, ANY SALE MADE PURSUANT TO SUCH SECTION IS VOIDABLE AT THE OPTION OF THE PURCHASER WITHIN THREE (3) DAYS AFTER THE FIRST TENDER OF CONSIDERATION IS MADE BY SUCH PURCHASER TO THE ISSUER, AN AGENT OF THE ISSUER, OR AN ESCROW AGENT OR WITHIN THREE (3) DAYS AFTER THE AVAILABILITY OF THAT PRIVILEGE IS COMMUNICATED TO SUCH PURCHASER, WHICHEVER OCCURS LATER.XXXX





                                     (v)

                           AMENDMENT AND RESTATEMENT
                                       OF
                        AGREEMENT OF LIMITED PARTNERSHIP
                                       OF
                    TOWER REALTY OPERATING PARTNERSHIP, L.P.


         THIS AMENDMENT AND RESTATEMENT OF AGREEMENT OF LIMITED PARTNERSHIP OF TOWER REALTY OPERATING PARTNERSHIP, L.P. (this "AGREEMENT"), dated as of ________ __, 1997, is entered into by and among Tower Realty Trust, Inc., a Maryland corporation, as general partner (the "GENERAL PARTNER"), and the Limited Partners;

         WHEREAS, the General Partner and the Limited Partners desire to amend and restate the Agreement of Limited Partnership of Tower Realty Operating Partnership, L.P., dated as of March 24, 1997 (the "Original Agreement") in its entirety;

         NOW THEREFORE, in consideration of the mutual covenants herein contained, and other valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties do hereby agree that the Original Agreement is amended and restated as follows:

                                   ARTICLE 1
                                 DEFINED TERMS

         The following definitions shall be for all purposes, unless otherwise clearly indicated to the contrary, applied to the terms used in this Agreement.

         "ACT" means the Delaware Revised Uniform Limited Partnership Act, as amended from time to time, and any successor to such statute.

         "ADDITIONAL LIMITED PARTNER" means a Person that has executed and delivered an additional limited partner signature page in the form attached hereto, has been admitted to the Partnership as a Limited Partner pursuant to
Section 4.3 hereof and that is shown as such on the books and records of the Partnership. The Initial Limited Partner may also be an Additional Limited Partner.

         "ADJUSTED CAPITAL ACCOUNT DEFICIT" means with respect to any Partner, the negative balance, if any, in such Partner's Capital Account as of the end of any relevant fiscal year, determined after giving effect to the following adjustments:

                 (a) credit to such Capital Account any portion of such negative balance which such Partner (i) is treated as obligated to restore to the Partnership pursuant to the provisions of Sec tion 1.704-1(b)(2)(ii)(c) of the Regulations, or (ii) is deemed to be obligated to restore to the Partnership pursuant to the penultimate sentences of Sections 1.704-2(g)(1) and 1.704-2(i)(5) of the Regulations; and

                 (b) debit to such Capital Account the items described in Sections 1.704-1(b)(2)(ii)(d)(4), (5) and (6) of the Regulations.

         "ADJUSTED CONTRIBUTION" means the Capital Contributions of any Partner reduced by the total distributions to such Partner from Capital Events. With respect to the General Partner, the Adjusted Contribution shall include the difference, if any, between gross proceeds from the future issuance of REIT Stock, if any, and the proceeds actually received by the General Partner.

         "AFFILIATE" means,

                 (a) with respect to any individual Person, any member of the Immediate Family of such Person or a trust established for the benefit of such member, or

                 (b) with respect to any Entity, any Person which, directly or indirectly through one or more intermediaries, controls, is controlled by, or is under common control with, any such Entity.

         "AGREEMENT" means this Agreement of Limited Partnership, as originally executed and as amended, modified, supplemented or restated from time to time, as the context requires.

         "ARTICLES OF INCORPORATION" means the General Partner's Articles of Incorporation, filed with the Maryland State Department of Assessments and Taxation, as amended, modified, supplemented or restated from time to time, as the context requires.

         "ASSIGNEE" means a Person to whom one or more OP Units have been transferred in a manner permitted under this Agreement, but who has not become a Substituted Limited Partner, and who has the rights set forth in Section 11.5.

         "AVAILABLE CASH" means, with respect to the applicable period of measurement (i.e., any period beginning on the first day of the fiscal year, quarter or other period commencing immediately after the last day of the fiscal year, quarter or other applicable period for purposes of the prior calculation of Available Cash for or with respect to which a distribution has been made, and ending on the last day of the fiscal year, quarter or other applicable period immediately preceding the date of the calculation), the excess, if any, as of such date, of

                 (a) the gross cash receipts of the Partnership for such period from all sources whatsoever, including, without limitation, the following:

                          (i) all rents, revenues, income and proceeds derived by the Partnership from its operations, including, without limitation, distributions received by the Partnership from any Entity in which the Partnership has an interest;

                          (ii) all proceeds and revenues received by the Partnership on account of any sales of office buildings, development parcels or other property of the Partnership or as a refinancing of or payment of principal, interest, costs, fees, penalties or otherwise on account of any borrowings or loans made by the Partnership or financings or refinancings of any property of the Partnership;

                          (iii) the amount of any insurance proceeds and condemnation awards received by the Partnership;

                          (iv) all capital contributions or loans received by the Partnership from its Partners;

                          (v) all cash amounts previously reserved by the Partnership, to the extent such amounts are no longer needed for the specific purposes for which such amounts were reserved; and

                          (vi)    the proceeds of liquidation of the
                 Partnership's property in accordance with this Agreement;

over

                 (b)      the sum of:

                          (i) all operating costs and expenses, including taxes and other expenses of the properties directly and indirectly held by the Partnership and capital expenditures made during such period (without deduction, however, for any capital expenditures, charges for Depreciation or other expenses not paid in cash or expenditures from reserves described in (viii) below);

                          (ii) all costs and expenses expended or paid during such period in connection with the sale or other disposition, or financing or refinancing, of the property directly or indirectly held by the Partnership or the recovery of insurance or condemnation proceeds;

                          (iii)   all fees provided for under this Agreement;

                          (iv) all debt service, including principal and interest, paid during such period on all indebtedness (including under any line of credit) of the Partnership;

                          (v)     all capital contributions, advances,
                 reimbursements, loans or similar payments made to any Person in which the Partnership has an interest;

                          (vi)    all loans made by the Partnership in
                 accordance with the terms of this Agreement;

                          (vii) all reimbursements to the General Partner or its Affiliates during such period; and

                          (viii) any new reserves or increases in reserves determined by the General Partner in its sole and absolute discretion to be necessary for working capital, capital improvements, payments of periodic expenditures, debt service or other purposes for the Partnership or any Person in which the Partnership has an interest.

Notwithstanding the foregoing, Available Cash shall not include any cash received or reductions in reserves, or take into account any disbursements made or reserves established, after commencement of the dissolution and liquidation of the Partnership.

         "CAPITAL ACCOUNT" means with respect to any Partner, the Capital Account maintained for such Partner in accordance with the following provisions:

                 (a) to each Partner's Capital Account there shall be credited

                          (i)     such Partner's Capital Contributions,

                          (ii) such Partner's distributive share of Net Income and any items in the nature of income or gain which are specially allocated to such Partner pursuant to Paragraphs 1 and 2 of Exhibit B and

                          (iii) the amount of any Partnership liabilities assumed by such Partner or which are secured by any asset distributed to such Partner;

                 (b) to each Partner's Capital Account there shall be debited

                          (i) the amount of cash and the Gross Asset Value of any property distributed to such Partner pursuant to any provision of this Agreement,

                          (ii) such Partner's distributive share of Net Losses and any items in the nature of expenses or losses which are specially allocated to such Partner pursuant to Paragraphs 1 and 2 of Exhibit B and

                          (iii) the amount of any liabilities of such Partner assumed by the Partnership or which are secured by any asset contributed by such Partner to the Partnership; and

                 (c) in the event all or a portion of a Partnership Interest is transferred in accordance with the terms of this Agreement, the transferee shall succeed to the Capital Account of the transferor to the extent it relates to the transferred Partnership Interest.

The foregoing provisions and the other provisions of this Agreement relating to the maintenance of Capital Accounts are intended to comply with Sections 1.704-1(b) and 1.704-2 of the Regulations, and shall be interpreted and applied in a manner consistent with such Regulations. In the event the General Partner shall reasonably determine that it is prudent to modify the manner in which the Capital Accounts, or any debits or credits thereto (including, without limitation, debits or credits relating to liabilities which are secured by contributed or distributed assets or which are assumed by the Partnership, the General Partner or any Limited Partner) are computed in order to comply with such Regulations, the General Partner may make such modification; provided that it would not cause the amounts distributable to any Partner pursuant to Article 13 hereof upon the dissolution of the Partnership to vary from the amount contemplated as set forth in Section 2(g) of Exhibit B.

         "CAPITAL CONTRIBUTION" means, with respect to any Partner, any cash, cash equivalents or the Gross Asset Value of property which such Partner contributes or is deemed to contribute to the Partnership pursuant to Article 4 hereof.

         "CAPITAL EVENT" means any Partnership transaction not in the ordinary course of its business including, without limitation, principal payments, prepayments, the incurrence of prepayment penalties, sales, exchanges, foreclosures or other dispositions of property directly or indirectly owned by the Partnership, recoveries of damage awards and insurance proceeds not used to rebuild (other than the receipt of contributions to the capital of the Partnership and business or rental interruption insurance proceeds not used to rebuild).

         "CERTIFICATE" means the Certificate of Limited Partnership relating to the Partnership to be filed in the form of Exhibit C hereto as soon as practicable after the date hereof in the office of the Delaware Secretary of State, as amended from time to time in accordance with the terms hereof and the Act.

         "CODE" means the Internal Revenue Code of 1986, as amended and in effect from time to time, as interpreted by the applicable regulations thereunder. Any reference herein to a specific section or sections of the Code shall be deemed to include a reference to any corresponding provision of future law.

         "CONSENT" means the consent or approval of a proposed action by a Partner given in accordance with Section 14.2 hereof.

         "CONTRIBUTED PROPERTY" means each property, partnership interest, contract right or other asset, in such form as may be permitted by the Act, contributed or deemed contributed to the Partnership by any Partner (including deemed contributions to the Partnership on termination and reconstitution thereof pursuant to Sec tion 708 of the Code).

         "DEPRECIATION" means, with respect to any asset of the Partnership for any fiscal year or other period, the depreciation, depletion, amortization or other cost recovery deduction, as the case may be, allowed or allowable for federal income tax purposes in respect of such asset for such fiscal year or other period; provided, however, that except as otherwise provided in Section 1.704-2 of the Regulations, if there is a difference between the Gross Asset Value (including the Gross Asset Value, as increased pursuant to paragraph (d) of the definition of Gross Asset Value) and the adjusted tax basis of such asset at the beginning of such fiscal year or other period, Depreciation for such asset shall be an amount that bears the same ratio to the beginning Gross Asset Value of such asset as the federal income tax depreciation, depletion, amortization or other cost recovery deduction for such fiscal year or other period bears to the beginning adjusted tax basis of such asset; provided, further, that if the federal income tax depreciation, depletion, amortization or other cost recovery deduction for such asset for such fiscal year or other period is zero, Depreciation of such asset shall be determined with reference to the beginning Gross Asset Value of such asset using any reasonable method selected by the General Partner.

         "EFFECTIVE DATE" means the date of closing of the initial offering of REIT Stock by the General Partner.

         "ENTITY" means any general partnership, limited partnership, corporation, joint venture, trust, business trust, real estate investment trust, limited liability company, limited liability partnership, cooperative or association.

         "ERISA" means the Employee Retirement Income Security Act of 1974, as amended from time to time (or any corresponding provisions of succeeding laws).

         "EXCHANGE FACTOR" has the meaning set forth in the Exchange Rights Agreement.

         "EXCHANGE RIGHT" has the meaning set forth in the Exchange Rights Agreement.

         "EXCHANGE RIGHTS AGREEMENT" has the meaning set forth in Section 8.6.

         "GAAP" means United States generally accepted accounting principles, as in effect from time to time.

         "GENERAL PARTNER" means Tower Realty Trust, Inc., a Maryland corporation, and any successor as general partner of the Partnership.

         "GENERAL PARTNER INTEREST" means a Partnership Interest held by the General Partner, in its capacity as general partner. A General Partner Interest may be expressed as a number of OP Units.

         "GROSS ASSET VALUE" means, with respect to any asset of the Partnership, such asset's adjusted basis for federal income tax purposes, except as follows:

                 (a) the initial Gross Asset Value of any asset contributed by a Partner to the Partnership shall be the gross fair market value of such asset, without reduction for liabilities, as determined by the contributing Partner and the Partnership on the date of contribution thereof;

                 (b) if the General Partner reasonably determines that an adjustment is necessary or appropriate to reflect the relative economic interests of the Partners, the Gross Asset Values of all Partnership assets shall be adjusted in accordance with Sections 1.704-1(b)(2)(iv)(f) and (g) of the Regulations to equal their respective gross fair market values, without reduction for liabilities, as reasonably determined by the General Partner, as of the following times:

                          (i) a Capital Contribution (other than a de minimis Capital Contribution) to the Partnership by a new or existing Partner as consideration for a Partnership Interest; or

                          (ii) the distribution by the Partnership to a Partner of more than a de minimis amount of Partnership assets as consideration for the repurchase of a Partnership Interest; or

                          (iii) the liquidation of the Partnership within the meaning of Section 1.704-1(b)(2)(ii)(g) of the Regulations;

                 (c) the Gross Asset Values of Partnership assets distributed to any Partner shall be the gross fair market values of such assets (taking Section 7701(g) of the Code into account) without reduction for liabilities, as reasonably determined by the General Partner as of the date of distribution; and

                 (d) the Gross Asset Values of Partnership assets shall be increased (or decreased) to reflect any adjustments to the adjusted basis of such assets pursuant to Sections 734(b) or 743(b) of the Code, but only to the extent that such adjustments are taken into account in determining Capital Accounts pursuant to Section 1.704-1(b)(2)(iv)(m) of the Regulations (as set forth in Exhibit B); provided, however, that Gross Asset Values shall not be adjusted pursuant to this paragraph (d) to the extent that the General Partner reasonably determines that an adjustment pursuant to paragraph (b) above is necessary or appropriate in connection with a transaction that would otherwise result in an adjustment pursuant to this paragraph (d).

At all times, Gross Asset Values shall be adjusted by any Depreciation taken into account with respect to the Partnership's assets for purposes of computing Net Income and Net Loss.

         "IMMEDIATE FAMILY" means, with respect to any individual, such individual's spouse, parents, parents- in-law, children, nephews, nieces, brothers, sisters, brothers-in-law, sisters-in-law, stepchildren, sons-in-law and daughters-in-law or any trust solely for the benefit of any of the foregoing family members whose sole beneficiaries include the foregoing family members.

         "INCAPACITY" or "INCAPACITATED" means,

                 (a) as to any individual Partner, death, total physical disability or entry by a court of competent jurisdiction adjudicating him incompetent to manage his person or his estate;

                 (b) as to any corporation which is a Partner, the filing of a certificate of dissolution, or its equivalent, for the corporation or the revocation of its charter;

                 (c) as to any partnership which is a Partner, the dissolution and commencement of winding up of the partnership;

                 (d) as to any estate which is a Partner, the distribution by the fiduciary of the estate's entire interest in the Partnership;

                 (e) as to any trustee of a trust which is a Partner, the termination of the trust (but not the substitution of a new trustee); or

                 (f) as to any Partner, the bankruptcy of such Partner, which shall be deemed to have occurred when

                          (i) the Partner commences a voluntary proceeding seeking liquidation, reorganization or other relief under any bankruptcy, insolvency or other similar law now or hereafter in effect;

                          (ii) the Partner is adjudged as bankrupt or insolvent, or a final and nonappealable order for relief under any bankruptcy, insolvency or similar law now or hereafter in effect has been entered against the Partner;

                          (iii) the Partner executes and delivers a general assignment for the benefit of the Partner's creditors;

                          (iv) the Partner files an answer or other pleading admitting or failing to contest the material allegations of a petition filed against the Partner in any proceeding of the nature described in clause (ii) above;

                          (v) the Partner seeks, consents to or acquiesces in the appointment of a trustee, receiver or liquidator for the Partner or for all or any substantial part of the Partner's properties;

                          (vi)    any proceeding seeking liquidation,
                 reorganization or other relief of or against such Partner under any bankruptcy, insolvency or other similar law now or hereafter in effect has not been dismissed within one hundred twenty (120) days after the commencement thereof;

                          (vii) the appointment without the Partner's consent or acquiescence of a trustee, receiver or liquidator has not been vacated or stayed within ninety (90) days of such appointment; or

                          (viii) an appointment referred to in clause (vii) which has been stayed is not vacated within ninety (90) days after the expiration of any such stay.

         "INDEMNITEE" means

                 (a)      any Person made a party to a proceeding by reason of

                          (i)     such Person's status as

                                  (A)      the General Partner,

                                  (B)      a director, trustee or officer of
                          the Partnership or the General Partner, or

                                  (C)      a director, trustee, member or
                          officer of any other Entity, each Person serving in such capacity at the request of the Partnership or the General Partner, or

                          (ii) his or its liabilities, pursuant to a loan guarantee or otherwise, for any indebtedness of the Partnership or any Subsidiary of the Partnership (including, without limitation, any indebtedness which the Partnership or any Subsidiary of the Partnership has assumed or taken assets subject to); and

                 (b) such other Persons (including Affiliates of the General Partner or the Partnership) as the General Partner may designate from time to time (whether before or after the event giving rise to potential liability), in its sole and absolute discretion.

         "IRS" shall mean the Internal Revenue Service of the United States.

         "LIEN" means any lien, security interest, mortgage, deed of trust, charge, claim, encumbrance, pledge, option, right of first offer or first refusal and any other right or interest of others of any kind or nature, actual or contingent, or other similar encumbrance of any nature whatsoever.

         "LIMITED PARTNER" means, prior to the admission of the first Additional Limited Partner to the Partnership, the Initial Limited Partner, and thereafter any Person named as a Limited Partner in Exhibit A, as such Exhibit may be amended from time to time, upon the execution and delivery by such Person of an additional limited partner signature page, or any Substituted Limited Partner or Additional Limited Partner, in such Person's capacity as a Limited Partner of the Partnership.

         "LIMITED PARTNER INTEREST" means a Partnership Interest of a Limited Partner in the Partnership representing a fractional part of the Partnership Interests of all Partners and includes any and all benefits to which the holder of such a Partnership Interest may be entitled, as provided in this Agreement, together with all obligations of such Person to comply with the terms and provisions of this Agreement. A Limited Partner Interest may be expressed as a number of OP Units.

         "LIQUIDATING EVENT" has the meaning set forth in Section 13.1 hereof.

         "LIQUIDATOR" has the meaning set forth in Section 13.2 hereof.

         "LOCK-UP AGREEMENT" means each letter issued by certain Limited Partners to the Partnership and Merrill Lynch & Co.

         "NET INCOME" or "NET LOSS" means, for each fiscal year or other applicable period, an amount equal to the Partnership's taxable income or loss for such year or period as determined for federal income tax purposes by the General Partner, determined in accordance with Section 703(a) of the Code (for this purpose, all items of income, gain, loss or deduction required to be stated separately pursuant to Section 703(a) of the Code shall be included in taxable income or loss), adjusted as follows:

                 (a) by including as an item of gross income any tax-exempt income received by the Partnership and not otherwise taken into account in computing Net Income or Net Loss;

                 (b) by treating as a deductible expense any expenditure of the Partnership described in Section 705(a)(2)(B) of the Code (or which is treated as a Section 705(a)(2)(B) expenditure pursuant to
         Section 1.704-1(b)(2)(iv)(i) of the Regulations) and not otherwise taken into account in computing Net Income or Net Loss, including amounts paid or incurred to organize the Partnership (unless an election is made pursuant to Section 709(b) of the Code) or to promote the sale of interests in the Partnership and by treating deductions for any losses incurred in connection with the sale or exchange of Partnership property disallowed pursuant to Section 267(a)(1) or 707(b) of the Code as expenditures described in Section 705(a)(2)(B) of the Code;

                 (c) by taking into account Depreciation in lieu of depreciation, depletion, amortization and other cost recovery deductions taken into account in computing taxable income or loss;

                 (d) by computing gain or loss resulting from any disposition of Partnership property with respect to which gain or loss is recognized for federal income tax purposes by reference to the Gross Asset Value of such property rather than its adjusted tax basis;

                 (e) in the event of an adjustment of the Gross Asset Value of any Partnership asset which requires that the Capital Accounts of the Partnership be adjusted pursuant to Sections 1.704-1(b)(2)(iv)(e), (f) and (g) of the Regulations, by taking into account the amount of such adjustment as if such adjustment represented additional Net Income or Net Loss pursuant to Exhibit B; and

                 (f) by not taking into account in computing Net Income or Net Loss items separately allocated to the Partners pursuant to Paragraphs 1 and 2 of Exhibit B.

         "NONRECOURSE DEDUCTIONS" has the meaning set forth in Sections 1.704-2(b)(1) and 1.704-2(c) of the Regulations.

         "NONRECOURSE LIABILITIES" has the meaning set forth in Section 1.704-2(b)(3) of the Regulations.

         "OP UNIT" means a fractional, undivided share of the Partnership Interests of all Partners issued pursuant to Sections 4.1, 4.2 and 4.3. The number of OP Units outstanding and the Percentage Interests in the Partnership represented by such OP Units are set forth in Exhibit A, as such Exhibit may be amended from time to time. The ownership of OP Units shall be evidenced by such form of certificate for OP Units as the General Partner adopts from time to time unless the General Partner determines that the OP Units shall be uncertificated securities.

         "PARTNER" means a General Partner or a Limited Partner, and "Partners" means the General Partner and the Limited Partners collectively.

         "PARTNER MINIMUM GAIN" means an amount, with respect to each Partner Nonrecourse Debt, equal to the Partnership Minimum Gain that would result if such Partner Nonrecourse Debt were treated as a Nonrecourse Liability, determined in accordance with Regulations Section 1.704-2(i)(3).

         "PARTNER NONRECOURSE DEBT" has the meaning set forth in Regulations
Section 1.704-2(b)(4).

         "PARTNER NONRECOURSE DEDUCTIONS" has the meaning set forth in Regulations Section 1.704-2(i)(2), and the amount of Partner Nonrecourse Deductions with respect to a Partner Nonrecourse Debt for a Partnership taxable year shall be determined in accordance with the rules of Regulations Section 1.704-2(i)(2).

         "PARTNERSHIP" means the limited partnership formed under the Act and pursuant to this Agreement, and any successor thereto.

         "PARTNERSHIP INTEREST" means an ownership interest in the Partnership representing a Capital Contribution by either a Limited Partner or the General Partner and includes any and all benefits to which the holder of such a Partnership Interest may be entitled as provided in this Agreement, together with all obligations of such Person to comply with the terms and provisions of this Agreement. A Partnership Interest may be expressed as a number of OP Units.

         "PARTNERSHIP MINIMUM GAIN" has the meaning set forth in Regulations
Section 1.704-2(b)(2), and the amount of Partnership Minimum Gain, as well as any net increase or decrease in a Partnership Minimum Gain, for a Partnership taxable year shall be determined in accordance with the rules of Regulations
Section 1.704-2(d).

         "PARTNERSHIP RECORD DATE" means the record date established by the General Partner for the distribution of Available Cash pursuant to Section 5.1 hereof, which record date shall be the same as the record date established by the General Partner for a distribution to its stockholders of some or all of its portion of such distribution.

         "PARTNERSHIP YEAR" means the fiscal year of the Partnership, as set forth in Section 9.2 hereof.

         "PERCENTAGE INTEREST" means, as to a Partner, the fractional part of the Partnership Interests owned by such Partner and expressed as a percentage as specified in Exhibit A, as such Exhibit may be amended from time to time.

         "PERMITTED PARTNERS" has the meaning set forth in subparagraph 1(b) of Exhibit B.

         "PERMITTED TRANSFEREE" means any person to whom OP Units are Transferred in accordance with Sec tion 11.3 of this Agreement.

         "PERSON" means an individual or Entity.

         "PRECONTRIBUTION GAIN" has the meaning set forth in subparagraph 3(c) of Exhibit B.

         "QUARTER" means each of the three-month periods ending on March 31, June 30, September 30 and December 31.

         "REGISTRATION STATEMENT" means the Registration Statement on Form S-11 to be filed by the General Partner with the Securities and Exchange Commission, and any amendments at any time made thereto.

         "REGULATIONS" means the final, temporary or proposed Income Tax Regulations promulgated under the Code, as such regulations may be amended from time to time (including corresponding provisions of succeeding regulations).

         "REIT" means a real estate investment trust as defined in Section 856 of the Code.

         "REIT REQUIREMENTS" has the meaning set forth in Section 5.2.

         "REIT STOCK" means a share of stock of the General Partner.

         "REIT STOCK AMOUNT" has the meaning set forth in the Exchange Rights Agreement.

         "RESTRICTED PARTNER" has the meaning set forth in Section 1(b) of Exhibit B.

         "STOCK OPTION PLANS" means collectively, the General Partner's 1997 Incentive Plan and Non-Employee Directors' Incentive Plan and any other plan adopted from time to time by the General Partner pursuant to which REIT Stock is issued, or options to acquire REIT Stock are granted, to employees or directors of the General Partner, employees of the Partnership or employees of their respective Affiliates in consideration for services or future services.

         "SUBSIDIARY" means, with respect to any Person, any corporation, partnership, limited liability company or other entity of which a majority of

                 (a) the voting power of the voting equity securities; or

                 (b) the outstanding equity interests, is owned, directly or indirectly, by such Person.

         "SUBSTITUTED LIMITED PARTNER" means a Person who is admitted as a Limited Partner to the Partnership pursuant to Section 11.4 hereof.

         "TAX ITEMS" has the meaning set forth in Exhibit B.

         "TERMINATING CAPITAL TRANSACTION" means any sale or other disposition of all or substantially all of the assets of the Partnership or a related series of transactions that, taken together, result in the sale or other disposition of all or substantially all of the assets of the Partnership.

         "TRANSFER" as a noun, means any sale, assignment, conveyance, pledge, hypothecation, gift, encumbrance or other transfer, and as a verb, means to sell, assign, convey, pledge, hypothecate, give, encumber or otherwise transfer.

         Certain additional terms and phrases have the meanings set forth in Exhibit B.


                                   ARTICLE 2
                             ORGANIZATIONAL MATTERS

         2.1     Formation

         The Partners have agreed to form the Partnership under and pursuant to the Act. Except as expressly provided herein to the contrary, the rights and obligations of the Partners and the administration and termination of the Partnership shall be governed by the Act. The Partnership Interest of each Partner shall be personal property for all purposes.

         2.2     Name

         The name of the Partnership shall be Tower Realty Operating Partnership, L.P. The Partnership's business may be conducted under any other name or names deemed advisable by the General Partner, including the name of the General Partner or any Affiliate thereof. The words "Limited Partnership,""L.P.,""Ltd." or similar words or letters shall be included in the Partnership's name where necessary for the purposes of complying with the laws of any jurisdiction that so requires. The General Partner in its sole and absolute discretion may change the name of the Partnership and shall notify the Limited Partners of such change in the next regular communication to the Limited Partners.

         2.3     Registered Office and Agent; Principal Office

         The address of the registered office of the Partnership in the State of Delaware and the name and address of the registered agent for service of process on the Partnership in the State of Delaware is United Corporate Services, Inc., 15 East North Street, Dover (Kent County), Delaware 19901. The principal office of the Partnership shall be 120 West 45th Street, New York, New York 10036-4003, or such other place as the General Partner may from time to time designate by notice to the Limited Partners. The Partnership may maintain offices at such other place or places within or outside the State of Delaware as the General Partner deems advisable.

         2.4     Power of Attorney

                 (a) Each Limited Partner and each Assignee is deemed to irrevocably constitute and appoint the General Partner, any Liquidator, and authorized officers and attorneys-in-fact of each, and each of those acting singly, in each case with full power of substitution, as its true and lawful agent and attorney-in-fact, with full power and authority in its name, place and stead to:

                          (i) execute, swear to, acknowledge, deliver, file and record in the appropriate public offices

                                  (A)      all certificates, documents and
                          other instruments (including, without limitation, this Agreement and the Certificate and all amendments or restatements thereof) that the General Partner or the Liquidator deems appropriate or necessary to form, qualify or continue the existence or qualification of the Partnership as a limited partnership (or a partnership in which the Limited Partners have limited liability) in the State of Delaware and in all other jurisdictions in which the Partnership may or plans to conduct business or own property, including, without limitation, any documents necessary or advisable to convey any Contributed Property to the Partnership;

                                  (B)      all instruments that the General
                          Partner deems appropriate or necessary to reflect any amendment, change, modification or restatement of this Agreement in accordance with its terms;

                                  (C)      all conveyances and other
                          instruments or documents that the General Partner or the Liquidator deems appropriate or necessary to reflect the dissolution and liquidation of the Partnership pursuant to the terms of this Agreement, including, without limitation, a certificate of cancellation;

                                  (D)      all instruments relating to the
                          admission, withdrawal, removal or substitution of any Partner pursuant to, or other events described in,
                          Article 11, 12 or 13 hereof or the Capital
                          Contribution of any Partner;

                                  (E)      all certificates, documents and
                          other instruments relating to the determination of the rights, preferences and privileges of Partnership Interest; and

                                  (F)      amendments to this Agreement as
                          provided in Article 14 hereof; and

                          (ii) execute, swear to, seal, acknowledge and file all ballots, consents, approvals, waivers, certificates and other instruments appropriate or necessary, in the sole and absolute discretion of the General Partner or any Liquidator, to make, evidence, give, confirm or ratify any vote, consent, approval, agreement or other action which is made or given by the Partners hereunder or is consistent with the terms of this Agreement or appropriate or necessary, in the sole discretion of the General Partner or any Liquidator, to effectuate the terms or intent of this Agreement.

Nothing contained herein shall be construed as authorizing the General Partner or any Liquidator to amend this Agreement except in accordance with Article 14 hereof or as may be otherwise expressly provided for in this Agreement.

                 (b)      (i)     The foregoing power of attorney is hereby
                 declared to be irrevocable and a power coupled with an interest, in recognition of the fact that each of the Partners will be relying upon the power of the General Partner and any Liquidator to act as contemplated by this Agreement in any filing or other action by it on behalf of the Partnership, and it shall survive and not be affected by the subsequent Incapacity of any Limited Partner or Assignee and the Transfer of all or any portion of such Limited Partner's or Assignee's OP Units and shall extend to such Limited Partner's or Assignee's heirs, successors, assigns and personal representatives.

                          (ii) Each such Limited Partner or Assignee hereby agrees to be bound by any representation made by the General Partner or any Liquidator, acting in good faith pursuant to such power of attorney, and each such Limited Partner or Assignee hereby waives any and all defenses which may be available to contest, negate or disaffirm the action of the General Partner or any Liquidator, taken in good faith under such power of attorney.

                          (iii) Each Limited Partner or Assignee shall execute and deliver to the General Partner or the Liquidator, within fifteen (15) days after receipt of the General Partner's or Liquidator's request therefor, such further designation, powers of attorney and other instruments as the General Partner or the Liquidator, as the case may be, deems necessary to effectuate this Agreement and the purposes of the Partnership.

         2.5     Term

         The term of the Partnership shall commence on the date hereof and shall continue until December 31, 2047, unless the Partnership is dissolved sooner pursuant to the provisions of Article 13 or as otherwise provided by law.


                                   ARTICLE 3
                                    PURPOSE

         3.1     Purpose and Business

                 (a) The purpose and nature of the business to be conducted by the Partnership is to conduct any business that may be lawfully conducted by a limited partnership organized pursuant to the Act including, without limitation, to engage in the following activities:

                          (i) to acquire, hold, own, develop, construct, improve, maintain, operate, sell, lease, transfer, encumber, convey, exchange, and otherwise dispose of or deal with the properties described in the prospectus contained in the Registration Statement;

                          (ii) to acquire, hold, own, develop, construct, improve, maintain, operate, sell, lease, transfer, encumber, convey, exchange, and otherwise dispose of or deal with real and personal property of all kinds;

                          (iii) to enter into any partnership, joint venture or other similar arrangement to engage in any of the foregoing;

                          (iv) to undertake such other activities as may be necessary, advisable, desirable or convenient to the business of the Partnership; and

                          (v) to engage in such other ancillary activities as shall be necessary or desirable to effectuate the foregoing purposes;

provided, however, that such business shall be limited to and conducted in such a manner as to permit the General Partner at all times to be classified as a REIT, unless the General Partner ceases to qualify as a REIT for any reason not related to the business conducted by the Partnership.

                 (b) The Partnership shall have all powers necessary or desirable to accomplish the purposes enumerated.

                 (c) In connection with the foregoing, but subject to all of the terms, covenants, conditions and limitations contained in this Agreement and any other agreement entered into by the Partnership, the Partnership shall have full power and authority to enter into, perform, and carry out contracts of any kind, to borrow money and to issue evidences of indebtedness, whether or not secured by mortgage, trust deed, pledge or other Lien, and, directly or indirectly, to acquire and construct additional properties necessary or useful in connection with its business.

         3.2     Powers

                 (a) Subject to paragraph (c) below, the Partnership is empowered to do any and all acts and things necessary, appropriate, proper, advisable, incidental to or convenient for the furtherance and accomplishment of the purposes and business described herein and for the protection and benefit of the Partnership; provided, that the Partnership shall not take, or refrain from taking, any action which, in the judgment of the General Partner, in its sole and absolute discretion,

                          (i) could adversely affect the ability of the General Partner to continue to qualify as a REIT, unless the General Partner otherwise ceases to qualify as a REIT;

                          (ii) could subject the General Partner to any additional taxes under Section 857 or Section 4981 of the Code; or

                          (iii) could violate any law or regulation of any governmental body or agency having jurisdiction over the General Partner or its securities.

                 (b) The Partnership also is empowered to do any and all acts and things necessary, appropriate or advisable to ensure that the Partnership will not be classified as a "publicly traded partnership" for the purposes of Section 7704 of the Code.

                 (c) Prior to the effectiveness of the Registration Statement and the issuance and sale of the shares of the General Partner's common stock to be issued and sold thereunder, the affirmative vote or consent of the General Partner's independent director (as such term is used in the General Partner's Articles of Incorporation) will be required for the approval of any of the following actions by or with respect to the Partnership or any
         Subsidiary:

                          (i) filing or consenting to the filing of a bankruptcy petition;

                          (ii)    otherwise instituting or causing the
                 Partnership or such Subsidiary to acquiesce in the institution of an insolvency proceeding;

                          (iii) dissolving, liquidating, consolidating, merging or selling all or substantially all of its assets; or

                          (iv) amending this Agreement or the articles of incorporation, limited liability company agreement, partnership agreement or trust agreement of any Subsidiary.


                                   ARTICLE 4
                             CAPITAL CONTRIBUTIONS

         4.1     Capital Contributions of the Partners

                 (a) The Partners have made or shall make at the Effective Date, if applicable, the Capital Contributions as set forth in Exhibit A to this Agreement.

                 (b) To the extent the Partnership acquires any property by the merger of any other Person into the Partnership, Persons who receive Partnership Interests in exchange for their interests in the Person merging into the Partnership shall become Partners and shall be deemed to have made Capital Contributions as provided in the applicable merger agreement and as set forth in Exhibit A, as amended to reflect such deemed Capital Contributions.

                 (c) Each Partner shall own OP Units in the amounts set forth for such Partner in Exhibit A and shall have a Percentage Interest in the Partnership as set forth in Exhibit A, which Percentage Interest shall be adjusted in Exhibit A from time to time by the General Partner to the extent necessary to reflect accurately exchanges, additional Capital Contributions, the issuance of additional OP Units or similar events having an effect on any Partner's Percentage Interest.

                 (d) The number of OP Units held by the General Partner, in its capacity as general partner, shall be deemed to be the General Partner Interest.

                 (e) Except as provided in Sections 4.2 and 10.5, the Partners shall have no obligation to make any additional Capital Contributions or loans to the Partnership.

         4.2     Additional Funds; Restrictions on the General Partner

                 (a)      (i)     The sums of money required to finance the
                 business and affairs of the Partnership shall be derived from the initial capital Contributions made to the Partnership by the Partners as set forth in Section 4.1 and from funds generated from the operation and business of the Partnership, including, without limitation, rents and distributions directly or indirectly received by the Partnership from any Subsidiary.

                          (ii) In the event additional financing is needed from sources other than as set forth in Section 4.2(a)(i) for any reason, the General Partner may, in its sole and absolute discretion, in such amounts and at such times as it solely shall determine to be necessary or appropriate,

                                  (A)      cause the Partnership to issue
                          additional Partnership Interests and admit additional Limited Partners to the Partnership in accordance with Section 4.3;

                                  (B)      make additional Capital
                          Contributions to the Partnership (subject to the provisions of Section 4.2(b));

                                  (C)      cause the Partnership to borrow
                          money, enter into loan arrangements, issue debt securities, obtain letters of credit or otherwise borrow money on a secured or unsecured basis;

                                  (D)      make a loan or loans to the
                          Partnership (subject to Section 4.2(b)); or

                                  (E)      sell any assets or properties
                          directly or indirectly owned by the Partnership.

                          (iii) In no event shall the Limited Partners be required to make any additional Capital Contributions or any loan to, or otherwise provide any financial accommodation for the benefit of, the Partnership.

                 (b) The General Partner shall not issue any debt securities, any preferred stock or any common stock (including additional REIT Stock (other than (i) as payment of the REIT Stock Amount or (ii) in connection with the conversion or exchange of securities of the General Partner solely in conversion or exchange for other securities of the General Partner)) or rights, options, warrants or convertible or exchangeable securities containing the right to subscribe for or purchase any of the foregoing (collectively, "SECURITIES"), other than to all holders of REIT Stock, unless the General Partner shall

                          (i) in the case of debt securities, lend to the Partnership the proceeds of or consideration received for such Securities on the same terms and conditions, including interest rate and repayment schedule, as shall be applicable with respect to or incurred in connection with the issuance of such Securities and the proceeds of, or consideration received from, any subsequent exercise, exchange or conversion thereof (if applicable);

                          (ii) in the case of equity Securities senior or junior to the REIT Stock as to dividends and distributions on liquidation, contribute to the Partnership the proceeds of or consideration (including any property or other non-cash assets) received for such Securities and the proceeds of, or consideration received from, any subsequent exercise, exchange or conversion thereof (if applicable), and receive from the Partnership, interests in the Partnership in consideration therefor with the same terms and conditions, including dividend, dividend priority and liquidation preference, as are applicable to such Securities; and

                          (iii) in the case of REIT Stock or other equity Securities on a parity with the REIT Stock as to dividends and distributions on liquidation, (including, without limitation, REIT Stock or other Securities issued as a stock award or upon exercise of options issued under the Stock Option Plans), contribute to the Partnership the proceeds of or consideration (including any property or other non-cash assets, including services) received for such Securities and the proceeds of, or consideration received from, any subsequent exercise, exchange or conversion thereof (if applicable), and receive from the Partnership a number of additional OP Units in consideration therefor equal to the product of

                                  (A)      the number of shares of REIT Stock
                          or other equity Securities issued by the General Partner, multiplied by

                                  (B) a fraction the numerator of which is one and the denominator of which is the Exchange Factor in effect on the date of such contribution.

         4.3 Issuance of Additional Partnership Interests; Admission of Additional Limited Partners

                 (a) In addition to any Partnership Interests issuable by the Partnership pursuant to Sec tion 4.2, the General Partner is authorized to cause the Partnership to issue additional Partnership Interests (or options therefor) in the form of OP Units or other Partnership Interests in one or more series or classes, or in one or more series of any such class senior or junior to the OP Units to any Persons at any time or from time to time, on such terms and conditions, as the General Partner shall establish in each case in its sole and absolute discretion subject to Delaware law, including, without limitation, (i) the allocations of items of Partnership income, gain, loss, deduction and credit to each class or series of Partnership Interests, (ii) the right of each class or series of Partnership Interests to share in Partnership distributions, and (iii) the rights of each class or series of Partnership Interest upon dissolution and liquidation of the Partnership; provided that, no such Partnership Interests shall be issued to the General Partner unless either (a) the Partnership Interests are issued in connection with the grant, award, or issuance of REIT Stock or other equity interests in the General Partner having designations, preferences and other rights such that the economic interests attributable to such REIT Stock or other equity interests are substantially similar to the designations, preferences and other rights (except voting rights) of the Partnership Interests issued to the General Partner in accordance with this
         Section 4.3(a) or (b) the additional Partnership Interests are issued to all Partners holding Partnership Interests in the same class in proportion to their respective Percentage interests in such class, without any approval being required from any Limited Partner or any other Person; provided, however, that

                          (i) such issuance does not cause the Partnership to become, with respect to any employee benefit plan subject to Title I of ERISA or Section 4975 of the Code, a "party in interest" (as defined in Section 3(14) of ERISA) or a "disqualified person" (as defined in Sec tion 4975(e) of the Code); and

                          (ii) such issuance would not cause any portion of the assets of the Partnership to constitute assets of any employee benefit plan pursuant to Section 2510.3-101 of the regulations of the United States Department of Labor.

                 (b) Subject to the limitations set forth in Section 4.3(a), the General Partner may take such steps as it, in its sole and absolute discretion, deems necessary or appropriate to admit any Person as a Limited Partner of the Partnership or to issue any Partnership Interests, including, without limitation, amending the Certificate, Exhibit A or any other provision of this Agreement.

         4.4     Contribution of Proceeds of Issuance of REIT Stock

         In connection with the initial offering of common stock by the General Partner, and any other offering, grant, award, or issuance of REIT Stock or securities, rights, options, warrants or convertible or exchangeable securities pursuant to Section 4.2, the General Partner shall make aggregate Capital Contributions to the Partnership of the proceeds raised in connection with such offering, grant, award, or issuance; provided, however, that if the proceeds actually received by the General Partner are less than the gross proceeds of such offering, grant, award, or issuance as a result of any underwriter's discount, commission, or fee or other expenses paid or incurred in connection with such offering, grant, award, or issuance, then the General Partner shall be deemed to have made a Capital Contribution to the Partnership in the amount of the gross proceeds of such issuance and the Partnership shall be deemed simultaneously to have paid pursuant to Section 7.3(c) for the amount of such underwriter's discount or other expenses.

         4.5     Repurchase of REIT Stock; Shares-In-Trust

                 (a) In the event that the General Partner shall elect to purchase from its stockholders REIT Stock for the purpose of delivering such REIT Stock to satisfy an obligation under any dividend reinvestment program adopted by the General Partner, any employee stock purchase plan adopted by the General Partner, or any other obligation or arrangement undertaken by the General Partner in the future, the purchase price paid by the General Partner for such REIT Stock and any other expenses incurred by the General Partner in connection with such purchase shall be considered expenses of the Partnership and shall be reimbursed to the General Partner, subject to the condition that:

                          (i) if such REIT Stock subsequently is to be sold by the General Partner, the General Partner shall pay to the Partnership any proceeds received by the General Partner from the sale of such REIT Stock (provided that an exchange of REIT Stock for OP Units pursuant to the Exchange Rights Agreement would not be considered a sale for such purposes); and

                          (ii) if such REIT Stock is not re-transferred by the General Partner within 30 days after the purchase thereof, the General Partner shall cause the Partnership to cancel a number of OP Units held by the General Partner (as applicable) equal to the product of

                                  (x)      the number of shares of such REIT
                          Stock, multiplied by

                                  (y)      a fraction, the numerator of which
                          is one and the denominator of which is the Exchange Factor in effect on the date of such cancellation.

                 (b) In the event the General Partner purchases Shares-in-Trust (as from time to time defined in the Articles of Incorporation), the Partnership will purchase from the General Partner a number of OP Units equal to the product of

                          (i) the number of Shares-in-Trust purchased by the General Partner, multiplied by

                          (ii) a fraction, the numerator of which is one and the denominator of which is the Exchange Factor in effect on the date of such purchase.

         4.6     No Third-Party Beneficiary

         No creditor or other third party having dealings with the Partnership shall have the right to enforce the right or obligations of any Partner to make Capital Contributions or loans or to pursue any other right or remedy hereunder or at law or in equity, it being understood and agreed that the provisions of this Agreement shall be solely for the benefit of, and may be enforced solely by, the parties hereto and their respective successors and assigns.

         4.7     No Interest; No Return

                 (a) No Partner shall be entitled to interest on its Capital Contribution or on such Partner's Capital Account.

                 (b) Except as provided herein or by law, no Partner shall have any right to demand or receive the return of its Capital Contribution from the Partnership.

         4.8     No Preemptive Rights

         Subject to any preemptive rights that may be granted pursuant to
Section 4.3 hereof, no Person shall have any preemptive or other similar right with respect to

                 (a) additional Capital Contributions or loans to the Partnership; or

                 (b) issuance or sale of any OP Units or other Partnership Interests.


                                   ARTICLE 5
                                 DISTRIBUTIONS

         5.1     Regular Distributions

         Except for distributions pursuant to Section 13.2 in connection with the dissolution and liquidation of the Partnership, and subject to the provisions of Sections 5.3, 5.4, 5.5 and 12.2(c), the General Partner shall cause the Partnership to distribute, on a quarterly basis (or, at the election of the General Partner, more frequently), an amount of Available Cash, determined by the General Partner in its sole discretion to the Partners, as of the applicable Partnership Record Date, in accordance with each Partner's respective Percentage Interest; provided, however, that in no event may a Partner receive a distribution of Available Cash with respect to an OP Unit if such Partner is entitled to receive a distribution out of such Available Cash with respect to REIT Stock for which such OP Unit has been exchanged.

         5.2     Qualification as a REIT

         The General Partner shall use its best efforts to cause the Partnership to distribute sufficient amounts under this Article 5 to enable the General Partner to pay stockholder dividends that will enable the General Partner to

                 (a) satisfy the requirements for qualification as a REIT under the Code and Regulations ("REIT Requirements"), and

                 (b)      avoid any federal income or excise tax liability;

provided, however, the General Partner shall not be bound to comply with this covenant to the extent such distributions would

                 (x)      violate applicable Delaware law or

                 (y) contravene the terms of any notes, mortgages or other types of debt obligations to which the Partnership may be subject in conjunction with borrowed funds.

         5.3     Withholding

         With respect to any withholding tax or other similar tax liability or obligation to which the Partnership may be subject as a result of any act or status of any Partner or to which the Partnership becomes subject with respect to any OP Unit, the Partnership shall have the right to withhold amounts of Available Cash distributable to such Partner or with respect to such OP Units, to the extent of the amount of such withholding tax or other similar tax liability or obligation pursuant to the provisions contained in Section 10.5.

         5.4     Additional Partnership Interests

         If the Partnership issues Partnership Interests in accordance with
Section 4.2 or 4.3, the distribution priorities set forth in Section 5.1 shall be amended, as necessary, to reflect the distribution priority of such Partnership Interests and corresponding amendments shall be made to the provisions of Exhibit B.

         5.5     Distributions Upon Liquidation

         Proceeds from a Terminating Capital Transaction and any other cash received or reductions in reserves made after commencement of the liquidation of the Partnership shall be distributed to the Partners in accordance with
Section 13.2.


                                   ARTICLE 6
                                  ALLOCATIONS

         6.1     Allocations

         The Net Income, Net Loss and other Partnership items shall be allocated pursuant to the provisions of Exhibit B.

         6.2     Revisions to Allocations to Reflect Issuance of Partnership
                 Interests

         If the Partnership issues Partnership Interests to the General Partner or any additional Limited Partner pursuant to Article IV, the General Partner shall make such revisions to this Article 6 and Exhibit B as it deems necessary to reflect the terms of the issuance of such Partnership Interests, including making preferential allocations to classes of Partnership Interests that are entitled thereto. Such revisions shall not require the consent or approval of any other Partner.

                                   ARTICLE 7
                     MANAGEMENT AND OPERATIONS OF BUSINESS

         7.1     Management

                 (a)      (i)     Except as otherwise expressly provided in
                 this Agreement, full, complete and exclusive discretion to manage and control the business and affairs of the Partnership are and shall be vested in the General Partner, and no Limited Partner shall have any right to participate in or exercise control or management power over the business and affairs of the Partnership.

                          (ii) The General Partner may not be removed by the Limited Partners with or without cause.

                          (iii) In addition to the powers now or hereafter granted a general partner of a limited partnership under applicable law or which are granted to the General Partner under any other provision of this Agreement, the General Partner shall have full power and authority to do all things deemed necessary or desirable by it to conduct the business of the Partnership, to exercise all powers set forth in Section
                 3.2 hereof and to effectuate the purposes set forth in Section
                 3.1 hereof, including, without limitation:

                                  (A)   (I)     the making of any expenditures,
                                  the lending or borrowing of money, including, without limitation, making prepayments on loans and borrowing money to permit the Partnership to make distributions to its Partners in such amounts as will permit the General Partner (so long as the General Partner qualifies as a REIT) to avoid the payment of any federal income tax (including, for this purpose, any excise tax pursuant to
                                  Section 4981 of the Code) and to make
                                  distributions to its stockholders in amounts sufficient to permit the General Partner to maintain REIT status,

                                        (II)    the assumption or guarantee of,
                                  or other contracting for, indebtedness and other liabilities,

                                        (III)   the issuance of evidence of
                                  indebtedness (including the securing of the same by deed, mortgage, deed of trust or other lien or encumbrance on the Partnership's assets) and

                                        (IV)    the incurring of any
                                  obligations it deems necessary for the
                                  conduct of the activities of the Partnership, including the payment of all expenses associated with the General Partner;

                                  (B)   the making of tax, regulatory and
                          other filings, or rendering of periodic or other reports to governmental or other agencies having jurisdiction over the business or assets of the Partnership or the General Partner;

                                  (C)   the acquisition, disposition,
                          mortgage, pledge, encumbrance, hypothecation or exchange of any assets of the Partnership (including the exercise or grant of any conversion, option, privilege, or subscription right or other right available in connection with any assets at any time held by the Partnership) or the merger or other combination of the Partnership with or into another entity;

                                  (D)   the use of the assets of the
                          Partnership (including, without limitation, cash on hand) for any purpose consistent with the terms of this Agreement and on any terms it sees fit, including, without limitation,

                                        (I)     the financing of the conduct of
                                  the operations of the General Partner, the Partnership or any of the Partnership's Subsidiaries,

                                        (II)    the lending of funds to other
                                  Persons (including, without limitation, the
                                  Subsidiaries of the Partnership and/or the General Partner) and the repayment of obligations of the Partnership and its Subsidiaries and any other Person in which it has an equity investment, and

                                        (III)   the making of capital
                                  contributions to its Subsidiaries;

                                  (E)      the expansion, development,
                          construction, leasing, repair, alteration, demolition or improvement of any property in which the Partnership or any Subsidiary of the Partnership owns an interest;

                                  (F)      the negotiation, execution, and
                          performance of any contracts, conveyances or other instruments that the General Partner considers useful or necessary to the conduct of the Partnership's operations or the implementation of the General Partner's powers under this Agreement, including contracting with contractors, developers, consultants, accountants, legal counsel, other professional advisors and other agents and the payment of their expenses and compensation out of the Partnership's assets;

                                  (G)   the distribution of Partnership cash
                          or other Partnership assets in accordance with this Agreement;

                                  (H)   holding, managing, investing and
                          reinvesting cash and other assets of the Partnership;

                                  (I)   the collection and receipt of
                          revenues and income of the Partnership;

                                  (J)   the establishment of one or more
                          divisions of the Partnership, the selection and dismissal of employees of the Partnership (including, without limitation, employees having titles such as "president," "vice president," "secretary" and "treasurer" of the Partnership), and agents, outside attorneys, accountants, consultants and contractors of the Partnership, and the determination of their compensation and other terms of employment or engagement;

                                  (K)   the maintenance of such insurance
                          for the benefit of the Partnership and the Partners as it deems necessary or appropriate;

                                  (L)   the formation of, or acquisition of
                          an interest in, and the contribution of property to, any further Entities or other relationships that it deems desirable, including, without limitation, the acquisition of interests in, and the contributions of property to, its Subsidiaries and any other Person from time to time;

                                  (M)   the control of any matters affecting
                          the rights and obligations of the Partnership, including

                                        (I)     the settlement, compromise,
                                  submission to arbitration or any other form of dispute resolution, or abandonment of, any claim, cause of action, liability, debt or damages, due or owing to or from the Partnership,

                                        (II)    the commencement or defense of
                                  suits, legal proceedings, administrative proceedings, arbitration or other forms of dispute resolution, and

                                        (III)   the representation of the
                                  Partnership in all suits or legal
                                  proceedings, administrative proceedings, arbitrations or other forms of dispute resolution, the incurring of legal expenses, and the indemnification of any Person against liabilities and contingencies to the extent permitted by law;

                                  (N)      the undertaking of any action in
                          connection with the Partnership's direct or indirect investment in its Subsidiaries or any other Person (including, without limitation, the contribution or loan of funds by the Partnership to such Persons);

                                  (O) the determination of the fair market value of any Partnership property distributed in kind using such reasonable method of valuation as the General Partner, in its sole discretion, may adopt;

                                  (P)      the exercise, directly or
                          indirectly, through any attorney-in-fact acting under a general or limited power of attorney, of any right, including the right to vote, appurtenant to any asset or investment held by the Partnership;

                                  (Q) the exercise of any of the powers of the General Partner enumerated in this Agreement on behalf of or in connection with any Subsidiary of the Partnership or any other Person in which the Partnership has a direct or indirect interest, or jointly with any such Subsidiary or other Person;

                                  (R) the exercise of any of the powers of the General Partner enumerated in this Agreement on behalf of any Person in which the Partnership does not have an interest pursuant to contractual or other arrangements with such Person;

                                  (S)      the making, execution and delivery
                          of any and all deeds, leases, notes, mortgages, deeds of trust, security agreements, conveyances, contracts, guarantees, warranties, indemnities, waivers, releases or legal instruments or agreements in writing necessary or appropriate, in the judgment of the General Partner, for the accomplishment of any of the foregoing;

                                  (T)      the issuance of additional OP Units
                          in connection with Capital Contributions by Additional Limited Partners and additional Capital Contributions by Partners pursuant to Article 4 hereof; and

                                  (U)      The opening of bank accounts on
                          behalf of, and in the name of, the Partnership and its Subsidiaries.

                 (b)      (i)     Each of the Limited Partners agrees that the
                 General Partner is authorized to execute, deliver and perform the above-mentioned agreements and transactions on behalf of the Partnership without any further act, approval or vote of the Partners, notwithstanding any other provision of this Agreement to the fullest extent permitted under the Act or other applicable law, rule or regulation.

                           (ii) The execution, delivery or performance by the General Partner or the Partnership of any agreement authorized or permitted under this Agreement shall not constitute a breach by the General Partner of any duty that the General Partner may owe the Partnership or the Limited Partners or any other Persons under this Agreement or of any duty stated or implied by law or equity.

                 (c) At all times from and after the date hereof, the General Partner at the expense of the Partnership, may or may not, cause the Partnership to obtain and maintain

                          (i) casualty, liability and other insurance on the properties of the Partnership and

                          (ii)    liability insurance for the Indemnities
                 hereunder.

                 (d) At all times from and after the date hereof, the General Partner may cause the Partnership to establish and maintain at any and all times working capital accounts and other cash or similar balances in such amount as the General Partner, in its sole and absolute discretion, deems appropriate and reasonable from time to time.

                 (e)      (i)     In exercising its authority under this
                 Agreement, the General Partner may, but shall be under no obligation to, take into account the tax consequences to any Partner of any action taken (or not taken) by it. The General Partner and the Partnership shall not have liability to a Limited Partner for monetary damages or otherwise for losses sustained, liabilities incurred or benefits not delivered by such Limited Partner in connection with such decisions, provided that the General Partner has acted in good faith pursuant to its authority under this Agreement

                          (ii) The General Partner and the Partnership shall not have liability to a Limited Partner under any circumstances as a result of an income tax liability incurred by such Limited Partner as a result of an action (or inaction) by the General Partner taken pursuant to its authority under and in accordance with this Agreement.

         7.2     Certificate of Limited Partnership

                 (a) Promptly after the execution and delivery of this Agreement by the General Partner and the Initial Limited Partner, the General Partner will file the Certificate with the Secretary of State of Delaware as required by the Act.

                 (b)      (i)     The General Partner shall use all reasonable
                 efforts to cause to be filed such other certificates or documents as may be reasonable and necessary or appropriate for the formation, continuation, qualification and operation of a limited partnership (or a partnership in which the limited partners have limited liability) in the State of Delaware and any other state, or the District of Columbia, in which the Partnership may elect to do business or own property.

                          (ii) To the extent that such action is determined by the General Partner to be reasonable and necessary or appropriate, the General Partner shall file amendments to and restatements of the Certificate and do all of the things to maintain the Partnership as a limited partnership (or a partnership in which the limited partners have limited liability) under the laws of the State of Delaware and each other state, or the District of Columbia, in which the Partnership may elect to do business or own property.

                          (iii) Subject to the terms of Section 8.5(a)(iv) hereof, the General Partner shall not be required, before or after filing, to deliver or mail a copy of the Certificate or any amendment thereto to any Limited Partner.

         7.3     Reimbursement of the General Partner

                 (a) Except as provided in this Section 7.3 and elsewhere in this Agreement (including the provisions of Articles 5 and 6 regarding distributions, payments, and allocations to which it may be entitled), the General Partner shall not be compensated for its services as general partner of the Partnership.

                 (b)      (i)     The General Partner shall be reimbursed on a
                 monthly basis, or such other basis as it may determine in its sole and absolute discretion, for all expenses that it incurs on behalf of the Partnership relating to the ownership and operation of the Partnership's assets, or for the benefit of the Partnership, including all expenses associated with compliance by the General Partner and the Initial Limited Partner with laws, rules and regulations promulgated by any regulatory body and any and all salaries, compensation and expenses of officers and employees of the General Partner; provided, that the amount of any such reimbursement shall be reduced by any interest earned by the General Partner with respect to bank accounts or other instruments or accounts held by it in its name.

                          (ii) Such reimbursement shall be in addition to any reimbursement made as a result of indemnification pursuant to Section 7.6 hereof.

                          (iii) Notwithstanding any provisions to the contrary set forth herein, the General Partner shall not be entitled to reimbursement for the ratable portion of any administrative costs and expenses incurred by it with respect to, or that are attributable to, properties or partnership interests in a Subsidiary of the Partnership that are owned by the General Partner directly. If certain expenses are incurred for the benefit of the Partnership and other entities (including the General Partner), such expenses will be allocated to the Partnership and such other entities in such a manner as the General Partner, it its sole and absolute discretion, deems fair and reasonable.

                 (c)      (i)     Expenses incurred by the General Partner
                 relating to the organization or reorganization of the Partnership and the General Partner, the initial public offering of REIT Stock by the General Partner and any other issuance of additional Partnership Interests, REIT Stock or rights, options, warrants, or convertible or exchangeable securities pursuant to Section 4.2 hereof and all costs and expenses associated with the preparation and filing of any periodic reports by the General Partner under federal, state or local laws or regulations (including, without limitation, all costs, expenses, damages, and other payments resulting from or arising in connection with litigation related to any of the foregoing) are primarily obligations of the Partnership.

                          (ii) To the extent the General Partner pays or incurs such expenses, the General Partner shall be reimbursed for such expenses.

         7.4     Outside Activities of the General Partner

                 (a) Without the Consent of Limited Partners holding a majority of the Partnership Interests not held by the General Partner, the General Partner shall not directly or indirectly enter into or conduct any business other than in connection with the ownership, acquisition, and disposition of Partnership Interests and the management of the business of the Partnership, and such activities as are incidental thereto.

                 (b) The General Partner and any Affiliates of the General Partner may acquire Limited Partner Interests and shall be entitled to exercise all rights of a Limited Partner relating to such Limited Partner Interests.

         7.5     Contracts with Affiliates

                 (a)      (i)     The Partnership may lend or contribute funds
                 or other assets to its Subsidiaries or other Persons in which it has an equity investment and such Subsidiaries and Persons may borrow funds from the Partnership, on terms and conditions established in the sole and absolute discretion of the General Partner.

                          (ii) The foregoing authority shall not create any right or benefit in favor of any Subsidiary or any other Person.

                 (b) Except as provided in Section 7.4, the Partnership may Transfer assets to Entities in which it is or thereby becomes a participant upon such terms and subject to such conditions consistent with this Agreement and applicable law as the General Partner, in its sole and absolute discretion, may determine.

                 (c) Except as expressly permitted by this Agreement, neither the General Partner nor any of its Affiliates shall sell, Transfer or convey any property to, or purchase any property from, the Partnership, directly or indirectly, except pursuant to transactions that are determined by the General Partner in good faith to be fair and reasonable.

                 (d) The General Partner, in its sole and absolute discretion and without the approval of the Limited Partners, may propose and adopt, on behalf of the Partnership, employee benefit plans, stock option plans, and similar plans funded by the Partnership for the benefit of employees of the Partnership, the General Partner, any Subsidiaries of the Partnership or any Affiliate of any of them in respect of services performed, directly or indirectly, for the benefit of the Partnership, the General Partner, any Subsidiaries of the Partnership or any Affiliate of any of them.

                 (e) The General Partner is expressly authorized to enter into, in the name and on behalf of the Partnership, a "right of first opportunity" or "right of first offer" arrangement, non-competition agreements and other conflict avoidance agreements with various Affiliates of the Partnership and the General Partner, on such terms as the General Partner, in its sole and absolute discretion, believes are advisable.

         7.6     Indemnification

                 (a)      (i)     To the fullest extent permitted by Delaware
                 law, the Partnership shall indemnify each Indemnitee from and against any and all losses, claims, damages, liabilities, joint or several, expenses (including, without limitation, reasonable attorneys' fees and other legal fees and expenses), judgments, fines, settlements, and other amounts arising from any and all claims, demands, actions, suits or proceedings, civil, criminal, administrative or investigative, that relate to the operations of the Partnership or the General Partner as set forth in this Agreement, in which such Indemnitee may be involved, or is threatened to be involved, as a party or otherwise, except to the extent it is finally determined by a court of competent jurisdiction, from which no further appeal may be taken, that such Indemnitee's action constituted intentional acts or omissions constituting willful misconduct or fraud.

                          (ii) Without limitation, the foregoing indemnity shall extend to any liability of any Indemnitee, pursuant to a loan guaranty or otherwise for any indebtedness of the Partnership or any Subsidiary of the Partnership (including, without limitation, any indebtedness which the Partnership or any Subsidiary of the

                 Partnership has assumed or taken subject to), and the General Partner is hereby authorized and empowered, on behalf of the Partnership, to enter into one or more indemnity agreements consistent with the provisions of this Section 7.6 in favor of any Indemnitee having or potentially having liability for any such indebtedness.

                          (iii)   Any indemnification pursuant to this Section
                 7.6 shall be made only out of the assets of the Partnership, and neither the General Partner nor any Limited Partner shall have any obligation to contribute to the capital of the Partnership, or otherwise provide funds, to enable the Partnership to fund its obligations under this Section 7.6.

                 (b) Reasonable expenses incurred by an Indemnitee who is a party to a proceeding shall be paid or reimbursed by the Partnership in advance of the final disposition of the proceeding.

                 (c) The indemnification provided by this Section 7.6 shall be in addition to any other rights to which an Indemnitee or any other Person may be entitled under any agreement, pursuant to any vote of the Partners, as a matter of law or otherwise, and shall continue as to an Indemnitee who has ceased to serve in such capacity unless otherwise provided in a written agreement pursuant to which such Indemnities are indemnified.

                 (d) The Partnership may, but shall not be obligated to, purchase and maintain insurance, on behalf of the Indemnities and such other Persons as the General Partner shall determine, against any liability that may be asserted against or expenses that may be incurred by such Person in connection with the Partnership's activities, regardless of whether the Partnership would have the power to indemnify such Person against such liability under the provisions of this Agreement.

                 (e) For purposes of this Section 7.6, the Partnership shall be deemed to have requested an Indemnitee to serve as fiduciary of an employee benefit plan whenever the performance by such Indemnitee of its duties to the Partnership also imposes duties on, or otherwise involves services by, such Indemnitee to the plan or participants or beneficiaries of the plan; excise taxes assessed on an Indemnitee with respect to an employee benefit plan pursuant to applicable law shall constitute fines within the meaning of this
         Section 7.6; and actions taken or omitted by the Indemnitee with respect to an employee benefit plan in the performance of its duties for a purpose reasonably believed by it to be in the interest of the participants and beneficiaries of the plan shall be deemed to be for a purpose which is not opposed to the best interests of the Partnership.

                 (f) In no event may an Indemnitee subject any of the Partners to personal liability by reason of the indemnification provisions set forth in this Agreement.

                 (g) An Indemnitee shall not be denied indemnification in whole or in part under this Sec tion 7.6 because the Indemnitee had an interest in the transaction with respect to which the indemnification applies if the transaction was otherwise permitted by the terms of this Agreement.

                 (h)      (i)     The provisions of this Section 7.6 are for
                 the benefit of the Indemnities, their heirs, successors, assigns and administrators and shall not be deemed to create any rights for the benefit of any other Persons.

                          (ii)    Any amendment, modification or repeal of this
                 Section 7.6 or any provision hereof shall be prospective only and shall not in any way affect the Partnership's liability to any Indemnitee under this Section 7.6, as in effect immediately prior to such amendment, modification, or repeal with respect to claims arising from or relating to matters occurring, in whole or in part, prior to such amendment, modification or repeal, regardless of when such claims may arise or be asserted.

         7.7     Liability of the General Partner

                 (a) Notwithstanding anything to the contrary set forth in this Agreement, the General Partner and its officers and directors shall not be liable for monetary damages to the Partnership, any Partners or any Assignees for losses sustained or liabilities incurred as a result of errors in judgment or mistakes of fact or law or of any act or omission unless the General Partner acted in bad faith and the act or omission was material to the matter giving rise to the loss, liability or benefit not derived.

                 (b)      (i)     The Limited Partners expressly acknowledge
                 that the General Partner is acting on behalf of the Partnership and the shareholders of the General Partner collectively, that the General Partner, subject to the provisions of Section 7.1(e) hereof, is under no obligation to consider the separate interest of the Limited Partners (including, without limitation, the tax consequences to Limited Partners or Assignees) in deciding whether to cause the Partnership to take (or decline to take) any actions, and that the General Partner shall not be liable for monetary damages for losses sustained, liabilities incurred, or benefits not derived by Limited Partners in connection with such decisions; provided that the General Partner has acted in good faith.

                          (ii) With respect to any indebtedness of the Partnership which any Limited Partner may have guaranteed, the General Partner shall have no duty to keep such indebtedness outstanding.

                 (c)      (i)     Subject to its obligations and duties as
                 General Partner set forth in Sec tion 7.1(a) hereof, the General Partner may exercise any of the powers granted to it by this Agreement and perform any of the duties imposed upon it hereunder either directly or by or through its agent.

                          (ii) The General Partner shall not be responsible for any misconduct or negligence on the part of any such agent appointed by the General Partner in good faith.

                 (d) The Limited Partners expressly acknowledge that in the event of any conflict in the fiduciary duties owed by the General Partner to its stockholders and by the General Partner, in its capacity as a general partner of the Partnership, to the Limited Partners, the General Partner may act in the best interests of the General Partner's stockholders without violating its fiduciary duties to the Limited Partners, and that the General Partner shall not be liable for monetary damages for losses sustained, liabilities incurred, or benefits not derived by the Limited Partners in connection with any such violation.

                 (e)      Any amendment, modification or repeal of this Section
         7.7 or any provision hereof shall be prospective only and shall not in any way affect the limitations on the General Partner's and its officers' and directors' liability to the Partnership and the Limited Partners under this Section 7.7 as in effect immediately prior to such amendment, modification or repeal with respect to claims arising from or relating to matters occurring, in whole or in part, prior to such amendment, modification or repeal, regardless of when such claims may arise or be asserted.

         7.8     Other Matters Concerning the General Partner

                 (a) The General Partner may rely and shall be protected in acting, or refraining from acting, upon any resolution, certificate, statement, instrument, opinion, report, notice, request, consent, order, bond, debenture, or other paper or document believed by it in good faith to be genuine and to have been signed or presented by the proper party or parties.

                 (b) The General Partner may consult with legal counsel, accountants, appraisers, management consultants, investment bankers, architects, engineers, environmental consultants and other consultants and advisers selected by it, and any act taken or omitted to be taken in reliance upon the opinion of such Persons as to matters which such General Partner reasonably believes to be within such Person's professional or expert competence shall be conclusively presumed to have been done or omitted in good faith and in accordance with such opinion.

                 (c)      (i)     The General Partner shall have the right, in
                 respect of any of its powers or obligations hereunder, to act through any of its duly authorized officers and duly appointed attorneys-in-fact.

                          (ii) Each such attorney shall, to the extent provided by the General Partner in the power of attorney, have full power and authority to do and perform each and every act and duty which is permitted or required to be done by the General Partner hereunder.

                 (d) Notwithstanding any other provisions of this Agreement or the Act, any action of the General Partner on behalf of the Partnership or any decision of the General Partner to refrain from acting on behalf of the Partnership, undertaken in the good faith belief that such action or omission is necessary or advisable in order

                          (i) to protect the ability of the General Partner to continue to qualify as a REIT; or

                          (ii) to avoid the General Partner incurring any taxes under Section 857 or Sec tion 4981 of the Code,

         is expressly authorized under this Agreement and is deemed approved by all of the Limited Partners.

         7.9     Title to Partnership Assets

                 (a) Title to Partnership assets, whether real, personal or mixed and whether tangible or intangible, shall be deemed to be owned by the Partnership as an entity, and no Partner, individually or collectively, shall have any ownership interest in such Partnership assets or any portion thereof.

                 (b)      (i)     Title to any or all of the Partnership assets
                 may be held in the name of the Partnership, the General Partner or one or more nominees, as the General Partner may determine, including Affiliates of the General Partner.

                          (ii) The General Partner hereby declares and warrants that any Partnership asset for which legal title is held in the name of the General Partner or any nominee or Affiliate of the General Partner shall be held by the General Partner for the use and benefit of the Partnership in accordance with the provisions of this Agreement; provided, that the General Partner shall use its best efforts to cause beneficial and record title to such assets to be vested in the Partnership as soon as reasonably practicable.

                          (iii) All Partnership assets shall be recorded as the property of the Partnership in its books and records, irrespective of the name in which legal title to such Partnership assets is held.

         7.10    Reliance by Third Parties

                 (a) Notwithstanding anything to the contrary in this Agreement, any Person dealing with the Partnership shall be entitled to assume that the General Partner has full power and authority, without consent or approval of any other Partner or Person, to encumber, sell or otherwise use in any manner any and all assets of the Partnership and to enter into any contracts on behalf of the Partnership, and take any and all actions on behalf of the Partnership, and such Person shall be entitled to deal with the General Partner as if the General Partner were the Partnership's sole party in interest, both legally and beneficially.

                  (b) Each Limited Partner hereby waives any and all defenses or other remedies which may be available against such Person to contest, negate or disaffirm any action of the General Partner in connection with any such dealing.

                 (c) In no event shall any Person dealing with the General Partner or its representatives be obligated to ascertain that the terms of this Agreement have been complied with or to inquire into the necessity or expediency of any act or action of the General Partner or its representatives.

                 (d) Each and every certificate, document or other instrument executed on behalf of the Partnership by the General Partner or its representatives shall be conclusive evidence in favor of any and every Person relying thereon or claiming thereunder that

                          (i) at the time of the execution and delivery of such certificate, document or instrument, this Agreement was in full force and effect;

                          (ii) the Person executing and delivering such certificate, document or instrument was duly authorized and empowered to do so for and on behalf of the Partnership; and

                          (iii) such certificate, document or instrument was duly executed and delivered in accordance with the terms and provisions of this Agreement and is binding upon the Partnership.


                                   ARTICLE 8
                   RIGHTS AND OBLIGATIONS OF LIMITED PARTNERS

         8.1     Limitation of Liability

         The Limited Partners shall have no liability under this Agreement except as expressly provided in this Agreement, including Section 10.5 hereof, or under the Act.

         8.2     Management of Business

                 (a) No Limited Partner or Assignee (other than the General Partner, any of its Affiliates or any officer, director, employee, agent or trustee of the General Partner, the Partnership or any of their Affiliates, in their capacity as such) shall take part in the operation, management or control (within the meaning of the Act) of the Partnership's business, transact any business in the Partnership's name or have the power to sign documents for or otherwise bind the Partnership.

                 (b) The transaction of any such business by the General Partner, any of its Affiliates or any officer, director, employee, partner, agent or trustee of the General Partner, the Partnership or any of their Affiliates, in their capacity as such, shall not affect, impair or eliminate the limitations on the liability of the Limited Partners or Assignees under this Agreement.

         8.3     Outside Activities of Limited Partners

                 (a)      Subject to any agreements entered into pursuant to
         Section 7.5 hereof and any other agreements entered into by a Limited Partner or its Affiliates with the Partnership or any of its Subsidiaries, any Limited Partner and any officer, director, employee, agent, trustee, Affiliate or shareholder of any Limited Partner shall be entitled to and may have business interests and engage in business activities in addition to those relating to the Partnership, including business interests and activities that are in direct competition with the Partnership or that are enhanced by the activities of the Partnership.

                 (b) Neither the Partnership nor any Partners shall have any rights by virtue of this Agreement in any business ventures of any Limited Partner or Assignee.

                 (c) None of the Limited Partners nor any other Person shall have any rights by virtue of this Agreement or the Partnership relationship established hereby in any business ventures of any other Person and such Person shall have no obligation pursuant to this Agreement to offer any interest in any such business ventures to the Partnership, any Limited Partner or any such other Person, even if such opportunity is of a character which, if presented to the Partnership, any Limited Partner or such other Person, could be taken by such Person.

         8.4     Return of Capital

                 (a) Except pursuant to the Exchange Rights Agreement, no Limited Partner shall be entitled to the withdrawal or return of its Capital Contribution, except to the extent of distributions made pursuant to this Agreement or upon termination of the Partnership as provided herein.

                 (b) Except to the extent provided by Exhibit B, or as otherwise expressly provided in this Agreement, no Limited Partner or Assignee shall have priority over any other Limited Partner or Assignee, either as to the return of Capital Contributions or as to profits, losses or distributions.

         8.5     Rights of Limited Partners Relating to the Partnership

                 (a) In addition to the other rights provided by this Agreement or by the Act, and except as limited by Section 8.5(b) hereof, each Limited Partner shall have the right, for a purpose reasonably related to such Limited Partner's interest as a limited partner in the Partnership, upon written demand with a statement of the purpose of such demand and at such Limited Partner's own expense (including such reasonable copying and administrative charges as the General Partner may establish from time to time):

                          (i) to obtain a copy of the most recent annual and quarterly reports filed with the Securities and Exchange Commission by the General Partner pursuant to the Securities Exchange Act of 1934;

                          (ii) to obtain a copy of the Partnership's federal, state and local income tax returns for each Partnership Year;

                          (iii) to obtain a current list of the name and last known business, residence or mailing address of each Partner;

                          (iv) to obtain a copy of this Agreement and the Certificate and all amendments or restatements thereto, together with executed copies of all powers of attorney pursuant to which this Agreement, the Certificate and all amendments and/or restatements thereto have been executed; and

                          (v) to obtain true and full information regarding the amount of cash and a description and statement of any other property or services contributed by each Partner and which each Partner has agreed to contribute in the future, and the date on which each became a Partner.

                 (b) Notwithstanding any other provision of this Section 8.5, the General Partner may keep confidential from the Limited Partners, for such period of time as the General Partner determines in its sole and absolute discretion to be reasonable, any information that

                          (i) the General Partner reasonably believes to be in the nature of trade secrets or other information, the disclosure of which the General Partner in good faith believes is not in the best interests of the Partnership or could damage the Partnership or its business; or

                          (ii) the Partnership is required by law or by agreements with an unaffiliated third party to keep confidential.

         8.6     Exchange Rights Agreement

                 (a) The Limited Partners have been granted the right, but not the obligation, to exchange all or a portion of their OP Units for cash or, at the option of the General Partner, for shares of REIT Stock on the terms and subject to the conditions and restrictions contained in that certain Exchange Rights Agreement among the General Partners and the Limited Partners (as amended from time to time, the "Exchange Rights Agreement"), the form of which is attached hereto as Exhibit E.

                 (b) The Limited Partners and all successors, assignees and transferees (whether by operation of law, including by merger or consolidation, dissolution or liquidation of an entity that is a Limited Partner, or otherwise) shall be bound by the provisions of the Exchange Rights Agreement.


                                   ARTICLE 9
                     BOOKS, RECORDS, ACCOUNTING AND REPORTS

         9.1     Records and Accounting

                 (a) The General Partner shall keep or cause to be kept at the principal office of the Partnership those records and documents required to be maintained by the Act and other books and records deemed by the General Partner to be appropriate with respect to the Partnership's business, including, without limitation, all books and records necessary for the General Partner to comply with applicable REIT Requirements and to provide to the Limited Partners any information, lists and copies of documents required to be provided pursuant to Sections 8.5(a) and 9.3 hereof.

                 (b) Any records maintained by or on behalf of the Partnership in the regular course of its business may be kept on, or be in the form of, punch cards, magnetic tape, photographs, micrographics or any other information storage device, provided that the records so maintained are convertible into clearly legible written form within a reasonable period of time.

                 (c) The books of the Partnership shall be maintained, for financial and tax reporting purposes, on an accrual basis in accordance with generally accepted accounting principles, or such other basis as the General Partner determines to be necessary or appropriate.

         9.2     Fiscal Year

         The fiscal year of the Partnership shall be the calendar year.

         9.3     Reports

                 (a) As soon as practicable, but in no event later than the date on which the General Partner mails its annual report to its Stockholders, the General Partner shall cause to be mailed to each Limited Partner as of the close of the Partnership Year, an annual report containing financial statements of the Partnership, or of the General Partner, if such statements are prepared on a consolidated basis with the Partnership, for such Partnership Year, presented in accordance with GAAP, such statements to be audited by a nationally recognized firm of independent public accountants selected by the General Partner in its sole discretion.

                 (b) If and to the extent that the General Partner mails quarterly reports to its Stockholders, then as soon as practicable, but in no event later than the date such reports are mailed, the General Partner shall cause to be mailed to each Limited Partner a report containing unaudited financial statements as of the last day of the calendar quarter of the Partnership, or of the General Partner, if such statements are prepared on a consolidated basis with the Partnership, and such other information as may be required by applicable law or regulation, or as the General Partner determines to be appropriate.


                                  ARTICLE 10
                                  TAX MATTERS

         10.1    Preparation of Tax Returns

         The General Partner shall arrange for the preparation and timely filing of all returns of Partnership income, gains, deductions, losses and other items required of the Partnership for federal and state income tax purposes and shall use all reasonable efforts to furnish, within ninety (90) days of the close of each taxable year, the tax information reasonably required by Limited Partners for federal and state income tax reporting purposes.

         10.2    Tax Elections

                 (a) Except as otherwise provided herein, the General Partner shall, in its sole and absolute discretion, determine whether to make any available election pursuant to the Code; provided, however, that the General Partner shall make the election under
         Section 754 of the Code in accordance with applicable regulations thereunder effective for the first calendar year following the Effective Date.

                 (b) The General Partner shall elect a permissible method of eliminating the disparity between the book value and the tax basis of property contributed to the Partnership or to a Subsidiary of the Partnership pursuant to the regulations promulgated under the provisions of Section 704(c) of the Code.

                 (c) The General Partner shall have the right to seek to revoke any tax election it makes, including, without limitation, the election under Section 754 of the Code, upon the General Partner's determination, in its sole and absolute discretion, that such revocation is in the best interests of the Partners.

         10.3    Tax Matters Partner

                 (a)      (i)     The General Partner shall be the "tax matters
                 partner" of the Partnership for federal income tax purposes.

                          (ii) Pursuant to Section 6230(e) of the Code, upon receipt of notice from the Internal Revenue Service of the beginning of an administrative proceeding with respect to the Partnership, the tax matters partner shall furnish the Internal Revenue Service with the name, address, taxpayer identification number, and profit interest of each of the Limited Partners and the Assignees; provided, that such information is provided to the Partnership by the Limited Partners and the Assignees.

                          (iii) The tax matters partner is authorized, but not required:

                                  (A)      to enter into any settlement with
                          the Internal Revenue Service with respect to any administrative or judicial proceedings for the adjustment of Partnership items required to be taken into account by a Partner for income tax purposes (such administrative proceedings being referred to as a "tax audit" and such judicial proceedings being referred to as "judicial review"), and in the settlement agreement the tax matters partner may expressly state that such agreement shall bind all Partners, except that such settlement agreement shall not bind any Partner

                                        (I)     who (within the time prescribed
                                  pursuant to the Code and Regulations) files a statement with the Internal Revenue Service providing that the tax matters partner shall not have the authority to enter into a settlement agreement on behalf of such Partner; or

                                        (II)    who is a "notice partner" (as
                                  defined in Section 6231(a)(8) of the Code) or a member of a "notice group" (as defined in Sec tion 6223(b)(2) of the Code);

                                  (B)      in the event that a notice of a
                          final administrative adjustment at the Partnership level of any item required to be taken into account by a Partner for tax purposes (a "final adjustment") is mailed to the tax matters partner, to seek judicial review of such final adjustment, including the filing of a petition for readjustment with the Tax Court or the filing of a complaint for refund with the United States Claims Court or the District Court of the United States for the district in which the Partnership's principal place of business is located;

                                  (C)      to intervene in any action brought
                          by any other Partner for judicial review of a final adjustment;

                                  (D)      to file a request for an
                          administrative adjustment with the Internal Revenue Service and, if any part of such request is not allowed by the Internal Revenue Service, to file an appropriate pleading (petition or complaint) for judicial review with respect to such request;

                                  (E)      to enter into an agreement with the
                          Internal Revenue Service to extend the period for assessing any tax which is attributable to any item required to be taken account of by a Partner for tax purposes, or an item affected by such item; and

                                  (F)      to take any other action on behalf
                          of the Partners or the Partnership in connection with any tax audit or judicial review proceeding to the extent permitted by applicable law or regulations.

                 The taking of any action and the incurring of any expense by the tax matters partner in connection with any such proceeding, except to the extent required by law, is a matter in the sole and absolute discretion of the tax matters partner and the provisions relating to indemnification of the General Partner set forth in Section 7.6 of this Agreement shall be fully applicable to the tax matters partner in its capacity as such.

                 (c)      (i)     The tax matters partner shall receive no
                 compensation for its services.

                          (ii) All third party costs and expenses incurred by the tax matters partner in performing its duties as such (including legal and accounting fees and expenses) shall be borne by the Partnership.

                          (iii) Nothing herein shall be construed to restrict the Partnership from engaging an accounting firm to assist the tax matters partner in discharging its duties hereunder, so long as the compensation paid by the Partnership for such services is reasonable.

         10.4    Organizational Expenses

         The Partnership shall elect to deduct expenses, if any, incurred by it in organizing the Partnership ratably over a sixty (60) month period as provided in Section 709 of the Code.

         10.5    Withholding

                 (a) Each Limited Partner hereby authorizes the Partnership to withhold from, or pay on behalf of or with respect to, such Limited Partner any amount of federal, state, local, or foreign taxes that the General Partner determines that the Partnership is required to withhold or pay with respect to any amount distributable or allocable to such Limited Partner pursuant to this Agreement, including, without limitation, any taxes required to be withheld or paid by the Partnership pursuant to Sections 1441, 1442, 1445, or 1446 of the Code.

                 (b)      (i)     Any amount paid on behalf of or with respect
                 to a Limited Partner shall constitute a loan by the Partnership to such Limited Partner, which loan shall be repaid by such Limited Partner within fifteen (15) days after notice from the General Partner that such payment must be made unless

                                  (A)      the Partnership withholds such
                          payment from a distribution which would otherwise be made to the Limited Partner; or

                                  (B)      the General Partner determines, in
                          its sole and absolute discretion, that such payment may be satisfied out of the available funds of the Partnership which would, but for such payment, be distributed to the Limited Partner.

                          (ii)    Any amounts withheld pursuant to the
                 foregoing clauses (i)(A) or (B) shall be treated as having been distributed to such Limited Partner.

                 (c)      (i)     Each Limited Partner hereby unconditionally
                 and irrevocably grants to the Partnership a security interest in such Limited Partner's Partnership Interest to secure such Limited Partner's obligation to pay to the Partnership any amounts required to be paid pursuant to this Section 10.5.

                          (ii)    (A)      In the event that a Limited Partner
                          fails to pay when due any amounts owed to the Partnership pursuant to this Section 10.5, the General Partner may, in its sole and absolute discretion, elect to make the payment to the Partnership on behalf of such defaulting Limited Partner, and in such event shall be deemed to have loaned such amount to such defaulting Limited Partner and shall succeed to all rights and remedies of the Partnership as against such defaulting Limited Partner.

                                  (B)      Without limitation, in such event,
                          the General Partner shall have the right to receive distributions that would otherwise be distributable to such defaulting Limited Partner until such time as such loan, together with all interest thereon, has been paid in full, and any such distributions so received by the General Partner shall be treated as having been distributed to the defaulting Limited Partner and immediately paid by the defaulting Limited Partner to the General Partner in repayment of such loan.

                          (iii) Any amount payable by a Limited Partner hereunder shall bear interest at the highest base or prime rate of interest published from time to time by any of Citibank, N.A., Chemical Bank, Morgan Guaranty Trust Company of New York and Chase Manhattan Bank, N.A., plus four (4) percentage points, but in no event higher than the maximum lawful rate of interest on such obligation, such interest to accrue from the date such amount is due (i.e., fifteen (15) days after demand) until such amount is paid in full.

                          (iv) Each Limited Partner shall take such actions as the Partnership or the General Partner shall request in order to perfect or enforce the security interest created hereunder.


                                  ARTICLE 11
                           TRANSFERS AND WITHDRAWALS

         11.1    Transfer

                 (a)      (i)     The term "Transfer," when used in this
                 Article 11 with respect to an OP Unit, shall be deemed to refer to a transaction by which

                                  (A)      the General Partner purports to
                          assign all or any part of its General Partner Interest to another Person or

                                  (B) a Limited Partner purports to assign all or any part of its Limited Partner Interest to another Person.

                          (ii) The term "Transfer" when used in this Article 11 does not include any exchange of OP Units for cash or REIT Stock pursuant to the Exchange Rights Agreement.

                 (b)      (i)     No Partnership Interest shall be Transferred,
                 in whole or in part, except in accordance with the terms and conditions set forth in this Article 11.

                          (ii) Any Transfer or purported Transfer of a Partnership Interest not made in accordance with this Article 11 shall be null and void.

         11.2    Transfer of the General Partner's General Partner Interest

                 (a) The General Partner may not Transfer any of its General Partner Interest or withdraw as General Partner, or Transfer any of its Limited Partner Interest, except

                          (i) if Limited Partners holding at least a majority of the Percentage Interests of the Limited Partners (other than Limited Partner Interests held by the General Partner or any Affiliate thereof) consent to such Transfer or withdrawal,

                          (ii) if such Transfer is to an entity which is wholly owned by the General Partner and is a Qualified REIT Subsidiary as defined in Section 856(i) of the Code or

                          (iii)   in connection with a transaction described in
                 Section 11.2(c) or 11.2(d) (as applicable).

                 (b) In the event the General Partner withdraws as general partner of the Partnership in accordance with Section 11.2(a), the General Partner's General Partner Interest shall immediately be converted into a Limited Partner Interest.

                 (c) Except as otherwise provided in Section 11.2(d), the General Partner shall not engage in any merger, consolidation or other combination with or into another Person or sale of all or substantially all of its assets, or any reclassification, or any recapitalization or change of outstanding REIT Stock (other than a change in par value, or from par value to no par value, or as a result of a subdivision or combination of REIT Stock) (a "Transaction"), unless

                          (i) in connection with the Transaction all Limited Partners will either receive, or will have the right to elect to receive, for each OP Unit an amount of cash, securities, or other property equal to the product of the Exchange Factor and the greatest amount of cash, securities or other property or value paid in the Transaction to or received by a holder of one share of REIT Stock in consideration of one share of REIT Stock at any time during the period from and after the date on which the Transaction is consummated; provided that if, in connection with the Transaction, a purchase, tender or exchange offer ("Offer") shall have been made to and accepted by the holders of more than 50% of the outstanding REIT Stock, each holder of OP Units shall be given the option to exchange its OP Units for the greatest amount of cash, securities, or other property which a Limited Partner would have received had it

                                  (A)      exercised its Exchange Right and

                                  (B) sold, tendered or exchanged pursuant to the Offer the REIT Stock received upon exercise of the Exchange Right immediately prior to the expiration of the Offer; and

                          (ii) no more than 75% of the equity securities of the acquiring Person in such Transaction shall be owned, after consummation of such Transaction, by the General Partner or Persons who were Affiliates of the Partnership or the General Partner immediately prior to the date on which the Transaction is consummated.

                 (d)      (i)     Notwithstanding Section 11.2(c), the General
                 Partner may merge into or consolidate with another entity if immediately after such merger or consolidation

                                  (A)      substantially all of the assets of
                          the successor or surviving entity (the "Surviving General Partner"), other than OP Units held by the General Partner, are contributed to the Partnership as a Capital Contribution in exchange for OP Units with a fair market value equal to the value of the assets so contributed as determined by the Surviving General Partner in good faith and

                                  (B)      the Surviving General Partner
                          expressly agrees to assume all obligations of the General Partner hereunder.

                          (ii)    (A)      Upon such contribution and
                 assumption, the Surviving General Partner shall have the right and duty to amend this Agreement and the Exchange Rights Agreement as set forth in this Section 11.2(d).

                                  (B)      (I)     The Surviving General
                                  Partner shall in good faith arrive at a new method for the calculation of the Exchange Factor for an OP Unit after any such merger or consolidation so as to approximate the existing method for such calculation as closely as reasonably possible.

                                           (II)    Such calculation shall take
                                  into account, among other things, the kind and amount of securities, cash and other property that was receivable upon such merger or consolidation by a holder of REIT Stock or options, warrants or other rights relating thereto, and which a holder of OP Units could have acquired had such OP Units been redeemed for REIT Stock immediately prior to such merger or consolidation.

                                  (C)      Such amendment to this Agreement
                          shall provide for adjustment to such method of calculation, which shall be as nearly equivalent as may be practicable to the adjustments provided for with respect to the Exchange Factor.

                          (iii) The above provisions of this Section 11.2(d) shall similarly apply to successive mergers or consolidations permitted hereunder.

         11.3    Limited Partners' Rights to Transfer

                 (a) Subject to the provisions of Sections 11.3(c), 11.3(d), 11.3(e) and 11.4 and the restrictions included in the applicable Lock-up Agreement, a Limited Partner may, without the consent of the General Partner, Transfer all or any portion of its Limited Partnership Interest.

                 (b)      (i)     If a Limited Partner is Incapacitated, the
                 executor, administrator, trustee, committee, guardian, conservator or receiver of such Limited Partner's estate shall have all of the rights of a Limited Partner, but not more rights than those enjoyed by other Limited Partners, for the purpose of settling or managing the estate and such power as the Incapacitated Limited Partner possessed to Transfer all or any part of his or its interest in the Partnership.

                          (ii) The Incapacity of a Limited Partner, in and of itself, shall not dissolve or terminate the Partnership.

                 (c) The General Partner may prohibit any Transfer by a Limited Partner of its OP Units if, in the opinion of legal counsel to the Partnership, such Transfer would require filing of a registration statement under the Securities Act of 1933, as amended, or would otherwise violate any federal or state securities laws or regulations applicable to the Partnership or the OP Units.

                 (d) No Transfer by a Limited Partner of its OP Units may be made to any Person if

                          (i) in the opinion of legal counsel of the Partnership, it would adversely affect the ability of the General Partner to continue to qualify as a REIT or would subject the General Partner to any additional taxes under
                 Section 857 or Section 4981 of the Code;

                          (ii) in the opinion of legal counsel for the Partnership, it would result in the Partnership being treated as an association taxable as a corporation for federal income tax purposes;

                          (iii) such Transfer would cause the Partnership to become, with respect to any employee benefit plan subject to Title I of ERISA, a "party-in-interest" (as defined in Sec tion 3(14) of ERISA) or a "disqualified person" (as defined in
                 Section 4975(c) of the Code);

                          (iv) such Transfer would, in the opinion of legal counsel for the Partnership, cause any portion of the assets of the Partnership to constitute assets of any employee benefit plan pursuant to Department of Labor Regulations
                 Section 2510.2-101;

                          (v) such Transfer would subject the Partnership to regulation under the Investment Company Act of 1940, the Investment Advisors Act of 1940 or the Employee Retirement Income Security Act of 1974, each as amended;

                          (vi) without the consent of the General Partner, which consent may be withheld in its sole and absolute discretion, such Transfer is a sale or exchange, and such sale or exchange would, when aggregated with all other sales and exchanges during the 12-month period ending on the date of the proposed Transfer, result in 50% or more of the interests in Partnership capital and profits being sold or exchanged during such 12-month period; or

                          (vii) such Transfer is effectuated through an "established securities market" or a "secondary market (or the substantial equivalent thereof)" within the meaning of Section 7704 of the Code.

                 (e) No transfer of any OP Units may be made to a lender to the Partnership or any Person who is related (within the meaning of Regulations Section 1.752-4(b)) to any lender to the Partnership whose loan constitutes a nonrecourse liability (within the meaning of Regulations Section 1.752-1(a)(2)), without the consent of the General Partner, which may be withheld in its sole and absolute discretion, provided that as a condition to such consent the lender will be required to enter into an arrangement with the Partnership and the General Partner to exchange for the Cash Amount (as such term is defined in the Exchange Rights Agreement) any OP Units in which a security interest is held simultaneously with the time at which such lender would be deemed to be a partner in the Partnership for purposes of allocating liabilities to such lender under Section 752 of the Code.

                 (f) Any Transfer in contravention of any of the provisions of this Section 11.3 shall be void and ineffectual and shall not be binding upon, or recognized by, the Partnership.

         11.4    Substituted Limited Partners

                 (a)      (i)     No Limited Partner shall have the right to
                 substitute a Permitted Transferee for a Limited Partner in his place.

                          (ii) The General Partner shall, however, have the right to consent to the admission of a Permitted Transferee of the Partnership Interest of a Limited Partner pursuant to this
                 Section 11.4 as a Substitute Limited Partner, which consent may be given or withheld by the General Partner in its sole and absolute discretion.

                          (iii) The General Partner's failure or refusal to permit such transferee to become a Substituted Limited Partner shall not give rise to any cause of action against the Partnership or any Partner.

                 (b) A transferee who has been admitted as a Substituted Limited Partner in accordance with this Article 11 shall have all the rights and powers and be subject to all the restrictions and liabilities of a Limited Partner under this Agreement.

                 (c)      (i)     No Permitted Transferee will be admitted as a
                 Substituted Limited Partner unless such transferee has furnished to the General Partner

                                  (A)      evidence of acceptance in form
                          satisfactory to the General Partner of all of the terms and conditions of this Agreement and the Exchange Rights Agreement, including, without limitation, the power of attorney granted in Section
                          2.4 hereof, and

                                  (B)      such other documents or instruments
                          as may be required in the reasonable discretion of the General Partner in order to effect such Person's admission as a Substituted Limited Partner.

                          (ii) Upon the admission of a Substituted Limited Partner, the General Partner shall amend Exhibit A to reflect the name, address, number of OP Units, and Percentage Interest of such Substituted Limited Partner and to eliminate or adjust, if necessary, the name, address and interest of the predecessor of such Substituted Limited Partner.

         11.5    Assignees

                 (a) If the General Partner, in its sole and absolute discretion, does not consent to the admission of any transferee as a Substituted Limited Partner, as described in Section 11.4(a), such transferee shall be considered an Assignee for purposes of this Agreement.

                 (b) An Assignee shall be deemed to have had assigned to it, and shall be entitled to receive distributions from the Partnership and the share of Net Income, Net Losses and any other items, gain, loss deduction and credit of the Partnership attributable to the OP Units assigned to such transferee, but shall not be deemed to be a holder of OP Units for any other purpose under this Agreement, and shall not be entitled to vote such OP Units in any matter presented to the Limited Partners for a vote (such OP Units being deemed to have been voted on such matter in the same proportion as all other OP Units held by Limited Partners are voted).

                 (c) In the event any such transferee desires to make a further assignment of any such OP Units, such transferee shall be subject to all of the provisions of this Article 11 to the same extent and in the same manner as any Limited Partner desiring to make an assignment of OP Units.

         11.6    General Provisions

                 (a) No Limited Partner may withdraw from the Partnership other than as a result of a permitted Transfer of all of such Limited Partner's OP Units in accordance with this Article 11 or pursuant to exchange of all of its OP Units pursuant to the Exchange Rights Agreement.

                 (b)      (i)     Any Limited Partner which shall Transfer all
                 of its OP Units in a Transfer permitted pursuant to this
                 Article 11 shall cease to be a Limited Partner upon the admission of all Assignees of such OP Units as Substituted Limited Partners.

                          (ii) Similarly, any Limited Partner which shall Transfer all of its OP Units pursuant to an exchange of all of its OP Units pursuant to the Exchange Rights Agreement shall cease to be a Limited Partner.

                 (c) Other than pursuant to the Exchange Rights Agreement or without the consent of the General Partner, transfers pursuant to this Article 11 may only be made as of the first day of a fiscal quarter of the Partnership.

                 (d)      (i)     If any Partnership Interest is transferred or
                 assigned during the Partnership's fiscal year in compliance with the provisions of this Article 11 or exchanged pursuant to the Exchange Rights Agreement on any day other than the first day of a Partnership Year, then Net Income, Net Losses, each item thereof and all other items attributable to such interest for such Partnership Year shall be divided and allocated between the transferor Partner and the transferee Partner by taking into account their varying interests during the Partnership Year in accordance with
                 Section 706(d) of the Code, using the interim closing of the books method.

                          (ii)    Solely for purposes of making such
                 allocations, each of such items for the calendar month in which the Transfer or assignment occurs shall be allocated to the transferee Partner, and none of such items for the calendar month in which an exchange occurs shall be allocated to the exchanging Partner, provided, however, that the General Partner may adopt such other conventions relating to allocations in connection with transfers, assignments, or exchanges as it determines are necessary or appropriate.

                          (iii)   All distributions of Available Cash
                 attributable to OP Units, with respect to which the Partnership Record Date is before the date of such transfer, assignment, or exchange of such OP Units, shall be made to the transferor Partner or the exchanging Partner, as the case may be, and in the case of a transfer or assignment other than an exchange, all distributions of Available Cash thereafter attributable to such OP Units shall be made to the transferee Partner.


                                  ARTICLE 12
                             ADMISSION OF PARTNERS

         12.1    Admission of Successor General Partner

                 (a)      (i)     A successor to all of the General Partner
         Interest pursuant to Section 11 hereof who is proposed to be admitted as a successor General Partner shall be admitted to the Partnership as the General Partner, effective immediately following such transfer and the admission of such successor General Partner as a general partner of the Partnership upon the satisfaction of the terms and conditions set forth in Section 12.1(b).

                          (ii) Any such transferee shall carry on the business of the Partnership without dissolution.

                 (b) A Person shall be admitted as a substitute or successor General Partner of the Partnership only if the following terms and conditions are satisfied:

                          (i) the Person to be admitted as a substitute or additional General Partner shall have accepted and agreed to be bound by all the terms and provisions of this Agreement by executing a counterpart thereof and such other documents or instruments as may be required or appropriate in order to effect the admission of such Person as a General Partner;

                          (ii) if the Person to be admitted as a substitute or additional General Partner is a corporation or a partnership it shall have provided the Partnership with evidence satisfactory to counsel for the Partnership of such Person's authority to become a General Partner and to be bound by the terms and provisions of this Agreement; and

                          (iii) counsel for the Partnership shall have rendered an opinion (relying on such opinions from other counsel as may be necessary) that the admission of the person to be admitted as a substitute or additional General Partner is in conformity with the Act, that none of the actions taken in connection with the admission of such Person as a substitute or additional General Partner will cause

                                  (A)      the Partnership to be classified
                          other than as a partnership for federal income tax purposes, or

                                  (B)      the loss of any Limited Partner's
                          limited liability.

                 (c) In the case of such admission on any day other than the first day of a Partnership Year, all items attributable to the General Partner Interest for such Partnership Year shall be allocated between the transferring General Partner and such successor as provided in Section 11.6(d) hereof.

         12.2    Admission of Additional Limited Partners

                 (a) A Person who makes a Capital Contribution to the Partnership in accordance with this Agreement shall be admitted to the Partnership as an Additional Limited Partner only upon furnishing to the General Partner

                          (i) evidence of acceptance in form satisfactory to the General Partner of all of the terms and conditions of this Agreement and the Exchange Rights Agreement, including, without limitation, the power of attorney granted in Section
                 2.4 hereof, and

                          (ii) such other documents or instruments as may be required in the discretion of the General Partner in order to effect such Person's admission as an Additional Limited Partner.

                 (b)      (i)     Notwithstanding anything to the contrary in
                 this Section 12.2, no Person shall be admitted as an Additional Limited Partner without the consent of the General Partner, which consent may be given or withheld in the General Partner's sole and absolute discretion.

                          (ii) The admission of any Person as an Additional Limited Partner shall become effective on the date upon which the name of such Person is recorded on the books and records of the Partnership, following the consent of the General Partner to such admission.

                 (c)      (i)     If any Additional Limited Partner is admitted
                 to the Partnership on any day other than the first day of a Partnership Year, then Net Income, Net Losses, each item thereof and all other items allocable among Partners and Assignees for such Partnership Year shall be allocated among such Additional Limited Partner and all other Partners and Assignees by taking into account their varying interests during the Partnership Year in accordance with Section 706(d) of the Code, using the interim closing of the books method.

                          (ii)    (A)      Solely for purposes of making such
                          allocations, each of such items for the calendar month in which an admission of any Additional Limited Partner occurs shall be allocated among all of the Partners and Assignees, including such Additional Limited Partner.

                                  (B) distributions of Available Cash with respect to which the Partnership Record Date is before the date of such admission shall be made solely to Partners and Assignees, other than the Additional Limited Partner, and all distributions of Available Cash thereafter shall be made to all of the Partners and Assignees, including such Additional Limited Partner.

                 (d) Upon the admission of the first Additional Limited Partner to the Partnership, the Initial Limited Partner's original interest in the Partnership shall automatically, and without further action on the part of the Initial Limited Partner or the Partnership, be withdrawn.

         12.3    Amendment of Agreement and Certificate of Limited Partnership

         For the admission to the Partnership of any Partner, the General Partner shall take all steps necessary and appropriate under the Act to amend the records of the Partnership and, if necessary, to prepare as soon as practical an amendment of this Agreement (including an amendment of Exhibit A) and, if required by law, shall prepare and file an amendment to the Certificate and may for this purpose exercise the power of attorney granted pursuant to
Section 2.4 hereof.

                                  ARTICLE 13
                    DISSOLUTION, LIQUIDATION AND TERMINATION

         13.1    Dissolution

                 (a) The Partnership shall not be dissolved by the admission of Substituted Limited Partners or Additional Limited Partners or by the admission of a successor General Partner in accordance with the terms of this Agreement.

                 (b) The Partnership shall dissolve, and its affairs shall be wound up, only upon the first to occur of any of the following ("Liquidating Events"):

                          (i)     the expiration of its term as provided in
                 Section 2.5 hereof;

                          (ii) an event of withdrawal of the General Partner, as defined in the Act (other than an event of bankruptcy), unless, within ninety (90) days after such event of withdrawal, a majority in interest of the remaining Partners agree in writing to continue the business of the Partnership and to the appointment, effective as of the date of withdrawal, of a successor General Partner;

                          (iii) from and after the date of this Agreement through December 31, 2047, an election to dissolve the Partnership made by the General Partner, with the Consent of Limited Partners holding at least a majority of the Percentage Interest of the Limited Partners (including Limited Partner Interests held by the General Partner);

                          (iv) on or after January 1, 2048, an election to dissolve the Partnership made by the General Partner, in its sole and absolute discretion;

                          (v) entry of a decree of judicial dissolution of the Partnership pursuant to the provisions of the Act;

                          (vi) the sale of all or substantially all of the assets and properties of the Partnership;

                          (vii) a final and non-appealable judgment is entered by a court of competent jurisdiction ruling that the General Partner is bankrupt or insolvent, or a final and non-appealable order for relief is entered by a court with appropriate jurisdiction against the General Partner, in each case under any federal or state bankruptcy or insolvency laws as now or hereafter in effect, unless prior to the entry of such order or judgment all of the remaining Partners agree in writing to continue the business of the Partnership and to the appointment, effective as of a date prior to the date of such order or judgment, of a substitute General Partner.

         13.2    Winding Up

                 (a)      (i)     Upon the occurrence of a Liquidating Event,
                 the Partnership shall continue solely for the purposes of winding up its affairs in an orderly manner, liquidating its assets, and satisfying the claims of its creditors and Partners.

                          (ii) No Partner shall take any action that is inconsistent with, or not necessary to or appropriate for, the winding up of the Partnership's business and affairs.

                          (iii) The General Partner, or, in the event there is no remaining General Partner, any Person elected by Limited Partners holding at least a majority of the Limited Partnership Interests (the General Partner or such other Person being referred to herein as the "Liquidator"), shall be responsible for overseeing the winding up and dissolution of the Partnership and shall take full account of the Partnership's liabilities and property and the Partnership property shall be liquidated as promptly as is consistent with obtaining the fair value thereof, and the proceeds therefrom (which may, to the extent determined by the General Partner, include shares of common stock or other securities of the General Partner) shall be applied and distributed in the following order:

                                  (A)      First, to the payment and discharge
                          of all of the Partnership's debts and liabilities to creditors other than the Partners;

                                  (B) Second, to the payment and discharge of all of the Partnership's debts and liabilities to the General Partner;

                                  (C)      Third, to the payment and discharge
                          of all of the Partnership's debts and liabilities to the other Partners; and

                                  (D)      The balance, if any, to the General
                          Partner and Limited Partners to the extent of and in accordance with the positive balances in their Capital Accounts, after giving effect to all contributions, distributions, and allocations for all periods.

                          (iv) The General Partner shall not receive any additional compensation for any services performed pursuant to this Article 13.

                          (v) Any distributions pursuant to this Section 13.2(a) shall be made by the end of the Partnership's taxable year in which the liquidation occurs (or, if later, within 90 days after the date of the liquidation).

                 (b)      (i)     Notwithstanding the provisions of Section
                 13.2(a) hereof which require liquidation of the assets of the Partnership, but subject to the order of priorities set forth therein, if prior to or upon dissolution of the Partnership the Liquidator determines that an immediate sale of part or all of the Partnership's assets would be impractical or would cause undue loss to the Partners, the Liquidator may, in its sole and absolute discretion, defer for a reasonable time the liquidation of any asset except those necessary to satisfy liabilities of the Partnership (including to those Partners as creditors) or distribute to the Partners, in lieu of cash, as tenants in common and in accordance with the provisions of
                 Section 13.2(a) hereof, undivided interests in such Partnership assets as the Liquidator deems not suitable for liquidation.

                          (ii) Any such distributions in kind shall be made only if, in the good faith judgment of the Liquidator, such distributions in kind are in the best interests of the Partners, and shall be subject to such conditions relating to the disposition and management of such properties as the Liquidator deems reasonable and equitable and to any agreements governing the operation of such properties at such time.

                          (iii) The Liquidator shall determine the fair market value of any property distributed in kind using such reasonable method of valuation as it may adopt.

                 (c) In the discretion of the Liquidator, a pro rata portion of the distributions that would otherwise be made to the General Partner and Limited Partners pursuant to this
                 Article 13 may be:

                                  (A)      distributed to a trust established
                          for the benefit of the General Partner and Limited Partners for the purposes of liquidating Partnership assets, collecting amounts owed to the Partnership, and paying any contingent or unforeseen liabilities or obligations of the Partnership or the General Partner arising out of or in connection with the Partnership; the assets of any such trust shall be distributed to the General Partner and Limited Partners from time to time, in the reasonable discretion of the Liquidator, in the same proportions as the amount distributed to such trust by the Partnership would otherwise have been distributed to the General Partner and Limited Partners pursuant to this Agreement; or

                                  (B)      withheld or escrowed to provide a
                          reasonable reserve for Partnership liabilities (contingent or otherwise) and to reflect the unrealized portion of any installment obligations owed to the Partnership, provided that such withheld or escrowed amounts shall be distributed to the General

                          Partner and Limited Partners in the manner and order of priority set forth in Section 13.2(a) as soon as practicable.

         13.3    No Obligation to Contribute Deficit

         If any Partner has a deficit balance in his Capital Account (after giving effect to all contributions, distributions and allocations for all taxable years, including the year during which such liquidation occurs), such Partner shall have no obligation to make any contribution to the capital of the Partnership with respect to such deficit, and such deficit shall not be considered a debt owed to the Partnership or to any other Person for any purpose whatsoever.

         13.4    Rights of Limited Partners

                 (a) Except as otherwise provided in this Agreement, each Limited Partner shall look solely to the assets of the Partnership for the return of its Capital Contributions and shall have no right or power to demand or receive property other than cash from the Partnership.

                 (b) Except as otherwise provided in this Agreement, no Limited Partner shall have priority over any other Partner as to the return of its Capital Contributions, distributions, or allocations.

         13.5    Notice of Dissolution

         In the event a Liquidating Event occurs or an event occurs that would, but for the provisions of an election or objection by one or more Partners pursuant to Section 13.1, result in a dissolution of the Partnership, the General Partner shall, within thirty (30) days thereafter, provide written notice thereof to each of the Partners.

         13.6 Termination of Partnership and Cancellation of Certificate of Limited Partnership

         Upon the completion of the liquidation of the Partnership's assets, as provided in Section 13.2 hereof, the Partnership shall be terminated, a certificate of cancellation shall be filed, and all qualifications of the Partnership as a foreign limited partnership in jurisdictions other than the state of Delaware shall be canceled and such other actions as may be necessary to terminate the Partnership shall be taken.

         13.7    Reasonable Time for Winding-Up

         A reasonable time shall be allowed for the orderly winding-up of the business and affairs of the Partnership and the liquidation of its assets pursuant to Section 13.2 hereof in order to minimize any losses otherwise attendant upon such winding-up, and the provisions of this Agreement shall remain in effect among the Partners during the period of liquidation.

         13.8    Waiver of Partition

         Each Partner hereby waives any right to partition of the Partnership property.


                                  ARTICLE 14
                  AMENDMENT OF PARTNERSHIP AGREEMENT; MEETINGS

         14.1    Amendments

                 (a)      (i)     Amendments to this Agreement may be proposed
                 by the General Partner or by any Limited Partners holding in the aggregate 25 percent or more of the Partnership Interests.

                          (ii)    (A)      Following such proposal, the General
                          Partner shall submit any proposed amendment to the Limited Partners.

                                  (B)      The General Partner shall seek the
                          written vote of the Partners on the proposed amendment or shall call a meeting to vote thereon and to transact any other business that it may deem appropriate.

                                  (C)      For purposes of obtaining a written
                          vote, the General Partner may require a response within a reasonable specified time, but not less than fifteen (15) days, and failure to respond in such time period shall constitute a vote which is consistent with the General Partner's recommendation with respect to the proposal.

                                  (D)      Except as provided in Section
                          14.1(b), 14.1(c) or 14.1(d), a proposed amendment shall be adopted and be effective as an amendment hereto if it is approved by the General Partner and it receives the Consent of Limited Partners holding at least a majority of the Percentage Interests of the Limited Partners (including Limited Partner Interests held by the General Partner).

                 (b)      (i)     Notwithstanding Section 14.1(a), the General
                 Partner shall have the power, without the consent of the Limited Partners, to amend this Agreement as may be required to facilitate or implement any of the following purposes:

                                  (A)      to add to the obligations of the
                          General Partner or surrender any right or power granted to the General Partner or any Affiliate of the General Partner for the benefit of the Limited Partners;

                                  (B)      to reflect the admission,
                          substitution, termination, or withdrawal of Partners in accordance with this Agreement (which may be effected through the amendment or replacement of Exhibit A);

                                  (C)      to set forth the designations,
                          rights, powers, duties, and preferences of the holders of any additional Partnership Interests issued pursuant to Section 4.3 hereof;

                                  (D)      to reflect a change that does not
                          adversely affect the Limited Partners in any material respect, or to cure any ambiguity, correct or supplement any provision in this Agreement not inconsistent with law or with other provisions, or make other changes with respect to matters arising under this Agreement that will not be inconsistent with law or with the provisions of this Agreement; and

                                  (E)      to satisfy any requirements,
                          conditions, or guidelines contained in any order, directive, opinion, ruling or regulation of a federal or state agency or contained in federal or state law.

                          (ii) The General Partner shall provide notice to the Limited Partners when any action under this Section 14.1(b) is taken in the next regular communication to the Limited Partners.

                 (c) Notwithstanding Section 14.1(a) and 14.1(b) hereof, this Agreement shall not be amended with respect to any Partner adversely affected without the Consent of such Partner adversely affected if such amendment would

                          (i) convert a Limited Partner's interest in the Partnership into a General Partner Interest;

                          (ii) modify the limited liability of a Limited Partner in a manner adverse to such Limited Partner; or

                          (iii)   amend this Section 14.1(c).

This Section 14.1(c) does not require unanimous consent of all Partners adversely affected unless the amendment is to be effective against all Partners adversely affected.

                 (d) Notwithstanding Section 14.1(a) or Section 14.1(b) hereof, the General Partner shall not amend, without the Consent of Limited Partners holding a majority of the Percentage Interests of the Limited Partners, Section 4.3 (a), Article 5, Article 6 (except that Articles V and VI may be amended as permitted pursuant to Sections 4.3, 5.4, 6.2 and 14.1(b)(i)(c)), Section 7.4, 7.5, 11.2, or 13.1.

         14.2    Meetings of the Partners

                 (a)     (i)      Meetings of the Partners may be called by
                 the General Partner and shall be called upon the receipt by the General Partner of a written request by Limited Partners holding 25 percent or more of the Partnership Interests.

                         (ii) The request shall state the nature of the business to be transacted.

                         (iii) Notice of any such meeting shall be given to all Partners not less than seven (7) days nor more than thirty (30) days prior to the date of such meeting.

                         (iv) Partners may vote in person or by proxy at such meeting.

                         (v) Whenever the vote or Consent of the Limited Partners is permitted or required under this Agreement, such vote or Consent may be given at a meeting of the Partners or may be given in accordance with the procedure prescribed in
                 Section 14.1(a) hereof.

                         (vi) Except as otherwise expressly provided in this Agreement, the Consent of holders of a majority of the Percentage Interests held by Partners (including the General Partner) shall control.

                 (b)     (i)      Any action required or permitted to be taken
                 at a meeting of the Partners may be taken without a meeting if a written consent setting forth the action so taken is signed by a majority of the Percentage Interests of the Partners (or such other percentage as is expressly required by this Agreement).

                         (ii) Such consent may be in one instrument or in several instruments, and shall have the same force and effect as a vote of a majority of the Percentage Interests of the Partners (or such other percentage as is expressly required by this Agreement).

                         (iii) Such consent shall be filed with the General Partner.

                         (iv) An action so taken shall be deemed to have been taken at a meeting held on the effective date of the consent as certified by the General Partner.

                 (c)     (i)      Each Limited Partner may authorize any
                 Person or Persons to act for him by proxy on all matters in which a Limited Partner is entitled to participate, including waiving notice of any meeting, or voting or participating at a meeting.

                 (ii) Every proxy must be signed by the Limited Partner or his attorney-in-fact and a copy thereof delivered to the Partnership.

                 (iii) No proxy shall be valid after the expiration of eleven (11) months from the date thereof unless otherwise provided in the proxy.

                 (iv) Every proxy shall be revocable at the pleasure of the Limited Partner executing it, such revocation to be effective upon the General Partner's receipt of written notice of such revocation from the Limited Partner executing such proxy.

         (d)     (i)      Each meeting of the Partners shall be conducted by
         the General Partner or such other Person as the General Partner may appoint pursuant to such rules for the conduct of the meeting as the General Partner or such other Person deems appropriate.

                 (ii) Meetings of Partners may be conducted in the same manner as meetings of the stockholders of the General Partner and may be held at the same time, and as part of, meetings of the stockholders of the General Partner.


                                  ARTICLE 15
                               GENERAL PROVISIONS

         15.1    Addresses and Notice

         Any notice, demand, request or report required or permitted to be given or made to a Partner or Assignee under this Agreement shall be in writing and shall be deemed given or made when delivered in person or when sent by first class United States mail or by overnight delivery or via facsimile to the Partner or Assignee at the address set forth in Exhibit A or such other address of which the Partner shall notify the General Partner in writing.

         15.2    Titles and Captions

         All article or section titles or captions in this Agreement are for convenience only, shall not be deemed part of this Agreement and shall in no way define, limit, extend or describe the scope or intent of any provisions hereof. Except as specifically provided otherwise, references to "Articles" and "Sections" are to Articles and Sections of this Agreement.

         15.3    Pronouns and Plurals

         Whenever the context may require, any pronoun used in this Agreement shall include the corresponding masculine, feminine or neuter forms, and the singular form of nouns, pronouns and verbs shall include the plural and vice versa.

         15.4    Further Action

         The parties shall execute and deliver all documents, provide all information and take or refrain from taking action as may be necessary or appropriate to achieve the purposes of this Agreement.

         15.5    Binding Effect

         This Agreement shall be binding upon and inure to the benefit of the parties hereto and their heirs, executors, administrators, successors, legal representatives and permitted assigns.

         15.6    Creditors

         Other than as expressly set forth herein with respect to the Indemnities, none of the provisions of this Agreement shall be for the benefit of, or shall be enforceable by, any creditor of the Partnership.

         15.7    Waiver

         No failure by any party to insist upon the strict performance of any covenant, duty, agreement or condition of this Agreement or to exercise any right or remedy consequent upon a breach thereof shall constitute waiver of any such breach or any other covenant, duty, agreement or condition.

         15.8    Counterparts

         This Agreement may be executed in counterparts, all of which together shall constitute one agreement binding on all of the parties hereto, notwithstanding that all such parties are not signatories to the original or the same counterpart. Each party shall become bound by this Agreement immediately upon affixing its signature hereto.

         15.9    Applicable Law

         This Agreement shall be construed and enforced in accordance with and governed by the laws of the State of Delaware, without regard to the principles of conflicts of laws thereof.

         15.10   Invalidity of Provisions

         If any provision of this Agreement is or becomes invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein shall not be affected thereby.

         15.11   Entire Agreement

         This Agreement contains the entire understanding and agreement among the Partners with respect to the subject matter hereof and supersedes any other prior written or oral understandings or agreements among them with respect thereto.

         15.12   Merger

         Subject to Section 4.2 herein, the Partnership may merge with, or consolidate into, any Person or Entity in accordance with Section 17-211 of the Act.

         15.13   No Rights as Stockholders

         Nothing contained in this Agreement shall be construed as conferring upon the holders of the OP Units any rights whatsoever as stockholders of the General Partner, including, without limitation, any right to receive dividends or other distributions made to shareholders or to vote or to consent or receive notice as shareholders in respect to any meeting or shareholders for the election of directors of the General Partner or any other matter.

                 Signature Page to Agreement of Limited Partnership of Tower Realty Operating Partnership, L.P., by and among the undersigned and the other parties thereto.

                            GENERAL PARTNER:

                            TOWER REALTY TRUST, INC.



                            By:
                               ------------------------------
                                 Name:
                                 Title:


                            LIMITED PARTNER:



                            By:
                               ------------------------------
                                 Name:
                                 Title:

 CORPORATE/LIMITED LIABILITY COMPANY ADDITIONAL LIMITED PARTNER SIGNATURE PAGE
   TO AMENDED AND RESTATED AGREEMENT OF LIMITED PARTNERSHIP OF TOWER REALTY
          OPERATING PARTNERSHIP, L.P., BY AND AMONG THE UNDERSIGNED
                        AND THE OTHER PARTIES THERETO.


Dated:              , 1997                 [Name of Corporation/LLC]
       ---------- --


                                           By:
                                              -------------------------
                                                Name:
                                                Title:

                                   Exhibit A

               Partners' Contributions and Partnership Interests


                                            Type of              Capital            Number of      Percentage         Security
 Name and Address of Partner               Interest          Contribution(1)         OP Units       Interest         Interests(2)
 ---------------------------               --------          ------------            --------       --------         ----------
 Tower Realty Trust, Inc.                   General              page A-2               8,154          1.00           page A-20

 Tower Realty Trust, Inc.                   Limited              page A-2             151,846         18.62           page A-20

 Lawrence Feldman                           Limited           pages A-3,4             236,870         29.05           page A-20

 Tower Equities and Realty Corp.            Limited              page A-5             153,570         18.83

 Reuben Frieberg                            Limited              page A-6               9,910          1.22

 Robert Cox                                 Limited              page A-7               9,910          1.22

 Eric Reimer                                Limited              page A-8               9,910          1.22

 2800 Company, L.L.C.                       Limited              page A-9              40,790          5.00

 Hannah Properties, Inc.                    Limited             page A-10              62,740          7.69

 Robert Adams                               Limited             page A-11              33,710          4.13

 Forum Management & Realty Corp.            Limited             page A-12              24,000          2.94

 Madison 40/41 Management Corp.             Limited             page A-13              24,000          2.94

 CXX Mineola Management Corp.               Limited             page A-14              24,000          2.94

 Tower Equities of Arizona, L.L.C.          Limited             page A-15              24,000          2.94

 Corporate-Partners, L.L.C.                 Limited             page A-16                 200          2.02

 Corporate-Feldman, L.L.C.                  Limited             page A-17                 800           .10

 FSA Associates, L.P.                       Limited             page A-18                 889           .11

                                       Type of              Capital            Number of      Percentage         Security
 Name and Address of Partner          Interest          Contribution(1)         OP Units       Interest         Interests(2)
 ---------------------------          --------          ------------            --------       --------         ----------
 Feldman Mot Portfolio Corp.          Limited            page A-19                111           .01

1. The Capital Contribution of each Partner is set forth on the page referenced hereunder.
2.   Security Interests are set forth on page A-21.

                                   Exhibit B

                                  Allocations


1.       Allocation of Net Income and Net Loss.

         (a) Net Income. Except as otherwise provided in this Exhibit B, Net Income (or items thereof) (other than Net Income, or items thereof, arising in connection with a Terminating Capital Transaction) for any fiscal year or other applicable period shall be allocated to the Partners in accordance with their respective Percentage Interests.

         (b) Net Loss. Except as otherwise provided in this Exhibit B, Net Loss (or items thereof) of the Partnership for each fiscal year or other applicable period shall be allocated to the Partners in accordance with the Partners' respective Percentage Interests. Notwithstanding the preceding sentence, to the extent any Net Loss (or items thereof) allocated to a Partner under this subparagraph (b) would cause such Partner (hereinafter, a "Restricted Partner") to have an Adjusted Capital Account Deficit, or increase the amount of an existing Adjusted Capital Account Deficit, as of the end of the fiscal year or other applicable period to which such Net Loss relates, such Net Loss shall not be allocated to such Restricted Partner and instead shall be allocated to the other Partner(s) (hereinafter, the "Permitted Partners") pro rata in accordance with each Permitted Partner's Percentage Interest.

         (c) Terminating Capital Transaction; Liquidation. Allocations of Net Income or Net Loss (or items thereof) in connection with a Terminating Capital Transaction or liquidation of the Partnership shall first be made so that, to the extent possible, each Partner's Capital Account balance is equal to such Partner's Adjusted Contribution, and the remainder of such Net Income or Net Loss (or items thereof) shall be allocated to the Partners in accordance with their Percentage Interests. Notwithstanding the preceding sentence, to the extent any Net Loss (or items thereof) would be allocated to a Restricted Partner under this subparagraph (c), such Net Loss shall not be allocated to such Restricted Partner and instead shall be allocated to the Permitted Partners pro rata in accordance with each Permitted Partner's Percentage Interest.

         (d)     Rules of Construction.

                 (1) Capital Account Increases. For purposes of making allocations pursuant to subparagraph 1(c) of this Exhibit B, a Partner's Capital Account balance shall be deemed to be increased by such Partner's share of any Partnership Minimum Gain and Partner Minimum Gain remaining at the close of the fiscal period in respect of which such allocations are being made.

                 (2) Change in Percentage Interests. In the event any Partner's Percentage Interest changes during a fiscal year for any reason, including without limitation, the Transfer of any interest in the Partnership, the tax allocations contained in this Exhibit B shall be applied as necessary to reflect the varying interests of the Partners during such year.

2. Special Allocations. Notwithstanding any provisions of paragraph 1 of this Exhibit B, the following special allocations shall be made.

         (a) Minimum Gain Chargeback (Nonrecourse Liabilities). Except as otherwise provided in Sec tion 1.704-2(f) of the Regulations, if there is a net decrease in Partnership Minimum Gain for any Partnership fiscal year, each Partner shall be specially allocated items of Partnership income and gain for such year (and, if necessary, subsequent years) in an amount equal to such Partner's share of the net decrease in Partnership Minimum Gain to the extent required by Regulations Section 1.704-2(f). The items to be so allocated shall be determined in accordance with Sections 1.704-2(f) and (i) of the Regulations. This subparagraph 2(a) is intended to comply with the minimum gain chargeback requirement in said section of the Regulations and shall be interpreted consistently therewith. Allocations pursuant to this subparagraph 2(a) shall be made in proportion to the respective amounts required to be allocated to each Partner pursuant hereto.

         (b) Partner Minimum Gain Chargeback. Except as otherwise provided in Section 1.704-2(i)(4) of the Regulations, if there is a net decrease in Partner Minimum Gain attributable to a Partner Nonrecourse Debt during any fiscal year, each Partner who has a share of the Partner Minimum Gain attributable to such Partner Nonrecourse Debt, determined in accordance with
Section 1.704-2(i)(5) of the Regulations, shall be specially allocated items of Partnership income and gain for such year (and, if necessary, subsequent years) in an amount equal to that Partner's share of the net decrease in the Partner Minimum Gain attributable to such Partner Nonrecourse Debt to the extent and in the manner required by Section 1.704-2(i) of the Regulations. The items to be so allocated shall be determined in accordance with Sections 1.704-2(i)(4) and
(j)(2) of the Regulations. This subparagraph 2(b) is intended to comply with the minimum gain chargeback requirement with respect to Partner Nonrecourse Debt contained in said section of the Regulations and shall be interpreted consistently therewith. Allocations pursuant to this subparagraph 2(b) shall be made in proportion to the respective amounts required to be allocated to each Partner pursuant hereto.

         (c) Qualified Income Offset. In the event a Partner unexpectedly receives any adjustments, allocations or distributions described in Sections 1.704-1(b)(2)(ii)(d)(4), (5) or (6) of the Regulations, and such Partner has an Adjusted Capital Account Deficit, items of Partnership income (including gross income) and gain shall be specially allocated to such Partner in an amount and manner sufficient to eliminate the Adjusted Capital Account Deficit as quickly as possible as required by the Regulations. This subparagraph 2(c) is intended to constitute a "qualified income offset" under Section 1.704-1(b)(2)(ii)(d) of the Regulations and shall be interpreted consistently therewith.

         (d)     Other Chargeback of Impermissible Negative Capital Account.
To the extent any Partner has an Adjusted Capital Account Deficit at the end of any Partnership fiscal year, each such Partner shall be specially allocated items of Partnership income (including gross income) and gain in the amount of such excess as quickly as possible, provided that an allocation pursuant to this paragraph 2(d) shall be made if and only to the extent that such Partner would have an

Adjusted Capital Account Deficit after all other allocations provided for in this Exhibit B have been tentatively made as if this paragraph 2(d) were not in the Agreement.

         (e) Nonrecourse Deductions. Nonrecourse Deductions for any fiscal year or other applicable period shall be allocated to the Partners in accordance with their respective Percentage Interests.

         (f) Partner Nonrecourse Deductions. Partner Nonrecourse Deductions for any fiscal year or other applicable period with respect to a Partner Nonrecourse Debt shall be specially allocated to the Partner that bears the economic risk of loss for such Partner Nonrecourse Debt (as determined under Sections 1.704-2(b)(4) and 1.704-2(i)(1) of the Regulations).

         (g) Intent of Allocations. The parties intend that the allocation provisions of this Exhibit B shall result in final Capital Account balances of the Partners that initially are equal to each Partner's Adjusted Contribution and are then in proportion to the Partners' respective Percentage Interests, so that when liquidating distributions are made in accordance with such final Capital Account balances under Section 13.2A(4) hereof, such distributions will be able to return to each Partner its Adjusted Contribution and then will be made in proportion to the Partners' respective Percentage Interests. To the extent that such final Capital Account balances do not so reflect the provisions of this Exhibit B, income and loss of the Partnership for the current year and future years, as computed for book purposes, shall be allocated among the Partners so as to result in final Capital Account balances reflecting the provisions of this Exhibit B and to the extent such allocations of items of income (including gross income) and deduction do not result in such final Capital Account balances, then, income and loss of the Partnership for prior open years, as computed for book purposes (or items of gross income and deduction of the Partnership for such years, as computed for book purposes) shall be reallocated among the Partners consistent with the foregoing. This subparagraph shall control notwithstanding any reallocation of income, loss, or items thereof, as computed for book purposes, by the Internal Revenue Service or any other taxing authority.

         (h) Section 754 Adjustment. To the extent an adjustment to the adjusted tax basis of any asset of the Partnership pursuant to Section 734(b) of the Code or Section 743(b) of the Code is required, pursuant to Section 1.704-1(b)(2)(iv)(m) of the Regulations, to be taken into account in determining Capital Accounts, the amount of such adjustment to the Capital Accounts shall be treated as an item of gain (if the adjustment increases the basis of the asset) or loss (if the adjustment decreases such basis) and such gain or loss shall be specially allocated among the Partners in a manner consistent with the manner in which each of their respective Capital Accounts are required to be adjusted pursuant to such section of the Regulations.

         (i) Gross Income Allocation. There shall be specially allocated to the General Partner an amount of Partnership income and gain during each Partnership Year or portion thereof, before any other allocations are made hereunder, which is equal to the excess, if any, of the cumulative distributions of cash made to the General Partner under Section 7.3B hereof over the cumulative allocations of Partnership income and gain to the General Partner pursuant to this Section 2(i) of this Exhibit B.

3.       Tax Allocations.

         (a) Items of Income or Loss. Except as is otherwise provided in this Exhibit B, an allocation of Partnership Net Income or Net Loss to a Partner shall be treated as an allocation to such Partner of the same share of each item of income, gain, loss, deduction and item of tax-exempt income or
Section 705(a)(2)(B) expenditure (or item treated as such expenditure pursuant to Regulations Section 1.704-1(b)(2)(iv)(i)) ("Tax Items") that is taken into account in computing Net Income or Net Loss.

         (b) Section 1245/1250 Recapture. If any portion of gain from the sale of Partnership assets is treated as gain which is ordinary income by virtue of the application of Code Sections 1245 or 1250 ("Affected Gain"), then such Affected Gain shall be allocated among the Partners in the same proportion that the depreciation and amortization deductions giving rise to the Affected Gain were allocated. This subparagraph 3(b) shall not alter the amount of Net Income (or items thereof) allocated among the Partners, but merely the character of such Net Income (or items thereof). For purposes hereof, in order to determine the proportionate allocations of depreciation and amortization deductions for each fiscal year or other applicable period, such deductions shall be deemed allocated on the same basis as Net Income and Net Loss for such respective period.

         (c) Precontribution Gain, Revaluations. With respect to any Contributed Property, the Partnership shall use any permissible method contained in the Regulations promulgated under Section 704(c) of the Code selected by the General Partner, in its sole discretion, to take into account any variation between the adjusted basis of such asset and the fair market value of such asset as of the time of the contribution ("Precontribution Gain"). Each Partner hereby agrees to report income, gain, loss and deduction on such Partner's federal income tax return in a manner consistent with the method used by the Partnership. If any asset has a Gross Asset Value which is different from the Partnership's adjusted basis for such asset for federal income tax purposes because the Partnership has revalued such asset pursuant to Regulations Section 1.704-1(b)(2)(iv)(f), the allocations of Tax Items shall be made in accordance with the principles of Section 704(c) of the Code and the Regulations and the methods of allocation promulgated thereunder. The intent of this subparagraph 3(c) is that each Partner who contributed to the capital of the Partnership a Contributed Property will bear, through reduced allocations of depreciation, increased allocations of gain or other items, the tax detriments associated with any Precontribution Gain. This subparagraph 3(c) is to be interpreted consistently with such intent.

         (d) Excess Nonrecourse Liability Safe Harbor. Pursuant to Regulations Section 1.752-3(a)(3), solely for purposes of determining each Partner's proportionate share of the "excess nonrecourse liabilities" of the Partnership (as defined in Regulations Section 1.752-3(a)(3)), the Partners' respective interests in Partnership profits shall be determined in accordance with each Partner's Percentage Interest; provided, however, that each Partner who has contributed an asset to the Partnership shall be allocated, to the extent possible, a share of "excess nonrecourse liabilities" of the Partnership which results in such Partner being allocated nonrecourse liabilities in an amount which is at least equal to the amount of income pursuant to Section 704(c) of the Code and the Regulations promulgated thereunder (the "Liability Shortfall"). In the event there is an insufficient amount of nonrecourse liabilities to allocate to each Partner an amount of nonrecourse liabilities equal to the Liability Shortfall, then an amount of nonrecourse liabilities in proportion to, and to the extent of, the Liability Shortfall shall be allocated to each Partner.

         (e) References to Regulations. Any reference in this Exhibit B or the Agreement to a provision of proposed and/or temporary Regulations shall, in the event such provision is modified or renumbered, be deemed to refer to the successor provision as so modified or renumbered, but only to the extent such successor provision applies to the Partnership under the effective date rules applicable to such successor provision.

         (f) Successor Partners. For purposes of this Exhibit B, a transferee of a Partnership Interest shall be deemed to have been allocated the Net Income, Net Loss and other items of Partnership income, gain, loss, deduction and credit allocable to the transferred Partnership Interest that previously have been allocated to the transferor Partner pursuant to this Agreement.

                                   EXHIBIT C


                            [INTENTIONALLY OMITTED]

                                  EXHIBIT D-1

                     Form of Lock-Up Agreement relating to
                    Tower Realty Operating Partnership, L.P.


                               See attached copy

                                                                     EXHIBIT D-1

                           FORM OF LOCK-UP AGREEMENT

                                                                          , 1997
                                                             -------------

Tower Realty Operating Partnership, L.P.
120 West 46th Street, 24th Floor
New York, New York  10036

Dear Sirs,

         Reference is made to the Contribution Agreement, dated _________, 1997 (the "Contribution Agreement"), by and between the undersigned and Tower Realty Operating Partnership, L.P., a Delaware limited partnership (the "Operating Partnership"). Capitalized terms used but not otherwise defined in this letter agreement will have the meaning set forth in the Contribution Agreement.

         In consideration of the execution and exercise of the Contribution Agreement by the Operating Partnership, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the undersigned hereby irrevocably agrees that without the prior written consent of the Operating Partnership, the undersigned will not directly or indirectly sell, offer to sell, solicit an offer to buy, contract to sell, grant any option to purchase, or otherwise transfer or dispose (or enter into any transaction or device which is designed to, or could be expected to, result in the disposition at any time in the future) of any units of limited partnership interest (the "OP Units") in the Operating Partnership, or any securities convertible into or exercisable or exchangeable for OP Units, beneficially owned by the undersigned as of the date hereof, for a period of twenty-four
(24) months after the date hereof. Prior to the expiration of such period, the undersigned will not publicly announce or disclose any intention to do anything after the expiration of such period which the undersigned is prohibited, as provided in the preceding sentence, from doing during such period.

         The undersigned agrees that the provisions of this agreement shall also be binding upon the successors, assigns, heirs and personal representatives of the undersigned.

         In furtherance of the foregoing, the Operating Partnership is hereby authorized to decline to make any transfer of securities if such transfer would constitute a violation or breach of this letter agreement.

                                        Very truly yours,

                                        [INVESTOR]


                                        By:
                                            ------------------------------
                                            Name:
                                            Title:

                                  EXHIBIT D-2

                     Form of Lock-Up Agreement relating to
              Merrill Lynch, Pierce, Fenner & Smith, Incorporated


                               See attached copy

                                                                     EXHIBIT D-2

                           FORM OF LOCK-UP AGREEMENT

                                                                          , 1997
                                                             -------------


Merrill Lynch, Pierce, Fenner & Smith
  Incorporated
World Financial Center
North Tower, 26th Floor
New York, New York 10281-1326

Dear Sirs,

         The undersigned understands that Merrill Lynch, Pierce, Fenner & Smith, Incorporated ("Merrill Lynch") and certain other firms propose to enter into an Underwriting Agreement (the "Underwriting Agreement") providing for the purchase by Merrill Lynch and such other firms (the Underwriters") of shares (the "Shares") of Common Stock, par value $0.01 per share (the "Common Stock"), of Tower Realty Trust, Inc. (the "Company") and that the Underwriters propose to reoffer the Shares to the public pursuant to a public offering (the "Offering"). Capitalized terms used but not otherwise defined in this letter agreement will have the meaning set forth in the Company's Registration Statement on Form S-11 in connection with the registration under the Securities Act of 1933, as amended (the "Act"), of Shares.

         In consideration of the execution of the Underwriting Agreement by the Underwriters, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the undersigned hereby irrevocably agrees that without the prior written consent of Merrill Lynch, the undersigned will not (and, except as may be disclosed in the Prospectus, will not announce or disclose any intention to) directly or indirectly sell, offer to sell, solicit an offer to buy, contract to sell, grant any option to purchase, or otherwise transfer or dispose (or enter into any transaction or device which is designed to, or could be expected to, result in the disposition at any time in the future) of, any shares of Common Stock, or any securities convertible into or exercisable or exchangeable for Common Stock, including any units of limited partnership interest (the "OP Units") in Tower Realty Operating Partnership, L.P., a Delaware limited partnership (the "Operating Partnership"), beneficially owned by the undersigned as of the date of the closing of the Company's initial public offering, for a period of twenty-four (24) months after the later of (i) date of the final Prospectus relating to the offering of the Shares to the public by the Underwriters and (ii) the date the Offering is consummated and closed. Prior to the expiration of such period, the undersigned will not publicly announce or disclose any intention to do anything after the expiration of such period which the undersigned is prohibited, as provided in the preceding sentence, from doing during such period.

         The undersigned agrees that the provisions of this agreement shall also be binding upon the successors, assigns, heirs and personal representatives of the undersigned.

         In furtherance of the foregoing, the Company and ________________________, its Transfer Agent, are hereby authorized to decline to make any transfer of securities if such transfer would constitute a violation or breach of this letter agreement.

                                        Very truly yours,

                                        [INVESTOR]



                                        By:
                                            ----------------------------
                                            Name:
                                            Title:

                                   EXHIBIT E

                         Registration Rights Agreement


                               See attached copy

                                                                       EXHIBIT E

                         REGISTRATION RIGHTS AGREEMENT


         THIS REGISTRATION RIGHTS AGREEMENT (this "AGREEMENT") is made and entered into as of _______ __, 1997 by and among Tower Realty Trust, Inc., a Maryland corporation, which operates as a real estate investment trust (the "COMPANY"), Tower Realty Operating Partnership, L.P., a Delaware limited partnership (the "OPERATING PARTNERSHIP"), and the other parties which are signatories hereto (together with their respective successors, transferees and assigns, each a "HOLDER" and collectively the "HOLDERS").

         WHEREAS, on the date hereof, the Operating Partnership is acquiring, among other things, certain partnership interests or assets of various partnerships, joint ventures, limited liability companies, corporations and other entities which are Holders or in which the Holders own direct or indirect interests (the "PROPERTY PARTNERSHIPS") pursuant to Option or Contribution Agreements (the "OPTION AGREEMENTS") among the Operating Partnership and the Grantors named therein, and in connection therewith the Holders will receive units of limited partnership interest in the Operating Partnership (such units of limited partnership interest being referred to hereinafter as the "OP UNITS");

         WHEREAS, the Company, the Operating Partnership and the Holders are parties to an Exchange Rights Agreement which provides the Holders, among other things, with the right to demand that the Operating Partnership redeem their OP Units for cash and, at the option of the Company, the Company may satisfy that redemption request on behalf of the Operating Partnership through the issuance of the Company's Common Stock, par value $0.01 per share; and

         WHEREAS, in order to induce the Property Partnerships and the Holders to consummate the closings contemplated under the Option Agreements, the Company has agreed to grant to the Holders the registration rights set forth in
Section 2 hereof.

         NOW, THEREFORE, the parties hereto, in consideration of the foregoing, the mutual covenants and agreements hereinafter set forth, and other good and valuable consideration, the receipt and sufficiency of which hereby are acknowledged, hereby agree as follows:

VIII     Definitions.

         As used in this Agreement, the following capitalized defined terms shall have the following meanings:

         "COMMON STOCK" shall mean shares of common stock, par value $0.01 per share, of the Company.

         "COMPANY" shall have the meaning set forth in the Preamble and also shall include the Company's successors.

         "EXCHANGE ACT" shall mean the Securities Exchange Act of 1934, as amended from time to time.

         "EXCHANGE RIGHTS AGREEMENT" shall mean the Exchange Rights Agreement, dated the date hereof, among the Company, the Operating Partnership and the other parties thereto.

         "EXCHANGE STOCK" shall mean any Common Stock issued or to be issued to the Holders upon the exchange of their OP Units pursuant to the Exchange Rights Agreement.

         "HOLDER" or "HOLDERS" shall have the meaning set forth in the Preamble.

         "NASD" shall mean the National Association of Securities Dealers, Inc.

         "OP UNITS" shall have the meaning set forth in the Preamble.

         "OPERATING PARTNERSHIP" shall have the meaning set forth in the Preamble and also shall include the Operating Partnership's successors.

         "PERSON" shall mean an individual, partnership, corporation, limited liability company, trust, estate, or unincorporated organization, or other entity, or a government or agency or political subdivision thereof.

         "PROSPECTUS" shall mean the prospectus included in a Registration Statement, including any preliminary prospectus, and any such prospectus as amended or supplemented by any prospectus supplement with respect to the terms of the offering of any portion of the Registrable Securities covered by a Shelf Registration Statement, and by all other amendments and supplements to such prospectus, including post-effective amendments, and in each case including all material incorporated by reference therein.

         "REGISTRABLE SECURITIES" shall mean the Exchange Stock, excluding

                 (i) Exchange Stock for which a Registration Statement relating to the sale thereof shall have become effective under the Securities Act and which have been disposed of under such Registration Statement or

                 (ii) Exchange Stock sold or eligible for sale pursuant to Rule 144(k).

         "REGISTRATION EXPENSES" shall mean any and all expenses incident to performance of or compliance with this Agreement, including, without limitation:

                 (i) all SEC, stock exchange or NASD registration and filing fees;

                 (ii) all fees and expenses incurred in connection with compliance with state securities or "blue sky" laws (including reasonable fees and disbursements of counsel in connection with "blue sky" qualification of any of the Registrable Securities and the preparation of a Blue Sky Memorandum) and compliance with the rules of the NASD;

                 (iii) all expenses of any Persons in preparing or assisting in preparing, word processing, printing and distributing any Registration Statement, any Prospectus, certificates and other documents relating to the performance of and compliance with this Agreement;

                 (iv) all fees and expenses incurred in connection with the listing, if any, of any of the Registrable Securities on any securities exchange or exchanges pursuant to Article III, Section
         (xii) hereof; and

                 (v) the fees and disbursements of counsel for the Company and of the independent public accountants of the Company, including the expenses of any special audits or "cold comfort" letters required by or incident to such performance and compliance.

Registration Expenses shall specifically exclude underwriting discounts and commissions, the fees and disbursements of counsel representing a selling Holder, and transfer taxes, if any, relating to the sale or disposition of

Registrable Securities by a selling Holder, all of which shall be borne by such Holder in all cases.

         "REGISTRATION STATEMENT" or "SHELF REGISTRATION STATEMENT" shall mean a "shelf" registration statement of the Company and any other Person required to be a registrant with respect to such shelf registration statement pursuant to the requirements of the Securities Act which covers the issuance or resale of the Registrable Securities on Form S-3 or otherwise under Rule 415 promulgated under the Securities Act, or any similar rule that may be adopted by the SEC, and all amendments and supplements to such registration statement, including post-effective amendments, in each case including the Prospectus contained therein, all exhibits thereto and all materials incorporated by reference therein.

         "RULE 144" shall mean Rule 144 promulgated under the Securities Act, as amended from time to time, and any successor rule or regulation under the Securities Act.

         "SEC" shall mean the Securities and Exchange Commission.

         "SECURITIES ACT" shall mean the Securities Act of 1933, as amended from time to time, and any successor Act.

         "SHELF REGISTRATION" shall mean a registration required to be effected pursuant to Section 2 hereof.

IX       Shelf Registration Under the Securities Act.

         9.1     Filing of Shelf Registration Statement.

                 (i) Within 15 days after the first anniversary date of the date hereof, the Company shall cause to be filed a Shelf Registration Statement providing for the sale by the Holders of the Registrable Securities and will use its reasonable efforts to cause such Shelf Registration Statement to be declared effective by the SEC as soon as practicable.

                 (ii) The Company agrees to use its reasonable best efforts to keep the Shelf Registration Statement continuously effective for a period expiring on the date on which all of the Registrable Securities covered by the Shelf Registration Statement have been sold pursuant to the Shelf Registration Statement or have become eligible for sale pursuant to Rule 144(k) and, subject to Article III hereof, further agrees to supplement or amend the Shelf Registration Statement, if and as required by the rules, regulations or instructions applicable to the registration form used by the Company for such Shelf Registration Statement or by the Securities Act or by any other rules and regulations thereunder for shelf registration; provided, however, that the Company shall not be deemed to have used its reasonable efforts to keep a Registration Statement effective during the applicable period if it voluntarily takes any action that would result in selling Holders covered thereby not being able to sell such Registrable Securities during that period, unless such action is required under applicable law or the Company has filed a post-effective amendment to the Registration Statement and the SEC has not declared it effective.

                 (iii) Notwithstanding the foregoing, the Company shall not be required to file a Registration Statement or to keep a Registration Statement effective if the negotiation or consummation of a transaction is pending or an event has occurred, which negotiation, consummation or event would require additional disclosure by the Company in the Registration Statement of material information which the Company has a bona fide business purpose for keeping confidential and the nondisclosure of which in the Registration Statement might cause the Registration Statement to fail to comply with applicable disclosure requirements; provided, however, that the Company may not delay, suspend or withdraw a Registration Statement for such reason for more than 60 days or more often than twice during any period of 12 consecutive months.

                 (iv) The Company is not required to file a separate Registration Statement, but may file one Registration Statement covering the Registrable Securities held by more than one Holder.

         9.2     Expenses.

                 (i) The Company shall pay all Registration Expenses in connection with any registration pursuant to Article II.

                 (ii) Each Holder shall pay all underwriting discounts, if any, sales commissions, the fees and disbursements of counsel representing such Holder and transfer taxes, if any, relating to the sale or disposition of such Holder's Registrable Securities pursuant to the Shelf Registration Statement or Rule 144.

         9.3 Inclusion in Shelf Registration Statement. Any Holder that does not, within 10 days after receipt of a reasonable request by the Company for information in connection with the Shelf Registration Statement, provide such information to the Company, shall not be entitled to have its Registrable Securities included in the Shelf Registration Statement.

         9.4 Effect of Material Breach. In the event that the Company shall breach any of its material obligations hereunder in any material respect, any Holder of Registrable Securities may demand that the Company file a registration statement covering such Holder's Registrable Securities. The Company agrees to file such registration statement within 60 days after receipt of such demand and agrees to use its best efforts to procure the effectiveness of such registration statement within 60 days after filing.

X       Registration Procedures. (a) In connection with the obligations of the
Company with respect to the Registration Statement required to be filed pursuant to Article 2 hereof, the Company shall, to the extent applicable:

                 (i) Prepare and file with the SEC, within the time period set forth in Section 2 hereof, a Shelf Registration Statement, which Shelf Registration Statement

                          (A) shall be available for the sale of the
                 Registrable Securities in accordance with the intended method or methods of distribution by the selling Holders thereof, and

                          (B) shall comply as to form in all material respects
                 with the requirements of the applicable form of registration statement and include all financial statements required by the SEC to be filed therewith.

                 (ii) (A) Subject to Article III, Section (a)(ii)(B),

                                  (I) prepare and file with the SEC such
                          amendments and post-effective amendments to each such Registration Statement as may be necessary to keep such Registration Statement effective for the applicable period;

                                  (II) cause each such Prospectus to be
                          supplemented by any required prospectus supplement, and as so supplemented to be filed pursuant to Rule 424 or any similar rule that may be adopted under the Securities Act;

                                  (III) respond as promptly as practicable to
                          any comments received from the SEC with respect to the Shelf Registration Statement, or any amendment, post-effective amendment or supplement relating thereto; and

                                  (IV) comply with the provisions of the
                          Securities Act with respect to the disposition of all securities covered by each Registration Statement during the applicable period in accordance with the intended method or methods of distribution by the selling Holders thereof.

                          (B) (I) Each Holder shall promptly provide to the Company such information as the Company reasonably requests in order to identify such Holder and the method of distribution in a post-effective amendment to the Registration Statement or a supplement to the Prospectus.

                                  (II) Such Holder also shall notify the
                          Company in writing upon completion of any offer or sale or at such time as such Holder no longer intends to make offers or sales under the Registration Statement.

                 (iii) Furnish to each Holder of Registrable Securities, without charge, as many copies of each Prospectus, including each preliminary Prospectus, and any amendment or supplement thereto and such other documents as such Holder may reasonably request, in order to facilitate the public sale or other disposition of the Registrable Securities; the Company consents to the use of the Prospectus, including each preliminary Prospectus, by each such Holder of Registrable Securities in connection with the offering and sale of the Registrable Securities covered by the Prospectus or the preliminary Prospectus.

                 (iv) Use its reasonable efforts to register or qualify the Registrable Securities by the time the applicable Registration Statement is declared effective by the SEC under all applicable state securities or "blue sky" laws of such jurisdictions as any Holder of Registrable Securities covered by a Registration Statement shall reasonably request in writing, keep each such registration or qualification effective during the period such Registration Statement is required to be kept effective, and do any and all other acts and things which may be reasonably necessary or advisable to enable such Holder to consummate the disposition in each such jurisdiction of such Registrable Securities owned by such Holder; provided, however, that the Company shall not be required to

                          (A) qualify generally to do business in any
                 jurisdiction or to register as a broker or dealer in such jurisdiction where it would not otherwise be required to qualify but for this Article III, Section (a)(iv),

                          (B) subject itself to taxation in any such
                 jurisdiction, or

                          (C) submit to the general service of process in any
                 such jurisdiction.

                 (v) Notify each Holder of Registrable Securities promptly and, if requested by such Holder, confirm such notification in writing

                          (A) when a Registration Statement has become
                 effective and when any post-effective amendments and supplements thereto become effective,

                          (B) of the issuance by the SEC or any state
                 securities authority of any stop order suspending the effectiveness of a Registration Statement or the initiation of any proceedings for that purpose,

                          (C) if the Company receives any notification with
                 respect to the suspension of the qualification of the Registrable Securities for sale in any jurisdiction or the initiation of any proceeding for such purpose, and

                          (D) of the happening of any event during the period a
                 Registration Statement is effective which is of a type specified in Article II, Section 2.1(iii) hereof or as a result of which such Registration Statement or the related Prospectus contains any untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made (in the case of the Prospectus), not misleading.

                 (vi) Make every reasonable effort to obtain the withdrawal of any order suspending the effectiveness of a Registration Statement at the earliest possible moment.

                 (vii) Furnish to each Holder of Registrable Securities, without charge, at least one conformed copy of each Registration Statement and any post-effective amendment thereto (without documents incorporated therein by reference or exhibits thereto, unless requested).

                 (viii) (A) Cooperate with the selling Holders of Registrable Securities to facilitate the timely preparation and delivery of certificates representing Registrable Securities to be sold and not bearing any Securities Act legend; and

                          (B) enable certificates for such Registrable
                 Securities to be issued for such numbers of shares of Common Stock and registered in such names as the selling Holders may reasonably request at least two business days prior to any sale of Registrable Securities.

                 (ix) Subject to Article II, Section 2.1(iii) and Article III, Section (a)(ii)(B) hereof, upon the occurrence of any event contemplated by Article III, Section (a)(v)(D) hereof, use its reasonable efforts promptly to prepare and file a supplement or prepare, file and obtain effectiveness of a post-effective amendment to a Registration Statement or the related Prospectus or any document incorporated therein by reference or file any other required document so that, as thereafter delivered to the purchasers of the Registrable Securities, such Prospectus will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

                 (x) Make available for inspection by representatives of the Holders of the Registrable Securities and any counsel or accountant retained by such Holders, all financial and other records, pertinent corporate documents and properties of the Company, and cause the respective officers, directors and employees of the Company to supply all information reasonably requested by any such representative, counsel or accountant in connection with a Registration Statement; provided, however, that such records, documents or information which the Company determines, in good faith, to be confidential and notifies such representatives, counsel or accountants in writing that such records, documents or information are confidential shall not be disclosed by such representatives, counsel or accountants unless

                          (A) the disclosure of such records, documents or
                 information is necessary to avoid or correct a material misstatement or omission in a Registration Statement,

                          (B) the release of such records, documents or
                 information is ordered pursuant to a subpoena or other order from a court of competent jurisdiction, or

                          (C) such records, documents or information have been
                 generally made available to the public.

                 (xi) Within a reasonable time prior to the filing of any Registration Statement, any Prospectus, any amendment to a Registration Statement or amendment or supplement to a Prospectus, provide copies of such document (not including any documents incorporated by reference therein unless requested) to the Holders of Registrable Securities.

                 (xii) Use its reasonable efforts to cause all Registrable Securities to be listed on any securities exchange on which similar securities issued by the Company are then listed.

                 (xiii) Provide a CUSIP number for all Registrable Securities, not later than the effective date of a Registration Statement.

                 (xiv) Otherwise use its reasonable efforts to comply with all applicable rules and regulations of the SEC and make available to its security holders, as soon as reasonably practicable, an earnings statement covering at least 12 months which shall satisfy the provisions of Section 11(a) of the Securities Act and Rule 158 promulgated thereunder.

                 (xv) Use its reasonable efforts to cause the Registrable Securities covered by a Registration Statement to be registered with or approved by such other governmental agencies or authorities as may be necessary by virtue of the business and operations of the Company to enable Holders to consummate the disposition of such Registrable Securities.

         (b) The Company may require each Holder of Registrable Securities to furnish to the Company in writing such information regarding the proposed distribution by such Holder of such Registrable Securities as the Company may from time to time reasonably request in writing.

         (c) In connection with and as a condition to the Company's obligations with respect to the Registration Statement required to be filed pursuant to Section 2 hereof and this Section 3, each Holder agrees that

                 (i) it will not offer or sell its Registrable Securities under the Registration Statement until it has received copies of the supplemental or amended Prospectus contemplated by Article III, Section (a)(ii) hereof and receives notice that any post-effective amendment has become effective, and

                 (ii) upon receipt of any notice from the Company of the happening of any event of the kind described in Article III, Section
         (a)(v)(D) hereof, such Holder will forthwith discontinue disposition of Registrable Securities pursuant to a Registration Statement until such Holder receives copies of the supplemented or amended Prospectus contemplated by Article III, Section (a)(ix) hereof and receives notice that any post-effective amendment has become effective, and, if so directed by the Company, such Holder will deliver to the Company (at the expense of the Company) all copies in its possession, other than permanent file copies then in such Holder's possession, of the Prospectus covering such Registrable Securities current at the time of receipt of such notice.

XI       Indemnification; Contribution.

         11.1 Indemnification by the Company. The Company agrees to indemnify and hold harmless each Holder and its officers and directors and each Person, if any, who controls any Holder (within the meaning of Section 15 of the Securities Act) as follows:

                 (a) against any and all loss, liability, claim, damage and expense whatsoever, as incurred, arising out of

                          (A) any untrue statement or alleged untrue statement
                 of a material fact contained in any Registration Statement (or any amendment thereto) pursuant to which Registrable Securities were registered under the Securities Act, including all documents incorporated therein by reference, or

                          (B) the omission or alleged omission therefrom of a
                 material fact required to be stated therein or necessary to make the statements therein not misleading or

                          (C) arising out of any untrue statement or alleged
                 untrue statement of a material fact contained in any Prospectus (or any amendment or supplement thereto), including all documents incorporated therein by reference, or

                          (D) the omission or alleged omission therefrom of a
                 material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading;

                 (b) against any and all loss, liability, claim, damage and expense whatsoever, as incurred, to the extent of the aggregate amount paid in settlement of any litigation, or investigation or proceeding by any governmental agency or body, commenced or threatened, or of any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission, if such settlement is effected with the written consent of the Company, which consent shall not be unreasonably withheld or delayed; and

                 (c) against any and all expense whatsoever, as incurred (including reasonable fees and disbursements of counsel), reasonably incurred in investigating, preparing or defending against any litigation, or investigation or proceeding by any governmental agency or body, commenced or threatened, in each case whether or not a party, or any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission, to the extent that any such expense is not paid under subparagraph (a) or (b) above;

         provided, however, that the indemnity provided pursuant to this
         Article IV, Section 4.1(c) does not apply to any Holder with respect to any loss, liability, claim, damage or expense to the extent arising out of

                 (x) any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with written information furnished to the Company by such Holder expressly for use in a Registration Statement (or any amendment thereto) or any Prospectus (or any amendment or supplement thereto) or

                 (y) such Holder's failure to deliver an amended or supplemental Prospectus, after having been provided copies of any such amended or supplemental Prospectus by the Company, if such loss, liability, claim, damage or expense would not have arisen had such delivery occurred.

         11.2 Indemnification by Holders. Each Holder severally agrees to indemnify and hold harmless the Company and the other selling Holders, and each of their respective directors and officers (including each director and officer of the Company who signed the Registration Statement), and each Person, if any, who controls the Company or any other selling Holder within the meaning of
Section 15 of the Securities Act, under the same circumstances and to the same extent as the indemnity contained in Section 4.1(a) hereof (except that any settlement described in Section 4.1(a)(B) shall be effected with the written consent of such Holder, which consent shall not be unreasonably withheld or delayed), but only insofar as such loss, liability, claim, damage or expense arises out of or is based upon any untrue statement or omission, or alleged untrue statements or omissions, made in a Registration Statement (or any amendment thereto) or any Prospectus (or any amendment or supplement thereto) in reliance upon and in conformity with written information furnished to the Company by such selling Holder expressly for use in such Registration Statement (or any amendment thereto) or such Prospectus (or any amendment or supplement thereto).

         11.3 Conduct of Indemnification Proceedings. (i) Each indemnified party shall give reasonably prompt notice to each indemnifying party of any action or proceeding commenced against it in respect of which indemnity may be sought hereunder, but failure to so notify an indemnifying party

                          (A) shall not relieve it from any liability which it
                 may have under the indemnity agreement provided in Section 4.1(a) or 4.1(b) above, unless and to the extent it did not otherwise learn of such action and the lack of notice by the indemnified party results in the forfeiture by the indemnifying party of substantial rights and defenses and

                          (B) shall not, in any event, relieve the indemnifying
                 party from any obligations to any indemnified party other than the indemnification obligation provided under Section 4.1(a) or 4.1(b) above.

                 (ii) If the indemnifying party so elects within a reasonable time after receipt of such notice, the indemnifying party may assume the defense of such action or proceeding at such indemnifying party's own expense with counsel chosen by the indemnifying party and approved by the indemnified parties defendant in such action or proceeding, which approval shall not be unreasonably withheld; provided, however, that, if such indemnified party or parties reasonably determine that a conflict of interest exists where it is advisable for such indemnified party or parties to be represented by separate counsel or that, upon advice of counsel, there may be legal defenses available to them which are different from or in addition to those available to the indemnifying party, then the indemnifying party shall not be entitled to assume such defense and the indemnified party or parties shall be entitled to one separate counsel at the indemnifying party's or parties' expense.

                 (iii)(A) If an indemnifying party is not entitled to assume the defense of such action or proceeding as a result of the proviso to Section 4.1(c), such indemnifying party's counsel shall be entitled to conduct such indemnifying party's defense, and counsel for the indemnified party or parties shall be entitled to conduct the defense of such indemnified party or parties, it being understood that both such counsel will cooperate with each other to conduct the defense of such action or proceeding as efficiently as possible.

                          (B) If an indemnifying party is not so entitled to
                 assume the defense of such action or does not assume such defense, after having received the notice referred to in
                 Section 4.1(c), the indemnifying party or parties will pay the reasonable fees and expenses of counsel for the indemnified party or parties as incurred.

                          (C) In such event, however, no indemnifying party
                 will be liable for any settlement effected without the written consent of such indemnifying party, which consent may not be unreasonably withheld or delayed.

                 (iv) If an indemnifying party is entitled to assume, and assumes, the defense of such action or proceeding in accordance with this Section 4(c), such indemnifying party shall not be liable for any fees and expenses of counsel for the indemnified parties incurred thereafter in connection with such action or proceeding.

         11.4    Contribution.

                 (i) (A) In order to provide for just and equitable contribution in circumstances in which the indemnity agreement provided for in this Section 4 is for any reason held to be unenforceable although applicable in accordance with its terms, the Company and the selling Holders shall contribute to the aggregate losses, liabilities, claims, damages and expenses of the nature contemplated by such indemnity agreement incurred by the Company and the selling Holders, in such proportion as is appropriate to reflect the relative fault of and benefits to the Company on the one hand and the selling Holders on the other (in such proportions that the selling Holders are severally, not jointly, responsible for the balance), in connection with the statements or omissions which resulted in such losses, claims, damages, liabilities or expenses, as well as any other relevant equitable considerations.

                          (B) (I) The relative benefits to the indemnifying party and indemnified parties shall be determined by reference to, among other things, the total proceeds received by the indemnifying party and indemnified parties in connection with the offering to which such losses, claims, damages, liabilities or expenses relate.

                                  (II) The relative fault of the indemnifying
                          party and indemnified parties shall be determined by reference to, among other things, whether the action in question, including any untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact, has been made by, or relates to information supplied by, such indemnifying party or the indemnified parties, and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such action.

                 (ii) (A) The parties hereto agree that it would not be just or equitable if contribution pursuant to this Section 4.4(d) were determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to in Section 4.4(i).

                          (B) Notwithstanding the provisions of this Section
                 4.4, no selling Holder shall be required to contribute any amount in excess of the amount by which the total price at which the Registrable Securities of such selling Holder were offered to the public exceeds the amount of any damages which such selling Holder would otherwise have been required to pay by reason of such untrue statement or omission.

                 (iii) Notwithstanding the foregoing, no Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation.

                 (iv) For purposes of this Section 4.4, each Person, if any, who controls a Holder within the meaning of Section 15 of the Securities Act and directors and officers of a Holder shall have the same rights to contribution as such Holder, and each director of the Company, each officer of the Company who signed the Registration Statement and each Person, if any, who controls the Company within the meaning of Section 15 of the Securities Act shall have the same rights to contribution as the Company.

XII      Filing of Exchange Act Reports; Rule 144 Sales

         12.1 The Company covenants that it will file the reports required to be filed by the Company under the Securities Act and the Exchange Act so as to enable any Holder to sell Exchange Stock pursuant to Rule 144.

         12.2 In connection with any sale, transfer or other disposition by any Holder of any Exchange Stock pursuant to Rule 144, the Company shall cooperate with such Holder to facilitate the timely preparation and delivery of certificates representing Exchange Stock to be sold and not bearing any Securities Act legend, and enable certificates for such Exchange Stock to be for such number of shares and registered in such names as the selling Holders may reasonably request at least two business days prior to any sale of Exchange Stock.

XIII     Miscellaneous.

         13.1 Amendments and Waivers. (i) The provisions of this Agreement, including the provisions of this Section 6.1(i), may not be amended, modified or supplemented, and waivers or consents to departures from the provisions hereof may not be given without the written consent of the Company and the Holders of a majority in amount of the outstanding Registrable Securities; provided, however, that no amendment, modification or supplement or waiver or consent to the departure with respect to the provisions of Articles 2, 4 or 5 hereof shall be effective as against any Holder unless consented to in writing by such Holder.

                 (ii) Notice of any amendment, modification or supplement to this Agreement adopted in accordance with this Section 6.1 shall be provided by the Company to each Holder at least thirty (30) days prior to the effective date of such amendment, modification or supplement.

         13.2 Notices. (i) All notices and other communications provided for or permitted hereunder shall be made in writing by hand-delivery, registered first-class mail, telex, telecopier, or any courier guaranteeing overnight delivery, to the parties at their respective addresses set forth opposite their signatures below or at such other address as a party may indicate by written notice to the other party or parties.

                 (ii) All such notices and communications shall be deemed to have been duly given:

                          (A) at the time delivered by hand, if personally
                 delivered;

                          (B) three (3) business days after being deposited in
                 the mail, postage prepaid, if mailed;

                          (C) when answered back, if telexed;

                          (D) when receipt is acknowledged, if telecopied; or

                          (E) at the time delivered, if delivered by an air
                 courier guaranteeing overnight delivery.

         13.3 Successors, Assigns and Transferees. (i) This Agreement shall inure to the benefit of and be binding upon the successors, assigns and transferees of each of the parties, including, without limitation and without the need for an express assignment, subsequent Holders.

                 (ii) If any successor, assignee or transferee of any Holder shall acquire Registrable Securities, in any manner, whether by operation of law or otherwise, such Registrable Securities shall be held subject to all of the terms of this Agreement, and by taking and holding such Registrable Securities such Person shall be entitled to receive the benefits hereof and shall be conclusively deemed to have agreed to be bound by all of the terms and provisions hereof.

                 (iii) The term "successor, assignee or transferee of a Holder" shall include any Person that acquires Registrable Securities by operation of law, including upon the merger or consolidation, liquidation or dissolution of a Holder.

         13.4 Counterparts. This Agreement may be executed in any number of counterparts and by the parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.

         13.5 Headings. The headings in this Agreement are for convenience of reference only and shall not limit or otherwise affect the meaning hereof.

         13.6 GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF MARYLAND WITHOUT GIVING EFFECT TO THE CONFLICTS OF LAW PROVISIONS THEREOF.

         13.7 Specific Performance. The parties hereto acknowledge that there would be no adequate remedy at law if any party fails to perform any of its obligations hereunder, and accordingly agree that each party, in addition to any other remedy to which it may be entitled at law or in equity, shall be entitled to compel specific performance of the obligations of any other party under this Agreement in accordance with the terms and conditions of this Agreement in any court of the United States or any State thereof having jurisdiction.

         13.8 Entire Agreement. This Agreement is intended by the parties as a final expression of their agreement and intended to be a complete and exclusive statement of the agreement and understanding of the parties hereto in respect of the subject matter contained herein. This Agreement supersedes all prior agreements and understandings between the parties with respect to such subject matter.

         IN WITNESS WHEREOF, each of the parties hereto has executed this Agreement, or caused this Agreement to be duly executed on its behalf, as of the date first written above.

Address:

120 West 45th Street                  TOWER REALTY TRUST, INC.
New York, New York  10036-4003


                                      By:
                                          ------------------------------
                                          Name:
                                          Title:

120 West 45th Street                  TOWER REALTY OPERATING PARTNERSHIP, L.P.
New York, New York 10036-4003
                                      By: Tower Realty Trust, Inc., its
                                          general partner



                                      By:
                                          -----------------------------
                                          Name:
                                          Title:

                                      HOLDERS:

[Address:]                            ---------------------------------

                                      Signature

                                      ---------------------------------

                                      Name (Please Print or Type)

                                   EXHIBIT F

                           Exchange Rights Agreement


                               See attached copy

                                                                       EXHIBIT F

                           EXCHANGE RIGHTS AGREEMENT

         THIS EXCHANGE RIGHTS AGREEMENT (this "Agreement"), dated as of __________ __, 1997, is entered into by and among Tower Realty Trust, Inc., a Maryland corporation (the "Company"), Tower Realty Operating Partnership, L.P., a Delaware limited partnership (the "Operating Partnership"), and the Persons whose names are set forth on Exhibit A attached hereto (as it may be amended from time to time).


                                R E C I T A L S:


                 (a) The Company, together with certain other limited partners, has formed the Operating Partnership pursuant to the Agreement of Limited Partnership of the Operating Partnership dated __________ __, 1997 (as such agreement may be amended or amended and restated from time to time, the "Partnership Agreement").

                 (b) Pursuant to the Partnership Agreement, the Limited Partners (as defined below) directly or indirectly hold units of limited partnership interest ("OP Units") in the Operating Partnership.

                 (c) The Operating Partnership has agreed to provide the Limited Partners with certain direct or indirect rights to exchange their OP Units for cash or, at the election of the Company, for shares of the Company's common stock, par value $0.01 per share (the "REIT Stock").

         Accordingly, the parties hereto do hereby agree as follows:


                                   ARTICLE I
                                 DEFINED TERMS

         The following definitions shall be for all purposes, unless otherwise clearly indicated to the contrary, applied to the terms used in this Agreement.

         "Assignee" means a Person to whom one or more OP Units have been transferred in a manner permitted under the Partnership Agreement, but who has not become a substituted Limited Partner in accordance therewith.

         "Business Day" means any day except a Saturday, Sunday or other day on which commercial banks in New York, New York are authorized or required by law to close.

         "Cash Amount" means an amount of cash per OP Unit equal to the Value on the Valuation Date of the REIT Stock Amount.

         "Exchange Factor" means 1.0, provided, that in the event that the Company (i) declares or pays a dividend on its outstanding REIT Stock in REIT Stock or makes a distribution to all holders of its outstanding REIT Stock in REIT Stock; (ii) subdivides its outstanding REIT Stock; or (iii) combines its outstanding REIT Stock into a smaller number of shares of REIT Stock, the Exchange Factor shall be adjusted by multiplying the Exchange Factor by a fraction, the numerator of which shall be the number of shares of REIT Stock issued and outstanding on the record date for such dividend, contribution, subdivision or combination assuming for such purpose that such dividend, distribution, subdivision or combination has occurred as of such time, and the denominator of which shall be the actual number of shares of REIT Stock (determined without the above assumption) issued and outstanding on the record date for such dividend, distribution, subdivision or combination. Any adjustment to the Exchange Factor shall become effective immediately after the effective date of such event retroactive to the record date, if any, for such event.

         "Exchanging Partner" has the meaning set forth in Section 2.1 hereof.

         "Exchange Right" has the meaning set forth in Section 2.1 hereof.

         "IPO" means an initial public offering by the Company of the REIT Stock pursuant to a Registration Statement on Form S-11, filed with and declared effective by the SEC.

         "Lien" means any lien, security interest, mortgage, deed of trust, charge, claim, encumbrance, pledge, option, right of first offer or first refusal and any other right or interest of others of any kind or nature, actual or contingent, or other similar encumbrance of any nature whatsoever.

         "Limited Partner" means any Person, other than the Company, named as a Limited Partner on Exhibit A, as such Exhibit may be amended from time to time.

         "Lock-up Agreement" means, collectively, the several Lock-up Agreements executed by each of the Limited Partners other than the Company, dated the date hereof, which prohibit the transfer of the OP Units held by such Limited Partner without the consent of Merrill Lynch, Pierce, Fenner & Smith, Incorporated and/or the Operating Partnership.

         "Notice of Exchange" means the Notice of Exchange substantially in the form of Exhibit B to this Agreement.

         "Person" shall mean an individual, partnership, corporation, limited liability company, trust, estate, or unincorporated organization, or other entity, or a government or agency or political subdivision thereof.

         "REIT Stock Amount" means that number of shares of REIT Stock equal to the product of the number of OP Units offered for exchange by an Exchanging Partner, multiplied by the Exchange Factor as of the Valuation Date, provided, that in the event the Company or the Operating Partnership issues to all holders of REIT Stock rights, options, warrants or convertible or exchangeable securities entitling the stockholders to subscribe for or purchase REIT Stock, or any other securities or property (collectively, the "rights"), then the REIT Stock Amount shall also include such rights that a holder of that number of shares of REIT Stock would be entitled to receive.

         "SEC" means the Securities and Exchange Commission.

         "Specified Exchange Date" means the tenth (10th) Business Day after receipt by the Operating Partnership and the Company of a Notice of Exchange.

         "Valuation Date" means the date of receipt by the Operating Partnership and the Company of a Notice of Exchange or, if such date is not a Business Day, the first Business Day thereafter.

         "Value" means, with respect to shares of REIT Stock, the average of the daily market price for the five (5) consecutive trading days immediately preceding the Valuation Date. The market price for each such trading day shall be:

                 (i) if the REIT Stock are listed or admitted to trading on the New York Stock Exchange (the "NYSE"), any other national securities exchange or the Nasdaq Stock Market ("Nasdaq"), the closing price on such day, or if no such sale takes place on such day, the average of the closing bid and asked prices on such day; or

                 (ii) if the REIT Stock are not listed or admitted to trading on the NYSE, any national securities exchange or Nasdaq, the last reported sale price on such day or, if no sale takes place on such day, the average of the closing bid and asked prices on such day, as reported by a reliable quotation source designated by the Company.

In the event the REIT Stock Amount includes rights that a holder of REIT Stock would be entitled to receive, then the Value of such rights shall be determined by the independent directors of the Company acting in good faith on the basis of such quotations and other information as they consider, in their reasonable judgment, appropriate.


                                   ARTICLE II
                                 EXCHANGE RIGHT

         2.1 Exchange Right. (a) Subject to Sections 2.2, 2.3, 2.4 and 2.5 hereof, and subject to any limitations under applicable law, the Operating Partnership hereby grants to each Limited Partner and each Limited Partner hereby accepts the right (the "Exchange Right"), exercisable on or after the date that is one (1) year after the closing of the IPO, to exchange on a Specified Exchange Date all or a portion of the OP Units held by such Limited Partner at an exchange price equal to the Cash Amount.

         (b) The Exchange Right shall be exercised pursuant to a Notice of Exchange delivered to the Operating Partnership, with a copy delivered to the Company, by the Limited Partner who is exercising the Exchange Right (the "Exchanging Partner"); provided, however, that the Company, on behalf of the Operating Partnership, may elect, after a Notice of Exchange is delivered, to satisfy the Exchange Right which is the subject of such notice in accordance with Section 2.2.

         (c) A Limited Partner may not exercise the Exchange Right for less than one thousand (1,000) OP Units or, if such Limited Partner holds less than one thousand (1,000) OP Units, all of the OP Units held by such Limited Partner.

         (d) Any Assignee of a Limited Partner may exercise the rights of such Limited Partner pursuant to this Article 2, and such Limited Partner shall be deemed to have assigned such rights to such Assignee and shall be bound by the exercise of such rights by such Assignee.

         (e) In connection with any exercise of such rights by an Assignee on behalf of a Limited Partner, the Cash Amount or the REIT Stock Amount, as the case may be, shall be satisfied by the Operating Partnership or the Company, as the case may be, directly to such Assignee and not to such Limited Partner.

         2.2 Option of Company to Exchange for REIT Stock. (a) Notwithstanding the provisions of Section 2.1, the Company may, on behalf of the Operating Partnership, in its sole and absolute discretion, elect to satisfy an Exchanging Partner's Exchange Right by exchanging REIT Stock and rights equal to the REIT Stock Amount on the Specified Exchange Date for the OP Units offered for exchange by the Exchanging Partner.

         (b) In the event the Company shall elect to satisfy, on behalf of the Operating Partnership, an Exchanging Partner's Exchange Right by exchanging REIT Stock for the OP Units offered for exchange,

                 (i) the Company hereby agrees so to notify the Exchanging Partner within five (5) Business Days after the receipt by the Company of such Notice of Exchange,

                 (ii) each Exchanging Partner hereby agrees to execute such documents and instruments as the Company may reasonably require in connection with the issuance of REIT Stock upon exercise of the Exchange Right, and

                 (iii) the Company hereby agrees to deliver stock certificates representing fully paid and nonassessable shares of REIT Stock.

         2.3 Prohibition of Exchange for REIT Stock. Notwithstanding anything herein to the contrary, the Company shall not be entitled to satisfy an Exchanging Partner's Exchange Right pursuant to Section 2.2 if the delivery of REIT Stock to such Limited Partner by the Company pursuant to Section 2.2 (regardless of the Operating Partnership's obligations to the Limited Partner under Section 2.1)

                 (a) would be prohibited under the Articles of Incorporation of the Company,

                 (b) would otherwise jeopardize the REIT status of the Company, or

                 (c) would cause the acquisition of the REIT Stock by the Limited Partner to be "integrated" with any other distribution of REIT Stock by the Company for purposes of complying with the registration provisions of the Securities Act.

         2.4 Payment Date. Any Cash Amount to be paid to an Exchanging Partner shall be paid on the Specified Exchange Date; provided, however, that the Operating Partnership may elect to cause the Specified Exchange Date to be delayed for up to an additional 180 days to the extent required for the Company to cause additional REIT Shares to be issued to provide financing to be used to make such payment of the Cash Amount by the Operating Partnership.

         2.5     Exercise by Pledgee. Notwithstanding the provisions of this
Article 2, any person to whom OP Units have been pledged, in compliance with the terms of the Lock-up Agreement, may exercise its Exchange Right prior to the date that is one (1) year after the closing of the IPO, provided, however, such OP Units shall only be exchangeable for the Cash Amount.

         2.6 Expiration of Exchange Right. The Exchange Right shall expire with respect to any OP Units for which an Exchange Notice has not been delivered to the Operating Partnership and the Company on or before December 31, 2047.

         2.7 Effect of Exchange. (a) Any exchange of OP Units pursuant to this Article 2 shall be deemed to have occurred as of the Specified Exchange Date for all purposes, including without limitation the payment of distributions or dividends in respect of OP Units or REIT Stock, as applicable.

         (b) Any OP Units acquired by the Company pursuant to an exercise by any Limited Partner of an Exchange Right shall be deemed to be acquired by and reallocated or reissued to the Company.

         (c) The Company, as general partner of the Operating Partnership, shall amend the Partnership Agreement to reflect each such exchange and reallocation or reissuance of OP Units and each corresponding recalculation of the OP Units of the Limited Partners.

                                  ARTICLE III
                                OTHER PROVISIONS

         3.1 Covenants of the Company. (a) At all times during the pendency of the Exchange Right, the Company shall reserve for issuance such number of shares of REIT Stock as may be necessary to enable the Company to issue such shares in full payment of the REIT Stock Amount in regard to all OP Units held by Limited Partners which are from time to time outstanding.

         (b) During the pendency of the Exchange Right, the Company shall deliver to Limited Partners in a timely manner all reports filed by the Company with the SEC to the extent the Company also transmits such reports to its stockholders and all other communications transmitted from time to time by the Company to its stockholders generally.

         (c) The Company shall notify each Limited Partner, upon request, of the then current Exchange Factor and such notice will include a reasonable explanation of the Exchange Factor calculation to be applied at such time.

         3.2 Fractional Shares. (a) No fractional shares of REIT Stock shall be issued upon exchange of OP Units.

         (b) The number of full shares of REIT Stock which shall be issuable upon exchange of OP Units (or the cash equivalent amount thereof if the Cash Amount is paid) shall be computed on the basis of the aggregate amount of OP Units so surrendered.

         (c) Instead of any fractional shares of REIT Stock which would otherwise be issuable upon exchange of any OP Units, the Operating Partnership shall pay a cash adjustment in respect of such fraction in an amount equal to the Cash Amount of an OP Unit multiplied by such fraction.

         3.3 Investment Representations and Warranties. By delivering to the Company a Notice of Exchange, each Exchanging Partner will be deemed to represent and warrant to the Company and the Operating Partnership that such Exchanging Partner is aware of the Company's option to exchange such Exchanging Partner's OP Units for REIT Stock pursuant to Section 2.2 hereof and that:

         (a)     (i) Such Exchanging Partner has received and reviewed

                          (A) a copy of the prospectus contained in the
                 Registration Statement on Form S-11 filed by the Company in connection with the IPO, any prospectus contained in any Registration Statement subsequently filed by the Company, and any supplement or amendment thereto (each, a "Prospectus"), and

                          (B) copies of all reports and other filings (the "SEC
                 Reports"), including Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K, made by the Company with the SEC pursuant to the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder, and understands the risks of, and other considerations relating to, an investment in REIT Stock.

                 (ii) Such Exchanging Partner, by reason of its business and financial experience, together with the business and financial experience of those persons, if any, retained by it to represent or advise it with respect to its investment in REIT Stock,

                          (A) has such knowledge, sophistication and experience
                 in financial and business matters and in making investment decisions of this type that it is capable of evaluating the merits and risks of and of making an informed investment decision with respect to an investment in REIT Stock,

                          (B) is capable of protecting its own interest or has
                 engaged representatives or advisors to assist it in protecting its interests and

                          (C) is capable of bearing the economic risk of such
                 investment.

                 (iii) (A) Such Exchanging Partner is an "accredited investor" as defined in Rule 501 of the regulations promulgated under the Securities Act.

                          (B) If such Exchanging Partner has retained or
                 retains a person to represent or advise it with respect to its investment in REIT Stock, such Exchanging Partner will advise the Company of such retention and, at the Company's request, such Exchanging Partner shall, prior to or at delivery of the REIT Stock hereunder,

                                  (I) acknowledge in writing such representation
                          and

                                  (II) cause such representative or advisor to
                          deliver a certificate to the Company containing such representations as may be reasonably requested by the Company.

         (b) (i) Such Exchanging Partner understands that an investment in the Company involves substantial risks.

                 (ii) Such Exchanging Partner has been given the opportunity to make a thorough investigation of the activities of the Company and has been furnished with materials relating to the Company and its activities, including, without limitation, each Prospectus and the SEC Reports.

                 (iii) Such Exchanging Partner has relied and is making its investment decision based upon the Prospectus relating to the IPO and any subsequent Prospectus, the SEC Reports and other written information provided to the Exchanging Partner by or on behalf of the Company and, as applicable, such Exchanging Partner's position as a director or executive officer of the Company.

         (c) (i) The REIT Stock to be issued to such Exchanging Partner hereunder will be acquired by such Exchanging Partner for its own account, for investment only and not with a view to, or with any intention of, a distribution or resale thereof, in whole or in part, or the grant of any participation therein.

                 (ii) Such Exchanging Partner was not formed for the specific purpose of acquiring an interest in the Company.

         (d)     (i) Such Exchanging Partner acknowledges that

                          (A) the shares of REIT Stock to be issued to such
                 Exchanging Partner hereunder have not been registered under the Securities Act or state securities laws by reason of a specific exemption or exemptions from registration under the Securities Act and applicable state securities laws and, the certificates representing such shares of REIT Stock will bear a legend to such effect,

                          (B) the Company's and the Operating Partnership's
                 reliance on such exemptions is predicated in part on the accuracy and completeness of the representations and warranties of such Exchanging Partner contained herein,

                          (C) the REIT Stock to be issued to such Exchanging
                 Partner hereunder may not be resold or otherwise distributed unless registered under the Securities Act and applicable state securities laws, or unless an exemption from registration is available,

                          (D) there may be no market for unregistered shares of
                 REIT Stock, and

                          (E) the Company has no obligation or intention to
                 register such REIT Stock under the Securities Act or any state securities laws or to take any action that would make available any exemption from the registration requirements of such laws, except as provided in the Registration Rights Agreement entered into by the Company and the Exchanging Partner (the "Registration Rights Agreement").

                 (ii) Such Exchanging Partner acknowledges that because of the restrictions on transfer or assignment of such REIT Stock to be issued hereunder, such Exchanging Partner may have to bear the economic risk of its investment in REIT Stock issued hereunder for an indefinite period of time, although the holder of any such REIT Stock will be afforded certain rights to have such REIT Stock registered under the Securities Act and applicable state securities laws pursuant to the Registration Rights Agreement.

         (e) The address set forth under such Exchanging Partner's name in the Notice of Exchange is the address of the Exchanging Partner's principal place of business or, if a natural person, the address of the Exchanging Partner's residence, and such Exchanging Partner has no present intention of becoming a resident of any country, state or jurisdiction other than the country and state in which such principal place of business or residence is situated.


                                   ARTICLE IV
                               GENERAL PROVISIONS

         4.1 Addresses and Notice. Any notice, demand, request or report required or permitted to be given or made to the Operating Partnership, the Company, a Limited Partner or Assignee, as the case may be, under this Agreement shall be in writing and shall be deemed given or made when delivered in person or when sent by first class United States mail or by other similarly reliable means of written communication to the Operating Partnership, the Company, a Limited Partner or Assignee, as the case may be, (i) at the address listed on the records of the Operating Partnership, with respect to a Limited Partner or Assignee, and (ii) at 120 West 45th Street, New York, New York 10036-4003, Attn: President, with respect to the Operating Partnership or the Company.

         4.2 Titles and Captions. All article or section titles or captions in this Agreement are for convenience only. They shall not be deemed part of this Agreement and in no way define, limit, extend or describe the scope or intent of any provisions hereof. Except as specifically provided otherwise, references to "Articles" and "Sections" are to Articles and Sections of this Agreement.

         4.3 Pronouns and Plurals. Whenever the context may require, any pronoun used in this Agreement shall include the corresponding masculine, feminine or neuter forms, and the singular form of nouns, pronouns and verbs shall include the plural and vice versa.

         4.4 Further Action and Additional Restrictions. The parties shall execute and deliver all documents, provide all information and take or refrain from taking action as may be necessary or appropriate to achieve the purposes of this Agreement.

         4.5 Binding Effect. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective heirs, executors, administrators, successors, legal representatives and permitted assigns.

         4.6 Waiver. No failure by any party to insist upon the strict performance of any covenant, duty, agreement or condition of this Agreement or to exercise any right or remedy consequent upon a breach thereof shall constitute waiver of any such breach or any other covenant, duty, agreement or condition.

         4.7 Counterparts. This Agreement may be executed in counterparts, all of which together shall constitute one agreement binding on all of the parties hereto, notwithstanding that all such parties are not signatories to the original or the same counterpart. Each party shall become bound by this Agreement immediately upon affixing its signature hereto.

         4.8 Applicable Law. This Agreement shall be construed and enforced in accordance with and governed by the laws of the State of Maryland, without regard to the principles of conflicts of law thereof.

         4.9 Invalidity of Provisions. If any provision of this Agreement is or becomes invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein shall not be affected thereby.

         4.10 Entire Agreement. This Agreement contains the entire understanding and agreement among the Limited Partners, the Operating Partnership and the Company with respect to the subject matter hereof and supersedes any other prior written or oral understandings or agreements among them with respect thereto.

         4.11 Amendment. This Agreement may be amended from time to time with the consent of the Company by a vote of the Limited Partners in the same manner as the Partnership Agreement (in accordance with Section 14.1(a) thereof) may be amended as provided therein, provided, however, that the Company shall vote its limited partnership interests in proportion to the votes of the other Limited Partners.

         IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first written above.

                                        THE COMPANY:

                                        TOWER REALTY TRUST, INC.



                                        By:
                                            -------------------------------
                                            Name:
                                            Title:



                                        OPERATING PARTNERSHIP:

                                        TOWER REALTY OPERATING PARTNERSHIP, L.P.

                                        BY:     Tower Realty Trust, Inc.,
                                                its general partner



                                                By:
                                                    ------------------------
                                                    Name:
                                                    Title:



                                        LIMITED PARTNERS:


                                        ------------------------------------
                                        Signature


                                        ------------------------------------
                                        Name (Please Print or Type)

                                   Exhibit A

                      Name and Address of Limited Partners


----------------------------
----------------------------
----------------------------


----------------------------
----------------------------
----------------------------


----------------------------
----------------------------
----------------------------


----------------------------
----------------------------
----------------------------

                                   Exhibit B

                               Notice of Exchange

         The undersigned Limited Partner hereby irrevocably (i) exchanges ___________ OP Units in Tower Realty Operating Partnership, L.P., in accordance with the terms of the Exchange Rights Agreement, dated as of _________ __, 1997 (the "Exchange Rights Agreement"), and the Exchange Right referred to therein;
(ii) surrenders such OP Units and all right, title and interest therein; and
(iii) directs that the Cash Amount or REIT Stock Amount (as determined by the Company) deliverable upon exercise of the Exchange Right be delivered to the address specified below, and if REIT Stock is to be delivered, such REIT Stock will be registered or placed in the name(s) and at the address(es) specified below.

         The undersigned hereby represents, warrants, and certifies that the undersigned (a) has marketable and unencumbered title to such OP Units, free and clear, other than any encumbrance arising pursuant to the Partnership Agreement, of the rights or interests of any other person or entity; (b) has the full right, power, and authority to exchange and surrender such OP Units as provided herein; and (c) has obtained the consent or approval of all persons or entities, if any, (other than consent or approval that may be required of the Company or the Operating Partnership) having the right to consent or approve such exchange and surrender on the part of the undersigned.

         The undersigned hereby makes the representations and warranties contained in Section 3.3 of the Exchange Rights Agreement as if such representations and warranties had been set forth in full in this Notice of Exchange.

Dated:
        --------------------------

                                        ------------------------------------
                                        Name of Limited Partner (Please Print)
Signature guaranteed by:

                                        ------------------------------------
                                        (Signature of Limited Partner)


                                        ------------------------------------
                                        (Street Address)


                                        ------------------------------------
                                        (City) (State)            (Zip Code)


                                        If REIT Stock is to be issued, issue to:


                                        Name:
                                              -----------------------------


                                        Limited Partner's social security or
                                        tax identification number: ___________

                                   EXHIBIT G

                       Assignment and Assumption of Lease


                               See attached copy

                                                                       EXHIBIT G

                       ASSIGNMENT AND ASSUMPTION OF LEASE


                 THIS ASSIGNMENT AND ASSUMPTION OF LEASE (this "Assignment") is made as of the _____ day of May, 1997 by and between MAITLAND PROPERTY INVESTORS, LTD., a Florida limited partnership, having an address at 120 West 45th Street, New York, New York ("Assignor"), and TOWER REALTY OPERATING PARTNERSHIP, L.P., a Delaware limited partnership, having an address at 120 West 45th Street New York, New York ("Assignee").

                 FOR GOOD AND VALUABLE CONSIDERATION paid by Assignee to Assignor, the receipt and sufficiency of which is hereby acknowledged, Assignor hereby assigns, transfers, sets over and otherwise conveys to Assignee, its successors and assigns, all of Assignor's right, title and interest in and to that certain lease dated as of March 9, 1984 between Assignor and Maitland Associates, Ltd., recorded August 3, 1984 in Official Records Book 4048, page 2422 and Official Records Book 4357, page 4877, in the Public Records of Orange County, Florida (as amended, the "Lease"). A description of the real property encumbered by the Lease is attached hereto as Exhibit A.

                 Assignee hereby accepts the foregoing assignment of the Lease and agrees to assume, fulfill, perform and discharge all the various commitments, obligations and liabilities of Assignor arising under and by virtue of the Lease from and after the date hereof.

                 This Assignment shall inure to the benefit of and be binding upon the parties hereto and their respective successors and assigns.

                 Assignee agrees to indemnify and hold Assignor harmless from and against any and all claims, losses, suits, damages, costs and expenses (including reasonable attorneys' fees and disbursements) incurred by Assignor relating to the Lease arising from and after the date hereof.

                 Assignor agrees to indemnify and hold Assignee harmless from and against any and all claims, losses, suits, damages, costs and expenses (including reasonable attorneys' fees and disbursements) incurred by Assignee relating to the Lease arising before the date hereof.

                 WITNESS the following signatures.

WITNESS:                              ASSIGNOR:

                                      MAITLAND PROPERTY INVESTORS, LTD.

----------------------------------    By:  Lake Success Realty Investors,
Print Name:                                Inc., its general partner

                                      By:
----------------------------------        --------------------------------
Print Name:                               Lawrence H. Feldman

                                      ASSIGNEE:

                                      TOWER REALTY OPERATING PARTNERSHIP, L.P.
----------------------------------
Print Name:

                                      By: Tower Realty Trust, Inc., general
                                          partner

----------------------------------    By:
Print Name:                               ---------------------------------
                                          Lawrence H. Feldman
                                          President

STATE OF NEW YORK         )
                          ) ss.
COUNTY OF NEW YORK        )

                 I hereby certify that on this day, before me an officer duly authorized to administer oaths and take acknowledgements, personally appeared Lawrence H. Feldman, know to me to be the President of Tower Realty Trust, Inc., the general partner of the partnership in whose name the foregoing instrument was executed, and that he severally acknowledged the same for such corporation on behalf of said partnership, freely and voluntarily under authority duly vested in him by said corporation and said partnership, that I relied upon the following form of identification of the above-named person:
_________________ and that an oath (was)(was not) taken.

                 Witnesseth my hand and official seal in the County and State last aforesaid this _______ day of __________, A.D. 1997.



                 ---------------------------------------
                 Notary Public



STATE OF NEW YORK         )
                          ) ss.
COUNTY OF NEW YORK        )

                 I hereby certify that on this day, before me an officer duly authorized to administer oaths and take acknowledgements, personally appeared Lawrence H. Feldman, know to me to be the ___________ of Lake Success Realty Investors, Inc., the general partner of Maitland Property Investors, Ltd., the partnership in whose name the foregoing instrument was executed, and that he severally acknowledged the same for such partnership, freely and voluntarily under authority duly vested in him by said partnership, and that I relied upon the following form of identification of the above-named person:
_________________ and that an oath (was)(was not) taken.

                 Witnesseth my hand and official seal in the County and State last aforesaid this _______ day of __________, A.D. 1997.



                 ---------------------------------------
                 Notary Public

                                   EXHIBIT A

                               LEGAL DESCRIPTION


                          See attached two (2) pages.

                                                                       Exhibit A


Commitment No. 864-461405
Company File No. OR970820
Agent File No. 758-11

                               LEGAL DESCRIPTION

A portion of the Northeast 1/4 of the Southeast 1/4, Section 27, Township 21 South, Range 29 East; and Tract 10A Maitland Center Section Two as recorded in Plat Book 10, Pages 76 and 77 of the Public Records of Orange County, Florida; all lying in the City of Maitland, Orange County, Florida, and being more particularly described as follows:

Begin at the Southeast corner of Tract 10A; thence S. 89 degrees 41'
55" W. along the South line of said Tract 10A, for 932.11 feet; thence continue
S. 89 degrees 41' 55" W. along the South line of the Northeast 1/4 of the Southeast 1/4 of said Section 27 for 362.73 feet to the East right-of-way line of Keller Road, being 30.00 feet Easterly of and parallel with the West line of the Northeast 1/4 of the Southeast 1/4 of said Section 27; thence N. 00 degrees 10' 58" W. along said East right-of-way line for 869.86 feet to an intersection with the Westerly prolongation of a curve concave Northeasterly and lying along the North right-of-way line of Lake Lucien Drive, a radial line to said intersection bearing S. 37 degrees 24' 32" W.; thence Southeasterly along the arc of said curve, having a radius of 2034.86 feet through a central angle of 13 degrees 03' 44" for 463.91 feet to a point on the Westerly termination of said Lake Lucien Drive; thence S. 24' 20" 48" W. along said Westerly termination of said Lake Lucien Drive for 7.15 feet to a point on a curve concave Easterly; thence Southwesterly along the arc of said curve, having a radius of 50.00 feet; through a central angle of 81 degrees 04' 45", for 70.76 feet to a point on the said Westerly termination of said Lake Lucien Drive, a radial line to said point bearing S. 73 degrees 48' 25" W.; thence S. 24 degrees 20' 48" W. for 7.85 feet to a point on a curve concave Northeasterly and lying along the South right-of-way line of said Lake Lucien Drive, a radial line to said point bearing S. 24 degrees 20' 48" W.; thence Southeasterly along the arc of said curve, having a radius of 2114.86 feet, through a central angle of 00 degrees 13' 44" for 8.45 feet to a point on a curve concave Northeasterly, a radial line to said point bearing S. 24 degrees 07' 04" W.; thence Southeasterly along the arc of said curve, having a radius of 50.00 feet, through a central angle of 63 degrees 43' 10", for 55.61 feet to a point of reverse curvature of a curve concave Southwesterly; thence Southeasterly along the arc of said curve, having a radius of 50.00 feet; through a central angle of 25 degrees 15' 32", for 22.04 feet to a point of compound curvature of a curve concave Northeasterly and lying along the South right-of-way of said Lake Lucien Drive, a radial line to said point bearing N. 22 degrees 07' 08" E.; thence Southeasterly along the arc of 09" for 649.11 feet to the point of reverse curvature of a curve concave Southerly and lying along said South right-of-way line of said Lake Lucien Drive; thence Southeasterly along the arc of said curve, having a radius of 841.47 feet and a central angle of 15 degrees 56' 41" for 234.17 feet to the East line of said Tract 10A, thence S. 00 degrees 07' 19" E. along said East line of Tract 10A for 320.59 feet to the Point of Beginning.

Less the following:

The West 392.70 feet of the South 869.86 feet of the NE 1/4 of the SE 1/4 of
Section 27, township 21 South, Range 29 East, Orange County, Florida, lying East of and within 45 feet of the survey line of Keller Road, Section 750.11, between survey Stations 6+500.00 and 5+00.00; said survey line and said Stations being located and described as follows:

Begin on the West line of the NE 1/4 of the SE 1/4 of Section 27, Township 21 South, Range 29 East, at a point 609.12 feet South 0 degrees 10' 12" East of the Northwest corner of said NE 1/4 of SE 1/4; at Station 6+50; thence continue South 0 degrees 10' 12" East a distance of 150 feet to survey Station 5+00.00; being 556.65 feet North 0 degrees 10' 12" West of the Southwest corner of the NE 1/4 of the SE 1/4 of said

Commitment No. 864-461405
Company File No. OR970820
Agent File No. 758-11


Section 27 for the end of this described survey line.

AND

All rights of access, ingress, egress, light, air and view between the South
869.80 feet of the NE 1/4 of the SE 1/4 of said Section 27, and Keller Road along the following described line:

Commence on the West line of the NE 1/4 of the SE 1/4 of said Section 27, at a point 446.20 feet South 0 degrees 10' 12" East of the Northwest corner of the said NE 1/4 of the SE 1/4; thence run North 89 degrees 58' 48" East a distance of 30 feet to the East right of way line of Keller Road for the Point of Beginning, thence run South 0 degrees 10' 12" East a distance of 162.92 feet, thence run North 89 degrees 58' 48" East a distance of 15 feet, thence run South 0 degrees 10' 12" East a distance of 150 feet, thence run South 89 degrees 58' 48" West a distance of 15 feet to the existing East right of way line of said Keller Road for the end of this described access line.

                            END OF LEGAL DESCRIPTION

                                   EXHIBIT H

                      Omnibus Assignment and Bill of Sale


                               See attached copy

                                                                       EXHIBIT H

                      OMNIBUS ASSIGNMENT AND BILL OF SALE


                 KNOW ALL PERSONS BY THESE PRESENTS, that for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, MAITLAND PROPERTY INVESTORS, LTD., a Florida limited partnership ("Assignor"), does hereby convey, sell, grant, assign, transfer, set over and deliver to TOWER REALTY OPERATING PARTNERSHIP, L.P., a Delaware limited partnership, its successors and assigns ("Assignee"):


all of Assignor's right, title and interest in, to and under those certain space leases, security deposits, service, supply, security, maintenance, employment and all other agreements, licenses and contracts, all certificates of occupancy and other documents, permits, warranties, guarantees and approvals and all the fixtures, furniture, furnishings, equipment and other personal property owned by Assignor (collectively, the "Transferred Property"), if any, used in connection with and/or relating to the real property described on Exhibit A attached hereto and made a part hereof, effective as of the date hereof. The aforesaid space leases are more particularly described on Exhibit B attached hereto and made a part hereof.

                 TO HAVE AND TO HOLD said Transferred Property unto Assignee forever.

                 The foregoing assignment is made without representation or warranty or recourse, express or implied.

                 This Assignment shall be binding upon Assignor and upon Assignor's respective successors and assigns and shall inure to the benefit of Assignee and its successors and assigns.

                 Assignor further covenants and agrees to execute and deliver to Assignee all such further and separate assignments, agreements, conveyances, deeds and other instruments as Assignee may at any time reasonably request to better secure to it title to the Transferred Property and the right, title and interest of Assignor therein or thereto.

                 IN WITNESS WHEREOF, Assignor has duly executed this Omnibus Assignment and Bill of Sale as of the ____ day of _______, 1997.


                       ASSIGNOR:

                       MAITLAND PROPERTY INVESTORS, LTD.

                        By: Lake Success Realty Investors, Inc., its
                            general partner


                        By:
                            ------------------------------------------
                            Lawrence H. Feldman

                                   Exhibit A

                              (Legal Description)


                          See attached two (2) pages.

                                                                       Exhibit A


Commitment No. 864-461405
Company File No. OR970820
Agent File No. 758-11

                               LEGAL DESCRIPTION

A portion of the Northeast 1/4 of the Southeast 1/4, Section 27, Township 21 South, Range 29 East; and Tract 10A Maitland Center Section Two as recorded in Plat Book 10, Pages 76 and 77 of the Public Records of Orange County, Florida; all lying in the City of Maitland, Orange County, Florida, and being more particularly described as follows:

Begin at the Southeast corner of Tract 10A; thence S. 89 degrees 41'
55" W. along the South line of said Tract 10A, for 932.11 feet; thence continue
S. 89 degrees 41' 55" W. along the South line of the Northeast 1/4 of the Southeast 1/4 of said Section 27 for 362.73 feet to the East right-of-way line of Keller Road, being 30.00 feet Easterly of and parallel with the West line of the Northeast 1/4 of the Southeast 1/4 of said Section 27; thence N. 00 degrees 10' 58" W. along said East right-of-way line for 869.86 feet to an intersection with the Westerly prolongation of a curve concave Northeasterly and lying along the North right-of-way line of Lake Lucien Drive, a radial line to said intersection bearing S. 37 degrees 24' 32" W.; thence Southeasterly along the arc of said curve, having a radius of 2034.86 feet through a central angle of 13 degrees 03' 44" for 463.91 feet to a point on the Westerly termination of said Lake Lucien Drive; thence S. 24' 20" 48" W. along said Westerly termination of said Lake Lucien Drive for 7.15 feet to a point on a curve concave Easterly; thence Southwesterly along the arc of said curve, having a radius of 50.00 feet; through a central angle of 81 degrees 04' 45", for 70.76 feet to a point on the said Westerly termination of said Lake Lucien Drive, a radial line to said point bearing S. 73 degrees 48' 25" W.; thence S. 24 degrees 20' 48" W. for 7.85 feet to a point on a curve concave Northeasterly and lying along the South right-of-way line of said Lake Lucien Drive, a radial line to said point bearing S. 24 degrees 20' 48" W.; thence Southeasterly along the arc of said curve, having a radius of 2114.86 feet, through a central angle of 00 degrees 13' 44" for 8.45 feet to a point on a curve concave Northeasterly, a radial line to said point bearing S. 24 degrees 07' 04" W.; thence Southeasterly along the arc of said curve, having a radius of 50.00 feet, through a central angle of 63 degrees 43' 10", for 55.61 feet to a point of reverse curvature of a curve concave Southwesterly; thence Southeasterly along the arc of said curve, having a radius of 50.00 feet; through a central angle of 25 degrees 15' 32", for 22.04 feet to a point of compound curvature of a curve concave Northeasterly and lying along the South right-of-way line of said Lake Lucien Drive, a radial line to said point bearing N. 22 degrees 07' 08" E.; thence Southeasterly along the arc of said curve, having a radius of 2114.96 feet, through a central angle of 17 degrees 35' 09" for 649.11 feet to the point of reverse curvature of a curve concave Southerly and lying along said South right-of-way line of said Lake Lucien Drive; thence Southeasterly along the arc of said curve, having a radius of 841.47 feet and a central angle of 15 degrees 56' 41" for 234.17 feet to the East line of said Tract 10A, thence S. 00 degrees 07' 19" E. along said East line of Tract 10A for 320.59 feet to the Point of Beginning.

Less the following:

The West 392.70 feet of the South 869.86 feet of the NE 1/4 of the SE 1/4 of
Section 27, township 21 South, Range 29 East, Orange County, Florida, lying East of and within 45 feet of the survey line of Keller Road, Section 750.11, between survey Stations 6+500.00 and 5+00.00; said survey line and said Stations being located and described as follows:

Begin on the West line of the NE 1/4 of the SE 1/4 of Section 27, Township 21 South, Range 29 East, at a point 609.12 feet South 0 degrees 10' 12" East of the Northwest corner of said NE 1/4 of SE 1/4; at Station 6+50; thence continue South 0 degrees 10' 12" East a distance of 150 feet to survey Station 5+00.00; being 556.65 feet North 0 degrees 10' 12" West of the Southwest corner of the NE 1/4 of the SE 1/4 of said

Commitment No. 864-461405
Company File No. OR970820
Agent File No. 758-11


Section 27 for the end of this described survey line.

AND

All rights of access, ingress, egress, light, air and view between the South
869.86 feet of the NE 1/4 of the SE 1/4 of said Section 27, and Keller Road along the following described line:

Commence on the West line of the NE 1/4 of the SE 1/4 of said Section 27, at a point 446.20 feet South 0 degrees 10' 12" East of the Northwest corner of the said NE 1/4 of the SE 1/4; thence run North 89 degrees 58' 48" East a distance of 30 feet to the East right of way line of Keller Road for the Point of Beginning, thence run South 0 degrees 10' 12" East a distance of 162.92 feet, thence run North 89 degrees 58' 48" East a distance of 15 feet, thence run South 0 degrees 10' 12" East a distance of 150 feet, thence run South 89 degrees 58' 48" West a distance of 15 feet to the existing East right of way line of said Keller Road for the end of this described access line.

                            END OF LEGAL DESCRIPTION

                                   Exhibit B

                             (List of Space Leases)


                          See attached ____ (_) pages.

                                   EXHIBIT I

                               FIRPTA Certificate


                               See attached copy

                                                                       EXHIBIT I


                               FIRPTA CERTIFICATE


                 Section 1445 of the Internal Revenue Code of 1986, as amended (the "Code"), provides that a transferee of a U.S. real property interest must withhold tax if the transferor is a foreign person. To inform the transferee that withholding of tax is not required upon the disposition of a U.S. real property interest by MAITLAND PROPERTY INVESTORS, LTD., a Florida limited partnership ("Transferor"), Transferor hereby certifies to TOWER REALTY OPERATING PARTNERSHIP, L.P., a Delaware limited partnership, as follows:

                 1. Transferor is not a foreign person, foreign corporation, foreign partnership, foreign trust, or foreign estate (as those terms are defined in the Code and Treasury Regulations promulgated thereunder);

                 2. The U.S. employer identification number of Transferor is 59-2413389; and

                 3. Transferor's office address is 120 West 45th Street, New York, New York. Transferor understands that this certification may be disclosed to the Internal Revenue Service by the transferee and that any false statement contained herein could be punished by fine, imprisonment, or both.

                 Under penalties of perjury I declare that I have examined this certification and to the best of my knowledge and belief it is true, correct, and complete, and I further declare that I have authority to sign this document on behalf of Transferor.


                       MAITLAND PROPERTY INVESTORS, LTD.

                        By: Lake Success Realty Investors, Inc., its
                            general partner


                        By:
                            -------------------------------------------
                            Lawrence H. Feldman


Dated as of            , 1997





                                      I-1